UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.         )

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CHART INDUSTRIES, INC.

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CHART INDUSTRIES, INC.

One Infinity Corporate Centre Drive, Suite 300

Garfield Heights, Ohio 44125-5370

April 11, 2017

To the Stockholders of Chart Industries, Inc.:

This year’s Annual Meeting of Stockholders of Chart Industries, Inc. will be held at 9:00 a.m., Eastern Time, on Thursday, May 25, 2017 at the company’s offices located at 2200 Airport Industrial Drive, Suite 500, Ball Ground, Georgia, 30107. We will be reporting on Chart’s activities and you will have an opportunity to ask questions about our operations.

We hope that you are planning to attend the Annual Meeting personally and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed proxy card as soon as possible or the submission of a proxy by telephone or the Internet by following the instructions on the proxy card would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your previously submitted proxy should you wish to vote in person.

On behalf of the Board of Directors and management of Chart Industries, Inc., I would like to thank you for your continued support and confidence.

Sincerely yours,

Samuel F. Thomas Chairman and Chief Executive Officer

CHART INDUSTRIES, INC.

One Infinity Corporate Centre Drive, Suite 300

Garfield Heights, Ohio 44125-5370

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 25, 2017

To the Stockholders of Chart Industries, Inc.:

The Annual Meeting of Stockholders of Chart Industries, Inc. will be held at 9:00 a.m., Eastern Time, on Thursday, May 25, 2017 at the company’s offices located at 2200 Airport Industrial Drive, Suite 500, Ball Ground, Georgia 30107, for the following purposes:

1.	To elect nine directors for a term of one year;

2.	To ratify the selection of Ernst & Young LLP, an independent registered public accounting firm, to examine the financial statements of the company for the year ending December 31, 2017;

3.	To approve, on an advisory basis, the company’s executive compensation;

4.	To approve, on an advisory basis, the frequency of future advisory votes on executive compensation;

5.	To approve and adopt the Chart Industries, Inc. 2017 Omnibus Equity Plan; and

6.	To transact any other business as may properly come before the Annual Meeting.

Only holders of the company’s common stock of record as of the close of business on Tuesday, March 28, 2017 are entitled to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided or submit a proxy by telephone or the Internet by following the instructions on the proxy card. Stockholders who attend the Annual Meeting may revoke their previously submitted proxy and vote in person.

By Order of the Board of Directors,
Sincerely yours,

Samuel F. Thomas
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT

WE URGE YOU TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE OR SUBMIT A PROXY BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

CHART INDUSTRIES, INC.

One Infinity Corporate Centre Drive, Suite 300

Garfield Heights, Ohio 44125-5370

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Mailed on or about April 11, 2017

Why am I receiving these materials?

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Chart Industries, Inc. (the “Company,” “Chart,” “we,” “us” and “our”) for use at the Annual Meeting of Stockholders of the Company on May 25, 2017 at 9:00 a.m., Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”). The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders accompanying this proxy statement.

Why do the proxy materials contain information regarding the Internet availability of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company will provide access to our proxy materials over the Internet. Proxy materials for the Company’s Annual Meeting, including the 2016 Annual Report and this proxy statement, are available over the Internet by accessing http://www.chartindustries.com/ proxy2017. While the Company elected to mail complete sets of the proxy materials for this year’s Annual Meeting, in the future you may receive only a Notice of Internet Availability of Proxy Materials and in that case you will have to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an additional printed copy are available at http://www.chartindustries.com/proxy2017. You also can obtain a printed copy of this proxy statement, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125, or by submitting a request via email to robert.wolfe@chartindustries.com or by telephone at 281-296-4006.

Who is paying for this proxy solicitation?

The expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy, will be borne by us. We may pay persons holding our common stock (“Common Stock”) for expenses incurred in sending proxy materials to their principals. In addition to solicitation of proxies by mail, our directors, officers and employees, without additional compensation, may solicit proxies by telephone, electronically via e-mail and personal interview. We may also retain a proxy solicitation firm to assist in the solicitation of proxies.

What voting rights do I have as a Stockholder?

On each matter to be voted on, you have one vote for each outstanding share of our Common Stock you own as of March 28, 2017, the record date for the Annual Meeting. Only stockholders of record at the close of business on March 28, 2017 are entitled to receive notice of and to vote at the Annual Meeting. On this record date, there were 30,714,011 shares of Common Stock outstanding and entitled to vote. Stockholders do not have the right to vote cumulatively in the election of directors.

How do I vote?

If you are a stockholder of record, you can vote: (i) in person at the Annual Meeting; (ii) by signing and mailing in your proxy card in the enclosed envelope; (iii) by submitting a proxy by telephone by calling 1-800-690-6903; or, (iv) via the Internet at www.proxyvote.com. Stockholders who wish to attend the Annual Meeting in person may receive directions to the Annual Meeting location by contacting our Secretary at 281-296-4006. Proxies submitted via the telephone or Internet must be received by 11:59 p.m. Eastern Time on May 24, 2017. More detailed instructions are included on the proxy card. In order to submit a proxy via the telephone or Internet, you must have the enclosed proxy card available and follow the instructions on the proxy card.

If you are a stockholder of record, the proxy holders will vote your shares based on your directions. If you sign and return your proxy card, but do not properly direct how your shares of Common Stock should be voted, the proxy holders will vote “FOR” the director nominees, “FOR” the ratification of Ernst & Young LLP, “FOR” the approval, on an advisory basis, of the Company’s executive compensation, “FOR” “1 YEAR” with respect to the proposal of the frequency of future advisory votes on executive compensation, and “FOR” the approval of the Chart Industries, Inc. 2017 Omnibus Equity Plan. The proxy holders will use their discretion on any other proposals and other matters that may be brought before the Annual Meeting.

If you hold shares of Common Stock through a broker or nominee, you may vote in person at the Annual Meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares.

Can I revoke or change my vote after I submit a proxy?

Yes. You can revoke your proxy or change your vote at any time before the proxy is exercised at the Annual Meeting. This can be done by either submitting another properly completed proxy card with a later date, sending a written notice to our Secretary (we must receive your new proxy card or written notice before the Annual Meeting begins), or you may attend the Annual Meeting and vote in person. You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy, rather you must notify a Chart representative at the Annual Meeting of your desire to revoke your proxy and vote in person.

What vote is required to approve each of the proposals?

•	Election of Directors (Proposal 1). The nominees receiving the greatest number of votes will be elected (plurality). However, we have adopted a majority voting policy that is applicable in uncontested director elections. This means that the plurality standard will determine whether a director nominee is elected, but our majority voting policy will further require that the number of votes cast “for” a director must exceed the number of votes “withheld” from that director or the director must submit his or her resignation. The Nominations and Corporate Governance Committee, or, in limited circumstances, the Board, would then consider whether to recommend that the Board accept or reject the resignation (see “Corporate Governance and Related Matters — Corporate Governance Guidelines — Majority Voting Policy” below for additional details). A proxy card marked “Withhold” or “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non- votes will have no effect on the election of directors.

•	Auditor Ratification (Proposal 2). Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy. A proxy card marked “Abstain” with respect to this proposal will not be voted, although it will be counted for purposes of determining the total number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the ratification.

•	Approval, on an advisory basis, of the Company’s executive compensation (Proposal 3). The executive compensation advisory vote will be decided by the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy. A proxy card marked “Abstain” with respect to this proposal will not be voted, although it will be counted for purposes of determining the total number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the proposal. Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of our executive compensation program.

•	Approval of the frequency of future advisory votes on executive compensation (Proposal 4). The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for future advisory votes on executive compensation that has been selected by stockholders, although the results of such advisory vote are not binding on us.

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•	2017 Omnibus Equity Plan (Proposal 5). Approval and adoption of the Chart Industries, Inc. 2017 Omnibus Equity Plan requires the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy. A proxy card marked “Abstain” with respect to this proposal will not be voted, although it will be counted for purposes of determining the total number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of this proposal.

What constitutes a quorum?

A quorum of stockholders will be present at the Annual Meeting if at least a majority of the aggregate voting power of Common Stock outstanding on the record date is represented at the Annual Meeting, in person or by proxy. With 30,714,011 shares outstanding as of the close of business on the record date, stockholders representing at least 15,357,006 shares will be required to establish a quorum. Abstentions and broker non-votes will be counted towards the quorum requirement.

Can Stockholders make proposals for the 2017 Annual Meeting?

From time to time, stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an Annual Meeting. To be included in the proxy statement for the Annual Meeting, the Company must have received such proposals no later than December 13, 2016.

Pursuant to the Company’s By-Laws, stockholders may present proposals that are proper subjects for consideration at an annual meeting. The Company’s By-Laws require all stockholders who intend to make proposals at an annual meeting to submit their proposals to the Company within specific dates in order to be eligible for consideration at an annual meeting. See “Stockholder Communications with the Board” on page 14, and “Stockholder Proposals for 2018 Annual Meeting” on page 78, for more details about this By-Laws provision. To be eligible for consideration at the 2017 Annual Meeting, proposals that were not submitted for inclusion in the proxy statement by December 13, 2016 must have been received by the Company no earlier than January 26, 2017 and no later than February 25, 2017. The Company has not received any stockholder proposals for the 2017 Annual Meeting.

Chart Industries, Inc. | 2017 Proxy Statement    3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table and accompanying footnotes show information regarding the beneficial ownership of our Common Stock as of March 28, 2017 by:

•	each person who is known by us to own beneficially more than 5% of our Common Stock;

•	each director, each nominee for election as director, and each of our named executive officers; and

•	all members of our Board of Directors and our executive officers as a group.

	Shares Beneficially Owned(1)

Name of Beneficial Holder	Number	Percent of Common Stock
BlackRock, Inc.(2)	3,953,167	12.9%
The Vanguard Group(3)	3,532,249	11.5%
T. Rowe Price Associates, Inc.(4)	2,508,790	8.2%
Broadview Investments B.V.(5)	2,387,298	7.8%
Dimensional Fund Advisors LP(6)	1,888,062	6.1%
Samuel F. Thomas(7)	574,156	1.9%
William C. Johnson(8)	—	*
Robert H. Wolfe(9)	8,162	*
Mary C. Cook(10)	3,052	*
Kenneth J. Webster(11)	21,402	*
Michael F. Biehl(12)	69,817	*
Matthew J. Klaben(13)	44,037	*
W. Douglas Brown(14)	14,425	*
Richard E. Goodrich(15)	11,775	*
Terrence J. Keating(16)	10,269	*
Steven W. Krablin(17)	18,307	*
Michael L. Molinini(18)	—	*
Elizabeth G. Spomer(19)	9,269	*
Thomas L. Williams(20)	9,584	*
All directors and officers as a group (12 persons)(21)	658,999	2.1%

(1)	In accordance with SEC rules, each beneficial owner’s holdings have been calculated assuming full exercise or conversion of outstanding options and stock rights covering Common Stock, if any, exercisable by such owner within 60 days after March 28, 2017, but no exercise of outstanding options or stock rights covering Common Stock held by any other person.

(2)	According to a Schedule 13G/A filed with the SEC on January 12, 2017 by BlackRock, Inc., reporting beneficial ownership for itself and BlackRock (Luxembourg) S.A., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd., BlackRock Investment Management, LLC, BlackRock (Netherlands) B.V., BlackRock Capital Management, and BlackRock Financial Management, Inc. (collectively “BlackRock”), BlackRock reported having sole voting power over 3,879,015 shares and sole dispositive power over 3,953,167 shares. BlackRock is located at 55 East 52nd Street, New York, New York 10022.

(3)

According to a Schedule 13G/A filed with the SEC on February 10, 2017, The Vanguard Group, for itself and Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. (collectively, “Vanguard”), reported beneficial ownership of an aggregate of 3,532,249 shares, including sole voting power over 36,608 shares, sole dispositive power over 3,492,169 shares, shared voting power over 5,072 shares, and shared dispositive power

4    Chart Industries, Inc. | 2017 Proxy Statement

over 40,080 shares. In its Schedule 13G/A, Vanguard further specified that Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. are wholly-owned subsidiaries of The Vanguard Group, Inc. and are beneficial owners of 35,008 shares and 6,672 shares, respectively. Vanguard is located at 100 Vanguard Blvd., Malvern, PA 19355.

(4)	According to a Schedule 13G/A filed with the SEC on February 7, 2017, T. Rowe Price Associates, Inc. (“T. Rowe Price”) reported beneficial ownership of an aggregate of 2,508,790 shares. T. Rowe Price indicated that it maintains sole voting power over 463,660 shares and sole dispositive power over 2,508,790 shares. T. Rowe Price is located at 100 E. Pratt Street, Baltimore, MD 21202.

(5)	According to a Schedule 13D filed with the SEC on November 11, 2016, Broadview Investments B.V. (“Broadview”), for itself and Broadview Holding B.V., HAL Investments B.V., HAL Investments Nederland B.V., HAL International Investments Luxembourg S.à.r.l, HAL Investments S.à.r.l, and HAL Holding N.V., reported beneficial ownership of an aggregate of 2,387,298 shares, including shared voting power and shared dispositive power over such 2,387,298 shares. All of the shares are directly owned by Broadview. All decisions regarding voting and disposition of the shares are made by Broadview through its director and HAL Holding through its executive board. As such, HAL Holding may be deemed to have shared voting and dispositive power over the shares of Common Stock which are or may be deemed to be beneficially owned by Broadview; however, HAL Holding disclaims beneficial ownership of such shares. HAL Trust holds all of the shares of HAL Holding. The trustees of HAL Trust act in accordance with the instructions of the shareholders of HAL Trust. Mr. M. van der Vorm and Mr. C.O. van der Vorm may be deemed to control two entities that together control a majority of the voting power of the shares of HAL Trust. Mr. M. van der Vorm and Mr. C.O. van der Vorm both disclaim beneficial ownership of the shares of Common Stock which are or may be deemed to be beneficially owned by Broadview. Broadview is located at Van der Does de Willeboissingel 13, 5211 CC’s-Hertogenbosch, Netherlands.

(6)	According to a Schedule 13G filed with the SEC on February 9, 2017, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of Chart that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of Chart held by the Funds. Dimensional disclaims beneficial ownership of such securities. The Schedule 13G reported sole voting power over 1,778,869 shares and sole dispositive power over 1,888,062 shares. Dimensional is located at Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(7)	Mr. Thomas is a director and executive officer of the Company. Shares beneficially owned by Mr. Thomas include 282,405 shares which he has the right to acquire within 60 days of March 28, 2017 through the exercise of stock options, 28,275 shares which are owned by his spouse and 184,020 shares held by separate trusts for the benefit of Mr. Thomas’s family.

(8)	Mr. Johnson is an executive officer and a director nominee of the Company. Since the first anniversary of the award dates of his restricted share unit awards and stock option awards have not yet occurred, no such awards have vested and therefore are not reflected in the beneficial ownership table above.

(9)	Mr. Wolfe is an executive officer of the Company. Shares beneficially owned by Mr. Wolfe include 5,179 shares which he has the right to acquire within 60 days of March 28, 2017 through the exercise of stock options

(10)	Ms. Cook is an executive officer of the Company. Shares beneficially owned by Ms. Cook include 1,513 shares which she has the right to acquire within 60 days of March 28, 2017 through the exercise of stock options.

(11)	Mr. Webster was an executive officer of the Company until he stepped down as Chief Financial Officer effective March 1, 2017. Shares beneficially owned by Mr. Webster include 11,433 shares which he has the right to acquire within 60 days of March 28, 2017 through the exercise of stock options.

(12)

Mr. Biehl was an executive officer of the Company until his retirement effective April 15, 2016. The amounts included in this beneficial ownership table are based on information available as of that date and the Company has no information regarding any subsequent activities since that date. Shares beneficially owned by Mr. Biehl include

Chart Industries, Inc. | 2017 Proxy Statement    5

35,370 shares which he had the right to acquire within 60 days of March 28, 2017 through the exercise of stock options, 15,500 shares held by Mr. Biehl’s spouse in a family trust, and 1,225 shares that vested on Mr. Biehl’s retirement pursuant to leveraged restricted share unit agreements.

(13)	Mr. Klaben was an executive officer of the Company until his resignation effective November 4, 2016. Other than the exercise of 16,282 stock options since his resignation, the amounts included in this beneficial ownership table are based on information available as of that date and the Company has no information regarding any subsequent activities since that date.

(14)	Mr. Brown is a director of the Company. Shares beneficially owned by Mr. Brown include 8,286 shares which have been deferred.

(15)	Mr. Goodrich is a director of the Company.

(16)	Mr. Keating is a director of the Company. Shares beneficially owned by Mr. Keating include 8,983 shares which have been deferred.

(17)	Mr. Krablin is a director of the Company. Shares beneficially owned by Mr. Krablin include 12,375 shares which have been deferred.

(18)	Mr. Molinini is a director of the Company.

(19)	Ms. Spomer is a director of the Company. Shares beneficially owned by Ms. Spomer include 8,229 shares which have been deferred.

(20)	Mr. Williams is a director of the Company.

(21)	The number of shares shown as beneficially owned by the Company’s directors and executive officers as a group includes 289,097 shares which the Company’s directors and executive officers as a group have the right to acquire within 60 days of March 28, 2017.

* Less than 1%.

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CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance Updates

Our Company leadership underwent a number of changes in 2016. Michael Biehl, our long-time Executive Vice President and Chief Financial Officer (“CFO”), retired from the Company on April 15, 2016. William (“Bill”) Johnson joined the Company as our President and Chief Operating Officer (“COO”) on July 13, 2016. Matthew Klaben, the Company’s Vice President, General Counsel and Secretary, resigned from the Company effective November 4, 2016. The Board elected Kenneth Webster to succeed Mr. Biehl as Vice President and CFO. Prior to his promotion to CFO, Mr. Webster was our Vice President, Chief Accounting Officer (“CAO”) and Controller. To succeed Mr. Webster in his previous position, the Board elected Mary (“Katie”) Cook as CAO and Controller. Mr. Klaben is succeeded by Robert Wolfe, who was elected Vice President, General Counsel and Secretary upon Mr. Klaben’s resignation.

As announced earlier this year, the Company is relocating its corporate headquarters from Garfield Heights, Ohio, to its facilities in Canton, Georgia. The move is expected to be accomplished by the end of 2017. In connection with the corporate headquarters relocation, Mr. Webster informed the Company of his intent not to relocate to Georgia, and therefore stepped down from his position as Vice President and CFO, effective as of March 1, 2017. Mr. Webster will continue with the Company until May 5, 2017, at which time his separation from service will be treated as a resignation for Good Reason under his employment agreement with the Company. Effective March 1, 2017, Jillian Evanko succeeded Mr. Webster as our CFO.

Finally, in connection with the Company’s ongoing efforts to achieve an orderly succession plan, Samuel Thomas, our current Chairman and Chief Executive Officer (“CEO”), will step down from his position as CEO and become the Company’s Executive Chairman, effective at the May 25, 2017 Annual Meeting. In his role as Executive Chairman, Mr. Thomas will continue to serve as a Company executive officer until the 2018 Annual Meeting of Stockholders, at which time Mr. Thomas will conclude his service and retire from the Company. Mr. Johnson will succeed Mr. Thomas as CEO and President, effective at the 2017 Annual Meeting. As discussed below, on page 16, the Board has nominated Mr. Johnson to stand as a candidate for election as director.

Board Leadership Structure

We do not have an express policy as to whether the roles of Chairman and CEO should be combined or separated. The Board maintains the flexibility to determine the leadership structure that best serves the interests of the Company. The independent directors of the Nominations and Corporate Governance Committee (“NCGC”) conduct annual assessments of the Company’s corporate governance structures and processes, and the NCGC regularly considers and is open to different Board leadership structures as circumstances may warrant. In light of Mr. Johnson’s election as CEO effective at the Annual Meeting, and as part of its ongoing review of the Board’s leadership structure and succession planning process, the positions of Chairman and CEO will be separated during this leadership transition period. The Board has nominated Mr. Johnson as a candidate for election as a director on the Board. Mr. Thomas, who has served as a director and CEO since 2003, and Chairman and CEO since 2007, has been elected to the position of Executive Chairman of the Board, effective at the Annual Meeting.

The Board gave extensive consideration to the Company’s strategic goals, to Mr. Thomas’s wide-ranging familiarity with the Company’s operations, his expert knowledge of the industries we serve, and his collaborative working style in determining to appoint him as Executive Chairman. The Board believes the Company and its stockholders are best served by separating the roles of Chairman and CEO at this time, which allows the Company to retain and leverage Mr. Thomas’s institutional knowledge, while ensuring an orderly transition of his responsibilities as CEO to Mr. Johnson. In his role as Executive Chairman, Mr. Thomas will continue to provide leadership to the Board by, among other things, working with the CEO and the Lead Independent Director to facilitate effective operation of the Board and its Committees, help promote Board and senior management succession planning and assist with the orientation of new directors. Mr. Thomas will serve in the position of Executive Chairman until the 2018 Annual Meeting of Stockholders, at which time he will retire from all positions with the Company.

Chart Industries, Inc. | 2017 Proxy Statement    7

Lead Independent Director.  The Board recognizes the importance of independent oversight of the CEO and management. Accordingly, the Executive Chairman and the CEO will continue to work in conjunction with a Lead Independent Director. The NCGC conducts an annual review of the responsibilities of the Lead Independent Director to ensure these responsibilities enhance the ability of the Lead Independent Director to work collaboratively with the Executive Chairman, CEO and management, while also providing strong independent oversight and outside expertise.

Mr. Krablin was selected as our Lead Independent Director in June 2015. In selecting the Lead Independent Director, the Board considers feedback from the other independent directors and the Chairman. As Lead Independent Director, Mr. Krablin’s duties include, among other matters: (1) leading the Board’s executive sessions and those meetings of the Board at which members of management, including the Executive Chairman and CEO, are not present; (2) coordinating the activities of independent directors; (3) liaising between the Executive Chairman, the CEO, and the independent directors; and (4) receiving and managing communications from stockholders addressed to non-management directors. Our Lead Independent Director is also in communication with senior management on matters of Board-level importance to our Company.

Board’s Role in Risk Oversight

Our management team is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees, is responsible for the oversight of material risk management. In its risk oversight role, the Board reviews significant individual matters, as well as risk management processes designed and implemented by management with respect to risk generally. The Board has designated the Audit Committee as the Board committee with general risk oversight responsibility. The Audit Committee has quarterly discussions with management about the Company’s major risk exposures, those processes management has implemented to monitor and control those exposures, and broader risk categories, including risk assessment and risk management policies. Management provides quarterly reports to the Audit Committee regarding areas of material risk to the Company, which include operational, financial, legal, regulatory, strategic, and reputational risks. Additionally, members of our senior corporate management and the senior executives of our business units regularly attend Board meetings, and are available to address Board inquiries on risk oversight matters generally or on individual matters of significance to the Company. Separate and apart from quarterly risk reviews and other communications between senior executives and the Board, many actions that potentially present a higher risk profile, such as acquisitions, material changes to our capital structure, or significant investments, require review or approval by the Board or its committees as a matter of oversight and corporate governance.

Corporate Governance Guidelines

The Board, directly and through its committees, continuously monitors emerging best practices in corporate governance and has adopted Corporate Governance Guidelines. A copy of the Corporate Governance Guidelines can be found online at www.chartindustries.com by clicking on the link for Investors. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125. The Company’s Corporate Governance Guidelines have evolved over time, as customary practice and legal requirements change, or as our Board deems appropriate from time to time.

Majority Voting Policy.  In December 2013, the Board approved and adopted changes to the Guidelines to implement a majority voting policy in uncontested director elections. Our Corporate Governance Guidelines now require that a director nominee in an uncontested election who does not receive the affirmative vote of a majority of votes cast submit an offer of resignation to the NCGC. Voter abstentions and broker non-votes are not considered votes cast for this purpose and thus are not counted as either votes “for” or “withheld” from a director’s election. An “uncontested election” is an election in which the number of director nominees does not exceed the number of directors to be elected at that meeting.

Director nominees who fail to receive the affirmative vote of a majority of votes cast in an uncontested election must promptly tender an offer of resignation for consideration by the NCGC or, in limited circumstances, the Board, in accordance with the Corporate Governance Guidelines. The NCGC will review the resignation and make a recommendation to the Board on whether it should accept or reject such offer. A director nominee who tenders resignation

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pursuant to this policy will not participate in the NCGC review, or the Board consideration of whether to accept or reject his or her resignation. The NCGC and the Board will take into account the facts and circumstances they deem appropriate in considering such offer of resignation, including those written in our Guidelines. Thereafter, the Board will make and publicly disclose its decision to accept or reject an offer of resignation submitted pursuant to this policy within 90 days following certification of the applicable election results. If an offer of resignation pursuant to this policy is rejected, the Board will disclose publicly its reasons for rejecting the offer.

Executive Compensation Clawback Policy.  Effective January 1, 2015, our Compensation Committee adopted an executive compensation clawback policy. For information about the Company’s clawback policy, turn to “Other Compensation Policies” on page 35.

Director Independence

The Company’s Corporate Governance Guidelines and the NASDAQ listing standards provide that at least a majority of the members of the Board of Directors must be independent, or free of any material relationship with the Company, other than his or her relationship as a director or Board Committee member. A director is not independent if he or she fails to satisfy the standards for independence under the NASDAQ listing standards, the rules of the SEC, or any other applicable laws, rules and regulations.

The Board of Directors conducts an annual review of our directors’ independence. In this review, the Board considers transactions, relationships and arrangements between the Company and each director or immediate family member of the director. The Board also considers transactions, relationships and arrangements between Company senior management and each director or immediate family member of the director. In February 2017, the Board of Directors performed its director independence review for 2017.

As a result of this review, the Board determined that all of our non-management director nominees are independent and satisfy NASDAQ independence requirements. Messrs. Thomas and Johnson are not considered independent because of their employment with the Company.

In the course of determining the independence of Mr. Molinini, the Board specifically considered his role as former CEO and President of Airgas, Inc. and determined that his previous employment did not impact his independence. In the course of determining the independence of Mr. Williams, the Board specifically considered his position as the Chairman and CEO of Parker Hannifin. From time to time, in the ordinary course of business, the Company makes sales to, or purchases from, Parker Hannifin. These amounts are, and have historically been, de minimis. The Board does not believe this relationship impairs the independence of Mr. Williams, or that Mr. Williams has any material interest in any transaction between the Company and Parker Hannifin.

Board Meetings

There were eight meetings of the Board of Directors during the fiscal year ended December 31, 2016. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period he or she served as a director and (2) the total number of meetings held by committees of the Board on which he or she served. Board members are expected to attend our Annual Meeting of Stockholders, and all current members attended the 2016 Annual Meeting. In fiscal year 2016, five of the eight meetings of the Board of Directors were regular meetings and there were six executive sessions. Executive sessions are presided over by the Lead Independent Director and are generally held in connection with each regularly scheduled Board meeting.

Committees of the Board of Directors

The Board has three standing committees that conduct regular business: the Audit Committee; the Compensation Committee; and the Nominations and Corporate Governance Committee. In addition to its standing committees, the Board maintains a Special Stock Plan Committee. The Compensation Committee delegated limited authority to the Special Stock Plan Committee to grant certain equity awards under the Chart Industries, Inc. 2009 Amended and

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Restated Omnibus Equity Plan (the “Omnibus Equity Plan”) to key employees other than executive officers and our business group presidents. The Special Stock Plan Committee is described in more detail on page 12.

The Board of Directors may change committee membership from time to time on the recommendation of the NCGC. Most recently, in May 2016, Ms. Spomer was added to the Audit Committee and, in February 2016, Mr. Williams was added to the NCGC and succeeded Mr. Press as Chair of the NCGC in April 2016. If elected, it is expected that Mr. Molinini will serve on various Board committees, which will affect the current committee composition. No committee assignments have been determined as of this time.

Nominations and Corporate Governance Committee

Current Members*	Met four times in fiscal year 2016
Thomas L. Williams (Chair)
W. Douglas Brown
Terrence J. Keating
Elizabeth G. Spomer
*Michael Press retired from the Board on May 26, 2016. Mr. Williams was appointed to the NCGC on February 17, 2016.

Independence. The NCGC is composed entirely of directors who meet the independence requirements under the NASDAQ standards and the rules of the SEC.

Primary Responsibilities. The NCGC is responsible for, among other things: (1) developing, recommending and reviewing the adequacy of the corporate governance principles applicable to us; (2) developing and recommending to the Board of Directors compensation for Board members; (3) consulting with our Audit Committee and the Board of Directors regarding the adoption of codes of conduct applicable to all employees and directors when required by the rules of NASDAQ and adopting procedures for monitoring and enforcing compliance with such codes of conduct; (4) reviewing our compliance with state and federal corporate governance laws and regulations and with the NASDAQ corporate governance listing requirements; (5) making recommendations to the Board of Directors regarding the size and composition of the Board of Directors; (6) establishing criteria for the selection of new directors to serve on the Board of Directors and reviewing the appropriate skills and characteristics required of directors; (7) identifying, screening and recommending nominees to be proposed by us for election as directors at the Annual Meeting of Stockholders, or to fill vacancies; (8) considering and reviewing the qualifications of any nominations of director candidates validly made by stockholders; (9) reviewing the committee structure of the Board of Directors and recommending directors to serve as members of each committee; and (10) establishing criteria for, overseeing the process for, and leading the annual performance self-evaluation of the Board of Directors and each committee.

Charter. The NCGC is governed by the NCGC Charter, adopted by the Board of Directors. A copy of the Committee Charter can be found online at www.chartindustries.com by clicking on the link for Investors. You also can obtain a printed copy of the NCGC Charter, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125.

Audit Committee

Current Members*	Met six times in fiscal year 2016
Steven W. Krablin (Chair)
Richard E. Goodrich
Terrence J. Keating
Elizabeth G. Spomer
*Michael Press retired from the Board on May 26, 2016. Ms. Spomer was appointed to the Audit Committee on May 26, 2016.

Independence and Financial Expertise. Our Board has determined that each of Messrs. Goodrich, Keating and Krablin, and Ms. Spomer satisfies the current independence standards of NASDAQ and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Board of Directors has determined that each of Messrs.

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Goodrich and Krablin qualifies as an Audit Committee “financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K and that all members of the Audit Committee satisfy the NASDAQ financial knowledge and sophistication requirements. Our Board’s determination that Messrs. Goodrich and Krablin qualify as Audit Committee “financial experts” does not reflect a determination that any other member of the Audit Committee does not so qualify.

Primary Responsibilities. The Audit Committee is responsible for, among other things: (1) appointing, retaining, compensating, evaluating and terminating our independent registered public accounting firm and approving in advance any audit or non-audit engagement or relationship between us and such auditor; (2) approving the overall scope of the audit; (3) assisting the Board in monitoring the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the independent registered public accounting firm’s performance, and our internal audit function and our compliance with legal and regulatory requirements; (4) annually reviewing the independent registered public accounting firm’s report describing the independent registered public accounting firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review, or regulatory review of the independent registered public accounting firm; (5) discussing the annual audited financial and quarterly statements with management and the independent registered public accounting firm; (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies; (7) discussing with management the Company’s major risk exposures and processes to monitor and control those exposures, including risk assessment and risk management policies; (8) meeting separately, periodically, with management, internal auditors and the independent registered public accounting firm; (9) reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response; (10) setting clear hiring policies for employees or former employees of the independent registered public accounting firm; (11) annually reviewing the adequacy of the Audit Committee’s written charter; (12) reviewing with management any legal matters that may have a material impact on us and our financial statements; (13) reviewing the operation of the internal audit function including the quality and adequacy of internal controls and significant reports to management; and (14) reporting regularly to the full Board of Directors.

Charter. The Audit Committee is governed by the Audit Committee Charter, adopted by the Board of Directors. A copy of the Committee Charter can be found online at www.chartindustries.com by clicking on the link for Investors. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125.

Compensation Committee

Current Members	Met six times in fiscal year 2016

W. Douglas Brown (Chair)
Richard E. Goodrich
Steven W. Krablin
Thomas L. Williams

Independence. The Compensation Committee is composed entirely of directors who meet the independence requirements under the NASDAQ standards and the rules of the SEC.

Primary Responsibilities. The Compensation Committee is responsible for, among other things: (1) reviewing key employee compensation policies, plans and programs; (2) reviewing and approving the compensation of our chief executive officer and other executive officers; (3) reviewing and approving employment contracts and other similar arrangements between us and our executive officers; (4) reviewing and consulting with the chief executive officer on the selection of officers and evaluation of executive performance and other related matters; (5) administration of stock plans and other incentive compensation plans; (6) overseeing compliance with any applicable compensation reporting requirements of the SEC; (7) approving the appointment and removal of trustees and investment managers for pension fund assets; (8) retaining consultants to advise the committee on executive compensation practices and policies; (9) establishing and periodically reviewing succession plans for our executive officers and others; and (10) handling such other matters that are specifically delegated to the Compensation Committee by the Board of Directors from time to time.

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To further assist it in carrying out its responsibilities, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), an independent, nationally recognized, compensation consulting firm, to assist in evaluating our executive compensation structure and expenses. The Compensation Committee may change its compensation consultant from time to time in its sole discretion. Prior to engaging Meridian to provide consulting services for 2017, the Compensation Committee considered Meridian’s representations demonstrating its independence under applicable NASDAQ standards and concluded Meridian was independent.

In 2016, Meridian’s duties and responsibilities included:

•	Providing information and advice relative to base salary, annual incentive compensation targets, and long-term incentive compensation award decisions for executive officers;

•	Providing information and advice on the selection of companies and groups of companies against which to benchmark executive compensation;

•	Providing information on compensation paid by peer companies and companies in broader industry groups to their executive officers;

•	Providing information and advice regarding market practices as to various executive compensation arrangements;

•	Evaluating the competitiveness of the total direct compensation of the Company’s executive officers and other executives and each of its individual components, including base salary, annual bonus and long-term incentive awards;

•	Advising the Compensation Committee on alternative structures, forms of compensation, performance measures and allocation considerations;

•	Providing information and advice about changes in executive compensation practices, trends and regulation; and

•	Providing information and advice on director compensation to the NCGC.

Charter. The Compensation Committee is governed by the Compensation Committee Charter, adopted by the Board of Directors. A copy of the Committee Charter can be found at www.chartindustries.com by clicking on the link for Investors. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125.

Special Stock Plan Committee. In October 2012, the Board established the Special Stock Plan Committee of the Board of Directors. The Special Stock Plan Committee consists of two members: Samuel F. Thomas and W. Douglas Brown. The Special Stock Plan Committee was created to provide the Compensation Committee with the ability to delegate authority to grant a limited quantity of equity awards under the Omnibus Equity Plan to key employees other than our executive officers and business group presidents. The Special Stock Plan Committee does not hold regularly scheduled meetings. The Committee takes action as necessary to fulfill its purpose of allowing the Company to provide limited equity awards to employees under parameters preapproved by the Compensation Committee, without the time and expense incurred when the Compensation Committee approves individual awards.

Role of Executive Officers in Compensation Decisions

Our CEO makes compensation recommendations to the Compensation Committee, including recommendations of salary adjustments, if any, annual cash incentives, and long-term and short-term awards. The CEO’s recommendations are based on his annual review of the performance of the other executive officers and data provided by the compensation consultant concerning compensation practices among the Company’s peer and broader industry groups. The Compensation Committee considers the CEO’s recommendations when making executive compensation decisions, but the Committee retains full discretion to set all compensation for our executive officers.

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CEO Succession Planning

Our Compensation Committee periodically reviews and is responsible for the management, oversight, and monitoring of our succession planning process. We believe that having a succession planning process in place is fundamental to a comprehensive program of good corporate governance. As discussed above, as part of its CEO succession planning process, the Board elected Mr. Johnson President and COO in July 2016, and earlier this year elected Mr. Johnson CEO and President effective as of the Annual Meeting. To ensure the orderly transition of his responsibilities as CEO to Mr. Johnson, Mr. Thomas has been elected to the position of Executive Chairman of the Board, effective as of the Annual Meeting, where he will serve a one-year term until the 2018 Annual Meeting of Stockholders.

Board Succession Planning and Selection and Nomination of Directors

New director nominees may be identified to the NCGC by professional search firms. Prospective director nominees are also identified through contacts of the members of the Board of Directors or members of senior management, or through recommendations of potential candidates by stockholders, employees, or others. Mr. Molinini was identified to the NCGC by Mr. Thomas. Once a prospective director nominee has been identified, the NCGC uses both the information provided to it, and information gathered through its own inquiries, to make an initial determination regarding the suitability and qualifications of the proposed candidate. In selecting new directors of the Company, consideration is given to individual director candidates’ personal qualities and abilities, the Board members’ collective skills and aptitudes for conducting oversight of the Company and management, and duties imposed by law and regulation. Important factors include:

•	Each director must, as determined by the Board, be qualified to perform duties of a director in accordance with the Delaware General Corporation Law as evidenced by the director’s experience, accomplishments, skills and integrity;

•	Directors must be persons possessing the highest personal values and integrity;

•	Directors must be able to perform their duties in the best interests of the Company and its stockholders, without conflicts of interest;

•	Ensuring that the Company complies with all legal and regulatory requirements concerning the independence and composition of the Audit, Nominations and Corporate Governance, Compensation, and any other committees of the Board, subject to any exemptions provided by the Listing Standards of the NASDAQ;

•	Collectively, Board members will bring to the Company a broad range of complementary skills (such as an understanding of finance, manufacturing, operations, strategy and development, industrial gas, biomedical and energy markets, sales and marketing, and experience in public company governance and international business), educational and professional expertise, industry and regulatory knowledge, and diversity of perspectives to build a capable, responsive, and effective Board; and

•	Directors will have experience in policy-making levels of business and must have an aptitude for evaluating business matters and making practical and mature judgments.

Directors must have time available to devote to Board activities, and the ability to work collegially with other Board members. In determining whether to recommend a director for re-election, the NCGC also considers a director’s past attendance at meetings and participation in and contribution to the activities of the Board of Directors. At all times, at least one member of the Board must meet the definition of “financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K, and serve on the Company’s Audit Committee.

The NCGC considers all of the foregoing factors, among others, in identifying director candidates. The Company does not have a policy that requires us to consider the impact of any one factor by itself. In considering whether to recommend any candidate, including candidates recommended by stockholders, the NCGC applies the factors set forth in our Corporate Governance Guidelines and the NCGC Charter, which provide that diversity should be considered in the director identification and nomination process. The Committee seeks nominees with a diversity of experience, professions, skills, gender, race, geographic representation and backgrounds that collectively will build a capable, responsive and effective Board that is prepared to address the Company’s strategic oversight and governance challenges.

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Although the NCGC does not assign specific weight to particular factors, any qualified nominee should have a core skill set that enables the nominee to serve the Company well as a director. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will enable the Board to fulfill its responsibilities.

The NCGC will use the above enumerated factors to consider potential candidates regardless of the source of the recommendation. Stockholder recommendations for director nominations may be submitted to the Company pursuant to the requirements described below in “Stockholder Communications with the Board.” Stockholder recommendations for director nominations will be forwarded to the NCGC for consideration, provided such recommendations are accompanied by sufficient information to permit the NCGC to evaluate the qualifications and experience of a nominee. See the “Stockholder Communications with the Board” section for more information about our advance notice requirements for stockholder nominations of director candidates.

Stockholder Communications with the Board

Stockholders may communicate concerns directly to the entire Board, or specifically to non-management directors of the Board. These communications may be confidential or anonymous, if so designated, and may be submitted in writing to the following address: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125. The status of outstanding concerns is reported on a quarterly basis to the Executive Chairman or Lead Independent Director, depending on to whom the concern was directed. Mr. Krablin has been designated as the Lead Independent Director.

Stockholder recommendations for director nominations will be forwarded to the NCGC to evaluate the qualifications and experience of the nominees. To be in proper written form, a stockholder’s notice proposing nominations of persons for election to the Board of Directors must set forth:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the class, series and number of all shares of stock of the Company which are owned by the proposed nominee;

•	the name of each nominee holder of shares owned beneficially but not of record by the proposed nominee and the number of shares of stock held by each such nominee holder;

•	whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of the proposed nominee with respect to the stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of the proposed nominee, the effect or intent of any of the foregoing being to mitigate loss to, or manage risk of stock price changes for, the proposed nominee or to increase the voting power or pecuniary or economic interest of the proposed nominee with respect to the stock of the Company;

•	the written consent of each proposed nominee to being named as a nominee and to serve as a director if elected;

•	any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act and the rules and regulations promulgated under the Exchange Act; and

•	as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination is made:

○	the name and record address of such stockholder;

○	the class, series and number of all shares of stock of the Company which are owned by such stockholder and any beneficial owner;

○	the name of each nominee holder of shares owned beneficially but not of record by such stockholder and the number of shares of stock held by each such nominee holder;

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○	whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder or such beneficial owner with respect to the stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder or beneficial owner, the effect or intent of any of the foregoing being to mitigate loss to, or manage risk of stock price changes for, such stockholder or beneficial owner or to increase the voting power or pecuniary or economic interest of such stockholder or beneficial owner with respect to the stock of the Company;

○	a description of all agreements, arrangements, or understandings between such stockholder and any beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination is made by such stockholder and any material interest of such stockholder or beneficial owner in such nomination, including any anticipated benefit to the stockholder or beneficial owner therefrom;

○	a representation that such stockholder will provide the Company in writing the information required above as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly announced;

○	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

○	any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act.

In connection with the nomination of potential directors, the advance notice requirements described above are designed to ensure that all relevant information about proposed director nominees and the proponent of any director nominee is made available for consideration by stockholders, our Board of Directors, and the members of the NCGC.

Our By-Laws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the date of the preceding year’s annual meeting or at such other time as specified in our By-Laws. Our By-Laws also specify requirements as to the form and content of a stockholder’s notice. You can obtain a printed copy of our By-Laws, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125.

Code of Ethical Business Conduct and Officer Code of Ethics

The Board has adopted our Code of Ethical Business Conduct and our Officer Code of Ethics, each of which are available online at www.chartindustries.com by clicking on the link for Investors. You also can obtain a printed copy of these documents, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125.

To enhance employee awareness of our Code of Ethical Business Conduct, we conduct periodic ethics and compliance training for all of our employees to provide them with the knowledge necessary to maintain our high standards of ethics and compliance. The Board has also designated Ethics Representatives and a Chief Compliance Officer for ethics to assist in the administration of, and to encourage adherence with, our Code of Ethical Business Conduct.

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PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Bylaws permit the Board of Directors to establish by resolution the authorized number of directors. Upon the recommendation of the NCGC, the Board increased the authorized number of directors from seven to nine and nominated for election at the Annual Meeting a slate of nine director nominees. The Board is currently composed of eight directors, as the Board elected Michael L. Molinini, one of the new nominees, as a director on March 6, 2017, to serve for a term expiring at the 2017 Annual Meeting. In addition to the eight current directors, the NCGC also recommended, and the Board approved, the nomination of Mr. Johnson, our President and COO, to stand for election as director. As discussed earlier, Mr. Johnson will become our CEO and Mr. Thomas will serve as Executive Chairman, effective at the 2017 Annual Meeting.

Each director elected at the 2017 Annual Meeting will serve a one-year term expiring at the 2018 Annual Meeting. The nine director nominees have each indicated willingness to serve if elected. However, if any of the nominees should become unable or unwilling to serve, the Board may either reduce its size, or designate or not designate a substitute nominee. If the Board designates a substitute nominee, proxies that would have been cast for the original nominee will be cast for the substitute nominee, unless instructions are given to the contrary.

The information below provides each nominee’s name, age as of March 28, 2017, and existing position with the Company, as well as the skills, attributes and experience of the nominees that led the Board, and the NCGC, to determine it appropriate to nominate these directors for election.

Our Board of Directors unanimously recommends a vote FOR the election of each of the following nominees for director:

SAMUEL F. THOMAS Age: 65 Director Since: 2003 Chairman of the Board CEO through May 25, 2017

Mr. Thomas was elected to the Board of Directors and became the Company’s CEO and President in 2003. He assumed the role of Chairman of our Board in 2007. Mr. Thomas stepped down as President in July 2016 and will step down from his role as CEO effective as of our 2017 Annual Meeting, after which he will continue to serve the Company as Executive Chairman through the 2018 Annual Meeting. Prior to joining the Company, Mr. Thomas was Executive Vice President of Global Consumables at ESAB Holdings Ltd., a provider of welding consumables and equipment. In addition to his most recent position at ESAB, Mr. Thomas was responsible for ESAB N. America during his employment at ESAB Holdings Ltd. Prior to joining ESAB in February 1999, Mr. Thomas was Vice President of Friction Products for Federal Mogul, Inc. Prior to its acquisition by Federal Mogul in 1998, Mr. Thomas was employed by T&N plc from 1976 to 1998, where he served from 1991 as chief executive of several global operating divisions, including industrial sealing, camshafts and friction products. Mr. Thomas has also served as a director of Lumentum Holdings, Inc. since July 2015.

In light of our business and structure, the Board nominated Mr. Thomas to serve on our Board of Directors for the following reasons. We have significant operations in the industrial gas, energy, and biomedical industries. Mr. Thomas has extensive executive-level experience in our industries as well as in manufacturing, sales and marketing and operations. In his capacity as our CEO, he gained invaluable experience and familiarity with our day-to-day operations. We also have a substantial international presence and Mr. Thomas has significant international experience gained while with ESAB Holdings Ltd. and T&N plc. This breadth of business experience demonstrates his leadership skills and success in areas of importance to us and the Board believes that Mr. Thomas’s service will continue to enhance the knowledge of the Board.

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Proposal 1 - Election of Directors

W. DOUGLAS BROWN Age: 71 Director Since: 2008 Committee Memberships: • Compensation (Chair) • Nominations and Corporate Governance

Mr. Brown served as Vice President, General Counsel and Secretary at Air Products and Chemicals, Inc. (“Air Products”), a global supplier of industrial gases, performance materials and equipment and services, from 1999 until his retirement in 2007. Prior to that, Mr. Brown held General Counsel and various administrative positions with Air Products and its affiliates, including engineering, construction and energy-related businesses, from 1975.

In light of our business and structure, the Board nominated Mr. Brown to serve on our Board of Directors for the following reasons. Mr. Brown has a great deal of experience in the industrial gas industry, a significant industry for our Company, through his decades of experience in the industry and service of Air Products. Further, as former General Counsel of Air Products, Mr. Brown brings substantial legal, corporate governance and international experience to the Board. Mr. Brown also has relevant engineering, biomedical, construction and energy industry experience. The Board believes that Mr. Brown’s service will enhance the knowledge of the Board and provide useful insights to management.

RICHARD E. GOODRICH Age: 73 Director Since: 2006 Committee Memberships: • Audit • Compensation

Mr. Goodrich is a retired Executive Vice President and Chief Financial Officer of Chicago Bridge & Iron Company N.V. (“CB&I”), an engineering, procurement and construction company that provides services to customers in the chemicals and energy industries. Prior to retiring, Mr. Goodrich served as Executive Vice President and Chief Financial Officer of CB&I from 2001 to 2005, and until June 2006, as acting Chief Financial Officer. Mr. Goodrich has also served as a director of Thermon Group Holdings, Inc. since April 2010.

In light of our business and structure, the Board nominated Mr. Goodrich to serve on our Board of Directors for the following reasons. Mr. Goodrich brings significant financial and strategic expertise to the Board, having previously served as the Chief Financial Officer of CB&I, a publicly traded company. Our Board has determined that Mr. Goodrich qualifies as a “financial expert,” as such term is defined in Item 407 (d)(5)(ii) of Regulation S-K. Further, his background at CB&I included decades of engineering, procurement and construction, energy industry, corporate development and international experience, which are important to us. The Board believes that Mr. Goodrich’s service will enhance the knowledge of the Board and provide useful insights to management.

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Proposal 1 - Election of Directors

WILLIAM C. JOHNSON Age: 53 Director Nominee

Mr. Johnson joined the Company in July 2016 as President and Chief Operating Officer and will become the Company’s CEO and President on May 25, 2017, effective as of our 2017 Annual Meeting. Prior to joining Chart, Mr. Johnson served as President and Chief Executive Officer at Dover Refrigeration & Food Equipment, Inc., a subsidiary of Dover Corporation. Mr. Johnson held multiple executive positions at Dover and its manufacturing companies, which he joined in August 2006 as Executive Vice President at Hill Phoenix, Inc. Prior to his tenure with Dover, Mr. Johnson served as President and Chief Executive Officer of Graham Corporation.

In light of our business and structure, the Board nominated Mr. Johnson to serve on our Board of Directors for the following reasons. As a result of his prior service with Dover Corporation, Mr. Johnson brings to the Board extensive experience in management and operations of a multinational, diversified business. In his capacity as our President and COO, he has gained valuable experience and familiarity with our day-to-day operations, and in his role as Chart’s CEO and President he will continue to gain valuable insight and perspectives that will enhance the knowledge of the Board.

TERRENCE J. KEATING Age: 67 Director Since: 2014 Committee Memberships: • Audit • Nominations and Corporate Governance

Mr. Keating was Chairman of Accuride Corporation, a manufacturer and supplier of commercial vehicle components, from January 2007 until December 2008. He initially was elected as a director of Accuride in May 2002. Mr. Keating served as Chief Executive Officer of Accuride from May 2002 to October 2007 and was President of Accuride from May 2002 to January 2006. Prior to that, Mr. Keating held various executive and management positions at Accuride and other manufacturers in the commercial vehicle and other industries. Mr. Keating is also a board member of Dana Holding Corporation.

In light of our business and structure, the Board nominated Mr. Keating to serve on our Board of Directors for the following reasons. Mr. Keating’s background as a former Chairman and Chief Executive Officer of a public company in the commercial vehicle market provides the Board the valuable perspective of a seasoned executive with extensive knowledge of business operations in the vehicle equipment and automotive market, which are important to the Company. Mr. Keating also has experience leading public company operations and overseeing financial reporting, which will enhance the knowledge of the Board and provide useful insights to management.

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Proposal 1 - Election of Directors

STEVEN W. KRABLIN Age: 66 Director Since: 2006 Lead Independent Director Committee Memberships: • Audit (Chair) • Compensation

Mr. Krablin has been a private investor since 2005. He served as President, Chief Executive Officer and Chairman of the Board of T-3 Energy Services, Inc. from March 2009 until the sale of T-3 in January 2011. T-3 was an oilfield services company that manufactured products used in the drilling, production and distribution of oil and gas. From January 1996 until his retirement in April 2005, Mr. Krablin served as Senior Vice President and Chief Financial Officer of National Oilwell, Inc., a manufacturer and distributor of oil and gas drilling equipment and related services and products. Mr. Krablin also serves as a director of Hornbeck Offshore Services, Inc. and Precision Drilling Corporation.

In light of our business and structure, the Board nominated Mr. Krablin to serve on our Board of Directors for the following reasons. Mr. Krablin offers significant strategic and financial experience, having served as a Chief Executive Officer, Chief Financial Officer, and a director of public companies. Our Board has determined that Mr. Krablin qualifies as a “financial expert,” as such term is defined in Item 407(d) (5)(ii) of Regulation S-K. He has extensive experience in the energy and manufacturing industries in which we are heavily involved. Mr. Krablin also has international, corporate development, operations and sales and marketing experience, all of which are important to us. The Board believes that Mr. Krablin’s experience will enhance the knowledge of the Board and provide useful insights to management.

MICHAEL L. MOLININI Age: 66 Director Since: 2017

Mr. Molinini served as Chief Executive Officer and President of Airgas, Inc. (“Airgas”) from August 2012 until May 23, 2016, and was Interim Chief Executive Officer from May 23, 2016 until June 30, 2016, when Airgas was acquired by Air Liquide. Before that time, from January 2005 until August 2012, Mr. Molinini served as Executive Vice President and Chief Operating Officer of Airgas. He was Airgas’s Senior Vice President of Hardgoods Operations from August 1999 until January 2005, and Vice President of the Airgas Direct Industrial Group from April 1997 until July 1999. Before joining Airgas, Mr. Molinini served as Vice President of Marketing at National Welders Supply Company, from 1991 until April 1997. Before joining National Welders, Mr. Molinini was with the Linde Division of Union Carbide Corporation for 19 years, where he held various operations, sales and management positions, including President of Linde Gases of the Southeast. Mr. Molinini also served as a director of Airgas from May 2012 until May 2016.

In light of our business and structure, the Board nominated Mr. Molinini to serve on our Board of Directors for the following reasons. Through his extensive experience in management and executive-level positions at Airgas and earlier at National Welders and Linde, Mr. Molinini has over 32 years of experience in the industrial, medical, and specialty gas industries. Mr. Molinini brings to our Board a deep understanding of the industrial gas and associated products and services industries. In addition to his deep understanding of several industries important to our Company, as a result of his experience serving as Chief Executive Officer, Chief Operating Officer, and director of a publicly traded company, he offers valuable perspectives on business leadership, finance and general management. The Board believes Mr. Molinini’s experience will enhance the knowledge of the Board and provide useful insights to management.

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Proposal 1 - Election of Directors

ELIZABETH G. SPOMER Age: 59 Director Since: 2014 Committee Memberships: • Audit • Nominations and Corporate Governance

Ms. Spomer has served as Executive Vice President of Veresen Inc. (“Veresen”) and as President and Chief Executive Officer of Jordan Cove LNG LLC, a wholly owned subsidiary of Veresen, since October 2014. Veresen is an energy infrastructure and operations company with a focus on developing North American natural gas infrastructure. Prior to joining Veresen, Ms. Spomer was Senior Vice President, Global Business Development since 2012 for BG Group plc, a multinational energy company engaged in the exploration, development and production of natural gas and oil. Ms. Spomer joined BG Group in 2002, as Chief Executive Officer of BG LNG Services and, from 2004 to 2011, Ms. Spomer served as Senior Vice President, Business Development - Americas and Global LNG Region. Prior to joining BG Group, Ms. Spomer was employed from 1998 by BP plc, a multinational energy company with integrated operations in the oil and gas industry, most recently as Vice President of Asia Pacific Global LNG. Prior to that, Ms. Spomer was with Amoco Production Company, a global chemical and oil company, before it merged with BP plc, and she worked with other energy companies in various management positions earlier in her career.

In light of our business and structure, the Board nominated Ms. Spomer to serve on our Board of Directors for the following reasons. Ms. Spomer has over 26 years of experience in international exploration, development and production of natural gas and oil. She has held senior and executive-level positions throughout her career, both in BG Group and earlier at BP and Amoco. As a multinational manufacturer with significant focus on LNG applications, we will benefit substantially from Ms. Spomer’s international background and LNG experience. The Board believes that Ms. Spomer’s experience will enhance the knowledge of the Board and provide useful insights to management.

THOMAS L. WILLIAMS Age: 58 Director Since: 2008 Committee Memberships: • Nominations and Corporate Governance (Chair) • Compensation

Mr. Williams was elected Chairman of the Board of Parker Hannifin Corporation (“Parker Hannifin”), a manufacturer of motion and control technologies, in January 2016 and has served as director and Chief Executive Officer of Parker Hannifin since February 2015. From 2008 to February 2015, Mr. Williams served as Executive Vice President and Operating Officer of Parker Hannifin. Mr. Williams joined Parker Hannifin in 2003 as Vice President Operations - Hydraulics Group and became President - Instrumentation Group in 2005 and Senior Vice President - Operating Officer in 2006. Prior to joining Parker Hannifin, Mr. Williams was employed by General Electric Company for 22 years, where he held various executive operating positions for four different business groups: GE Capital, Aviation, Lighting and Transportation.

In light of our business and structure, the Board nominated Mr. Williams to serve on our Board of Directors for the following reasons. Mr. Williams has over 30 years of international operations and manufacturing experience, including through substantial service in executive-level positions, at Parker Hannifin and General Electric. As a multinational manufacturer, we benefit substantially from Mr. Williams’s background in this area. Mr. Williams also has experience as a Chief Executive Officer of a publicly traded company, as well as sales, marketing and corporate development experience, all of which are important to us. The Board believes that Mr. Williams’s experience will enhance the knowledge of the Board and provide useful insights to management.

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COMPENSATION COMMITTEE REPORT

Report of the Compensation Committee on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in the Company’s definitive proxy statement prepared in connection with its 2017 Annual Meeting of Stockholders.

Compensation Committee

W. Douglas Brown, Chairman

Richard E. Goodrich

Steven W. Krablin

Thomas L. Williams

The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. If this Report is incorporated by reference into the Company’s Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

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EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This executive summary provides an overview of our business performance in 2016, highlights the key components and structure of our executive compensation program, and discusses the principles underlying our compensation policies and procedures. The executive summary also addresses other matters we believe explain and demonstrate our performance-based compensation philosophy. The seven individuals who are referred to throughout this Proxy Statement as our named executive officers (or “NEOs”) are listed under “Elements of Compensation — Base Salary” below. The executive summary should be read together with the full discussion and analysis that follows.

Executive Summary

Fiscal 2016 Business Performance Highlights.

Operating Performance. Low energy prices and constrained capital spending continued to delay upstream liquefied natural gas (“LNG”) opportunities and proved challenging for our business in 2016. Weak demand for our natural gas processing and LNG technology and equipment impacted sales in our Energy and Chemicals segment (“E&C”) and softness in the Chinese industrial economy, global competition and customer consolidation, continued to put pressure on pricing generally, and together dampened our overall sales and gross profit margins. Nevertheless, our 2016 results demonstrate the resilience of Chart’s integrated, diverse business model. Our Distribution and Storage group (“D&S”) was awarded several large-scale LNG projects in Europe and our BioMedical group was buoyed by strong sales in life sciences. Overall, our D&S and BioMedical divisions continue to play an important, counter-cyclical role in positioning the Company for solid financial returns, despite the energy industry down-cycle and other market challenges. For 2016, the Company achieved financial results largely in line with our overall expectations given the anticipated difficult 2016 market conditions. Chart delivered record operating cash flow, a strong balance sheet and excellent liquidity, and we continued to take actions to reduce and restructure our operational footprint. Our accomplishments for the year ended December 31, 2016, include:

•	Record operating cash flow of $171 million;

•	Sales of $859 million in a difficult energy environment;

•	We ended fiscal 2016 with $282 million in cash and cash equivalents and $412 million in available liquidity, with no borrowings on our senior secured credit facility;

•	Successful insurance recovery of $16 million for past BioMedical warranty related costs; and

•	Additional facility consolidation and productivity initiatives started in 2016 are expected to provide expected annualized savings of $10 million.

Strategic Initiatives. Despite the previous year’s economic headwinds, which we expect will continue while oil prices remain depressed, Chart enters 2017 well positioned to capitalize on future opportunities. In 2016, we continued to pursue our overall strategic plan while rationalizing our business to align with an environment of depressed demand for our energy-related products and weakness in the Chinese industrial economy. For example:

•	Acquisition of Hetsco, Inc. In January 2017, we acquired Hetsco. Hetsco operates as a part of our E&C segment, specifically with E&C’s Chart Lifecycle company, which is dedicated to providing after-market sales, service and support to the natural gas processing, petrochemical and air gas separation industries. Hetsco complements Chart Lifecycle’s current offerings with a full suite of welding services for industrial gas and gas processing facilities, including mission critical repairs, specialty maintenance, fabrication and safety services. Acquisitions like Hetsco will allow us to further diversify the business and are indicative of our intent to improve our service capabilities across all of our businesses.

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•	Continued investment in organic growth. The investments we continue to make to diversify our product portfolio and revenue streams are paying off in the form of new opportunities to apply our heat transfer, low temperature storage and gas processing expertise. Investment in research and development has resulted in our ability to offer a broad range of products and solutions to the hydrogen economy, the craft beer industry, the life sciences industry, and water and wastewater treatment plants, among others.

•	Continued facility investment. The markets we serve continue to predict long-term growth in LNG demand. Based on our experience, we are also confident in an eventual rebound in demand. To that end, we are investing in a new brazing furnace in our La Crosse, Wisconsin facility to increase capacity for brazed aluminum heat exchangers, capitalize on the competitive advantage we have achieved, and continue to position Chart as the global technological leader.

•	Decisive cost-cutting and business rationalization. Chart was presented with challenges in 2016, but we responded with cost-cutting and measures that will continue to improve our operational efficiency. We recently announced the consolidation of our BioMedical division’s respiratory business, and the planned relocation of our corporate headquarters, both to Company facilities in Canton, Georgia. We also began the consolidation of three of our locations in China into our newly built greenfield facility in Changzhou, China. These organizational changes are slated for completion in 2017 and are expected to result in annualized savings of $10 million.

Fiscal 2016 Executive Compensation Highlights.

Pay for Performance. The company is fully dedicated to aligning executive pay to Company performance. Compensation opportunities, particularly short- and long-term incentives, are determined at the beginning of each year. However, the amounts earned or realized from our compensation program are largely driven by Company performance — financial results, strategic accomplishments and growth in shareholder value.

Consistent with the performance-based philosophy that is the basis of our compensation program, the Company’s 2016 financial performance directly impacted NEO compensation decisions and pay outcomes. The direct impact and alignment of compensation with Company performance is evidenced in part by the following:

•	Existing NEOs received no base salary increases. Other than a promotional increase provided to Mr. Webster, the base salaries for existing NEOs were frozen in 2016. This is a reflection of the Compensation Committee’s assessment of various quantitative and qualitative factors, including the Company’s overall financial performance.

•	2014 leveraged restricted share unit awards vested at minimum levels, well below target values. Leveraged restricted share unit (“LRSU”) awards granted in 2014 for the three-year performance period 2014-2016, vested at the minimum level of 50% of target. Payouts at the minimum levels were the result of a decline in our stock price over the performance period. The table below illustrates the difference between the actual value of the award received and the grant date fair value at each of the target and maximum levels at the time of grant, as previously reported in the 2014 Summary Compensation Table. As the table below illustrates, for those NEOs whose 2014 LRSU awards vested at the conclusion of the performance period, the value of the awards paid to NEOs equaled 17% of the reported target value at the time grant.

2014 LRSU Award*
	Reported Grant Date Fair Value at Target		Grant Date Fair Value at Maximum		Value of Actual Award at Vesting

	Target (#)	Amount ($)	Maximum (#)	Amount ($)	Award (#)	Amount ($)	% of Target Value
Samuel F. Thomas	9,720	$1,039,068	14,580	$1,558,602	5,825	$175,057	17%
Kenneth J. Webster	650	69,485	975	104,228	390	11,707	17%
Michael F. Biehl	2,450	261,905	3,675	392,858	1,225	28,984	11%

*	Mr. Klaben received the 2014 LRSU award but his award was forfeited, as he separated from service with the Company prior to the award vesting on January 2, 2017. Mr. Biehl was eligible for retirement upon his resignation from the Company. Accordingly, Mr. Biehl’s LRSU award vested on April 15, 2016 and is valued using the closing price of our Common Stock on that day, $23.66.

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•	2014 performance share unit awards vested at above target levels, but well below target values. Performance share unit (“PSU”) awards granted in 2014 for the three-year performance period 2014–2016, vested above 100% target at the 171.4% level. Performance was based on the relative growth of earnings before interest, taxes, depreciation and amortization (“EBITDA”). Payouts at the 171.4% level reflect our earnings growth relative to peers over the 2014–2016 performance period. The table below illustrates the difference between the actual value of the award received at vesting and the grant date fair value at each of the target and maximum levels at the time of grant, as previously reported in the 2014 Summary Compensation Table. As the table below illustrates, despite vesting at above target levels the value received from the 2014 PSU awards was only 55% of the reported target value at the time of grant.

2014 PSU Award*
	Reported Grant Date Fair Value at Target		Grant Date Fair Value at Maximum		Value of Actual Award at Vesting

	Target (#)	Amount ($)	Maximum (#)	Amount ($)	Award (#)	Amount ($)	% of Target Value
Samuel F. Thomas	9,980	$931,533	16,660	$1,555,044	14,277	$514,258	55%
Kenneth J. Webster	670	62,538	1,120	104,541	959	34,543	55%
Michael F. Biehl	2,460	229,616	4,200	392,028	2,798	100,784	44%

*	Mr. Klaben received the 2014 PSU award but his award was forfeited, as he separated from service with the Company prior to the award vesting on February 15, 2017. Mr. Biehl was eligible for retirement upon his resignation from the Company. Accordingly, Mr. Biehl’s PSU award vested on February 15, 2017. Mr. Biehl received a smaller percentage of his award’s target value because his award was prorated to account for his separation from service before the end of the performance period.

•	Options align NEO compensation with stock price performance. A significant portion of NEOs’ long-term incentive compensation is comprised of stock options that vest ratably over four years after the grant date. Stock options granted to our NEOs in 2013 and 2014 are underwater, with strike prices of $68.21 and $93.34, respectively.

The graphic below illustrates the relationship between Mr. Thomas’s target pay, pay reported in the Summary Compensation Table, and the pay actually realized by Mr. Thomas in 2016.

2016 CEO Target, Reported and Realized Pay*

(1)	Target Pay of $4,076,518 includes target annual cash incentive and, as reported in the Summary Compensation Table, base salary, the grant date fair value of long-term equity compensation, and the amount reported in the “All Other Compensation” column.

(2)	Reported Pay of $4,178,586 includes, as reported in the Summary Compensation Table, actual annual cash incentive earned, base salary, the grant date fair value of long-term equity compensation, and the amount reported in the “All Other Compensation” column.

(3)	Realized Pay of $2,170,994 includes the value realized upon the vesting of stock awards or exercise of any stock options in 2016, and, as reported in the Summary Compensation Table, base salary, actual annual cash incentive earned, and the amount reported in the “All Other Compensation” column.

* We provide this alternative view of compensation paid to the CEO as a supplement to, not a substitute for, the Summary Compensation Table. This presentation of realized compensation illustrates the actual compensation earned or received by our CEO in 2016, including the value of long-term equity incentive compensation awards received for the 2013–2015 performance period.

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2016 Compensation Program Overview. In 2016, we maintained the overall design changes we made to the compensation program in 2015. Our compensation program seeks to align executive officer compensation with stockholder value creation by both tying compensation to the achievement of measurable financial and long-term strategic business performance objectives, and incentivizing executives’ multi-year retention. Consistent with market practices, a substantial portion of each NEO’s total compensation for 2016 was based on the value of our stock, which strongly aligns executive compensation with stockholder interests. Overall, the value of executives’ 2016 long-term equity incentive (“LTI”) compensation largely depends on stockholder returns and business performance over time, and target LTI awards continue to comprise a similar portion of the CEO’s total compensation package for 2016 as it did for 2015.

As outlined below, in 2016 our NEOs received options, with value contingent on stock price performance; RSUs, with value contingent on continued employment and stock price performance; and performance units, with value contingent on the Company’s absolute return on average capital. With the exception of base salary, the value of each component of the 2016 executive compensation program is tied to Company performance, stock price appreciation, or both.

2016 Executive Compensation Program
Component	Description	Fixed or Variable Based on Performance	Primary Value to Stockholder
BASE SALARY	Fixed pay reflecting internal role and competitiveness.	Fixed	Competitive compensation compared to market/retention.
SHORT-TERM INCENTIVE	Annual cash incentive compensation based on meeting pre-approved performance targets.	Variable/Performance-based. Earned only to the extent performance metrics are met.	Motivates executives to drive annual results that positively impact profitability and working capital.
LONG-TERM INCENTIVES
∎ Stock Options	Right to purchase shares at the closing price on the date of award after the vesting period.	Variable/Performance-based. Valuable to extent stock price increases from the grant date.	Aligns executive compensation with long-term stockholder value creation.
∎ Performance Units	Stock awards that vest if Company meets pre-approved absolute return on average capital targets.	Variable/Performance-based. Earned to the extent performance metrics are met.	Aligns executive compensation with stockholder value creation over 3-year period.
∎ Restricted Share Units	Stock awards that vest ratably based on continuous service over a 2- or 3-year period.	Variable/Performance-based. Value dependent on the value of stock at the time of vesting.	Aligns executive compensation with stockholder value creation over 3-year period, plus embedded retention feature associated with vesting over 2- or 3-year period.

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Review of 2016 Say on Pay Advisory Vote

At our 2016 Annual Meeting, our stockholders had the opportunity to provide an advisory vote on the compensation paid to our executive officers, or a “say on pay” vote. Approximately 97% of the total shares represented at the 2016 Annual Meeting were cast in favor of the compensation provided to our executive officers. Accordingly, the Compensation Committee believes these results affirmed broad stockholder support of our approach to executive compensation and did not believe it necessary to make material changes to our executive compensation program for 2016 and 2017 specifically in response to the advisory vote.

Compensation Updates

Although there were no material changes to the structure of our compensation program in 2016, the Company’s leadership transition did result in several notable individual updates to executive compensation. These changes are described briefly below and reflected throughout this compensation discussion and analysis.

•	The Company entered into an Employment Agreement with Mr. Johnson when he joined the Company as our President and COO on July 13, 2016. As an initial inducement to join the Company, Mr. Johnson received an equity incentive award comprised of 60% options and 40% RSUs (both on August 2, 2016). The option award will vest 25% and 75% on the first and second anniversaries of the date of grant and the RSU award vests in one-third and two-third increments on the first and second anniversaries of the date of grant. Mr. Johnson’s 2016 Base Target was prorated for partial-year service.

•	The Company amended its Employment Agreement with Mr. Webster, effective April 15, 2016. In connection with his promotion to Vice President and CFO, Mr. Webster received an increase in his base salary, Base Target, and an additional long-term equity incentive award, comprising a grant of RSUs and PSUs (on April 15, 2016) and options (on May 3, 2016).

As discussed, Mr. Webster stepped-down from his position as Vice President and CFO on March 1, 2017, and is continuing as a non-executive employee with the Company until May 5, 2017. Mr. Webster’s departure from the Company will be treated as resignation for Good Reason and he will be eligible to receive the corresponding compensation and benefits described on page 54.

•	The Company entered into an Employment Agreement with Ms. Cook on April 15, 2016, upon her promotion to the position of CAO and Controller. Consistent with her new role and responsibilities, Ms. Cook received a base salary increase, a Base Target increase, and an award of PSUs (on April 15, 2016) and options (on May 3, 2016). Ms. Cook was an employee participant in the Company’s equity incentive program before she was elected an NEO. As a non-executive employee she received LTI compensation in 2014, 2015 and 2016, in the form of annual grants of RSUs, valued at a percentage of her then-current base salary.

In February 2017, the Company amended its Employment Agreement with Ms. Cook, in connection with the Company’s transition of its corporate headquarters to Canton, Georgia. See page 43 for more information regarding Ms. Cook’s Employment Agreement.

•	The Company entered into an Employment Agreement with Mr. Wolfe on November 4, 2016, upon his promotion to the position Vice President, General Counsel and Secretary. Consistent with his new role and responsibilities, Mr. Wolfe received an increase in his base salary and Base Target. Mr. Wolfe’s 2016 Base Target was prorated for partial-year service. As an employee participant in the Company’s equity incentive program prior to his election as an NEO, in 2014, 2015 and 2016, Mr. Wolfe received LTI compensation in the form of annual grants of RSUs and options valued at a percentage of his then-current base salary.

•	When Mr. Biehl retired from the Company, in April 2016, he was eligible for Retirement under each of his long-term equity incentive award agreements with the Company. The compensation and benefits Mr. Biehl is eligible to receive pursuant to his Retirement are described on page 54 in the section “Payments made upon Termination by Reason of Death or Disability; Retirement.”

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•	Mr. Klaben’s resignation from the Company was treated as a resignation without Good Reason. Pursuant to the terms of his award agreements, Mr. Klaben’s outstanding unvested stock awards were cancelled as of the date of his resignation, and options vested but unexercised thirty days from the date of his separation were forfeited and cancelled. The compensation and benefits Mr. Klaben is eligible to receive pursuant to his resignation are described in more detail on page 54 in the section “Payments made upon Involuntary Termination for ‘Cause’ or Resignation without ‘Good Reason’.”

Each of the NEOs’ Employment Agreements is consistent with the terms described in the section beginning on page 43. To learn more about how the Compensation Committee set the NEO compensation described above, see “Compensation Philosophy” and “2016 Compensation Decisions.”

Compensation Philosophy

Our philosophy and strategy is to provide performance-based, market-driven compensation to attract and retain the talent needed to implement and achieve the Company’s operational and financial goals. Our program is designed to align the interests of our NEOs with the interests of stockholders by promoting executive accountability and rewarding performance that advances Chart’s short- and long-term success. A significant portion of NEOs’ total compensation is tied to the achievement of key quantitative financial performance measures, such as combined business unit operating performance (in the case of our short-term cash incentive compensation), and absolute long-term stock price appreciation and return on investment (in the case of our LTI awards).

While compensation will vary relative to the achievement of objective financial performance metrics, the Committee also considers various subjective factors when setting executive compensation, including the individual’s role, responsibilities, performance, skills, experience and contributions to the Company and stockholder value. We believe consideration of such subjective factors is necessary to ensure we are providing competitive, market-driven compensation, which is critical to attracting and retaining a high performing workforce.

As described in more detail in “Benchmarking Methodology,” below, the Committee evaluates each NEO’s target total compensation, and each individual component of NEO compensation, relative to market data from executives in similar positions from similarly sized companies (based on revenue), which operate in similar industries. This allows the Committee to assess whether our executives’ compensation is competitive with median and appropriately aligned with our performance relative to market counterparts.

The Compensation Committee is responsible for overseeing the structural design and administration of our executive compensation program. The Committee believes that our program, while performance-based, is also appropriately structured to mitigate the undertaking of undue risks. Our program is structured so that the cash incentive component is the shorter-term component of a total compensation package that is balanced by longer-term equity components. The Committee also retains discretion to reduce short-term cash incentive compensation in the event of an unanticipated or unearned outcome, which ensures that the Committee maintains appropriate control over our shorter-term performance-based compensation. Our long-term equity compensation is comprised of several different types of awards that are designed to align the interests of our executives with the long-term interests of our stockholders and the overall success of our Company, while providing sufficient retention benefits for our NEOs in times of market volatility. The Committee believes that granting different types of equity awards works to limit potential risks associated with the concentration of awards of any one particular type. The Committee retains discretion to make adjustments in calculating Company performance under our performance-based equity awards, in particular under our LRSU and PSU awards. In general, under our LRSU and PSU awards, the Committee may make adjustments for extraordinary, unusual or non-recurring events affecting the Company or a peer group company’s performance, to ensure that the performance-based equity awards are functioning appropriately to motivate and reward long-term growth and stockholder value. In addition, in 2015, the Committee adopted a clawback policy, which allows recoupment of incentive awards if our financial results are not properly reported and must be restated. For more information about our clawback policy, see the discussion on page 35.

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Benchmarking Methodology

Our executive compensation is benchmarked to be competitive with median based on the market data from a comparator group of companies. The Compensation Committee uses benchmarking to assess the competitiveness of our executives’ compensation relative to counterparts in similar companies and to evaluate the appropriateness of our compensation philosophy and strategy. However, benchmarking is not the sole factor considered when the Committee sets compensation. The Committee’s final decisions on compensation take into consideration various other factors, including a mix of subjective factors, as described above. In consultation with Meridian, the Committee used the following methodology to develop our 2016 comparator group:

•	Participation in the 2015 Equilar Executive Compensation Survey database; and

•	Generally revenue between $500 million and $3 billion, with median revenues of $1.6 billion.

Chart competes for talent in a cross-section of sectors, industries and regions. Accordingly, our “Compensation Peer Group” for 2016 reflects companies from a cross-section of sectors, industries and regions. The Compensation Peer Group is predominantly comprised of industrial and manufacturing companies, but also contains some commercial and service firms as well. Specifically excluded from this process are industries with unique or non-comparable pay practices believed to be distinctly different from the industries that Chart operates in, such as banking and financial services. See Appendix A for the complete list of the companies comprising our Compensation Peer Group. The yearly selection of a comparator group is intended to ensure that the data used for benchmarking executive compensation remains robust and flexible, so as to provide relevant, meaningful data as the Company and its market counterparts continue to grow and change. To account for the Company’s size relative to the comparator group, the comparator group data is regressed to provide data points indicative of a company with similar revenues to Chart.

Data from the Compensation Peer Group, along with broader market compensation surveys, aided the Compensation Committee in determining appropriate base salaries, short- and long-term incentives, and executive target total compensation.

2016 Compensation Decisions

Overall, the Company’s performance-based, market-driven philosophy continued to drive our executive compensation decisions in 2016. As part of its annual process for determining executive compensation, in consultation with Meridian, the Compensation Committee evaluated and approved each component of our NEOs’ total target compensation (base salary, annual short-term incentive cash target opportunity and LTI target value). The Committee reviewed and considered Compensation Peer Group data presented at the 25th, median, and 75th percentiles for target total compensation as well as each component of compensation.

In addition to market data, the Compensation Committee took into consideration various objective and subjective performance factors, including Company performance, combined business unit operating performance, stockholder value, each individual’s responsibilities, skills, experience and contributions to the Company when determining executive compensation (see discussion under “Compensation Philosophy”). The Committee also considered the recommendations and input of our CEO when establishing target compensation for our other executives (see discussion under “Corporate Governance and Related Matters — Role of Executive Officers in Compensation Decisions.”) In analyzing the compensation structure in 2016 and setting compensation for 2017, the Compensation Committee also considered:

•	the experience of its members;

•	prevailing economic conditions and the historical success of the compensation structure in achieving the objectives of the Company’s compensation programs;

•	the advantages and disadvantages of our performance-based compensation philosophy and whether that philosophy encourages executive officers to take undue risk in order to meet compensation targets; and

•	the input of Meridian.

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As a result of the Committee evaluating compensation based on the criteria described above, total target compensation for our NEOs may in certain circumstances be above or below the median reference point provided in the market data for our Compensation Peer Group.

For further discussion of the Compensation Committee’s engagement of Meridian, see “Corporate Governance and Related Matters — Information Regarding Meetings and Committees of the Board of Directors — Compensation Committee” above.

Elements of Compensation

In line with our compensation philosophy, the Compensation Committee has designed our compensation program to align executive compensation with stockholder value creation by tying compensation to the achievement of measurable long-term business performance goals and incentivizing executives’ multi-year retention. The Compensation Committee determined the appropriate mix and level of short- and long-term incentive compensation using the methodology described above in “2016 Compensation Decisions.” The chart below shows the overall mix of our CEO and COO’s 2016 target compensation, which is the sum of base salary, short-term annual cash incentive bonus (at target), and long-term incentives (at target). Given the management changes in the Company’s CFO, CAO and General Counsel positions, only the CEO and COO positions are presented here.

2016 NEO Target Pay Mix*

*  Target pay mix is shown as a percentage of each NEO’s target total compensation. This chart is not intended to replace the more detailed compensation information provided in the Summary Compensation Table and throughout the Compensation Discussion and Analysis.

Base Salary. Base salary is a component of fixed compensation that is reviewed annually and adjusted if and when appropriate. Our NEOs’ base salaries are assessed by the Compensation Committee generally before or during the early part of the fiscal year for which the base salary will be effective. The Compensation Committee is responsible for setting the base salary of the CEO, and the Committee has sole discretion regarding approval or adjustment of any recommendation provided by the CEO with respect to any salary increase given to the other NEOs. In assessing our CEO’s base salary for 2016, as described in “Compensation Decisions” above, the Committee considered a blend of objective and subjective factors. The objective factors considered by the Committee included Company performance and the competitiveness of the CEO’s salary relative to a competitive range of base salaries, as established using market data from our Compensation Peer Group. The subjective factors considered by the Committee included: the CEO’s experience; his contributions to Chart’s financial performance and positioning; and, his leadership, effort, and responsibilities in executing Chart’s short- and long-term strategic goals. Base salary decisions with respect to our other NEOs are approved by the Committee upon recommendation of the CEO. In making his recommendations to the Committee, the CEO considered a similar mix of objective and subjective factors, including: Company financial performance; the competitiveness of each executive’s compensation relative to a competitive range of base salaries, as

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established using the market data from our Compensation Peer Group; and each executive’s individual experience, responsibilities, and contributions.

Our NEOs’ current 2016 and 2015 base salaries are listed below. The Compensation Committee determined that there would be no changes to our existing NEOs’ base salaries for 2016, with the exception of Mr. Webster, who received a salary increase in connection with his promotion to CFO. The decision that NEO salaries would remain the same as the prior year was made given the Company’s performance in 2015, the macroeconomic uncertainty that was expected to continue into 2016, and also in light of the Committee’s evaluation of the various subjective factors described above. Based on market data from our Compensation Peer Group, the Committee also considered a range of base salaries competitive with median for each NEO. NEO base salaries may vary above or below median based on the subjective, executive-specific factors the Committee took into consideration when determining to make adjustments to base salary in previous years.

	2016 Named Executive Officers
Current Executive Officers	Position	2016 Annualized Salary (1)	2015 Salary (2)
Samuel F. Thomas	Chief Executive Officer	$775,000	$775,000
William C. Johnson	President and Chief Operating Officer	550,000	—
Robert H. Wolfe	Vice President, General Counsel and Secretary	345,000	—
Mary C. Cook	Chief Accounting Officer and Controller	220,000	—

Former Executive Officers
Michael F. Biehl	Former Executive Vice President and Chief Financial Officer	420,000	420,000
Kenneth J. Webster	Former Vice President and Chief Financial Officer	395,000	260,000
Matthew J. Klaben	Former Vice President, General Counsel and Secretary	345,000	345,000

(1)	Mr. Webster received the base salary increase shown here on April 16, 2016, to account for his promotion to the role of Vice President and CFO. Previously, Mr. Webster was serving as Vice President, CAO and Controller. Mr. Webster stepped down from his role as CFO on March 1, 2017 and is succeeded by Jillian C. Evanko.
(2)	Mr. Johnson joined the Company on July 13, 2016, and Mr. Wolfe and Ms. Cook were not NEOs in 2015, therefore their 2015 salaries are not shown here.

Short-Term Annual Cash Incentive Award. Short-term annual incentive awards are earned and payable pursuant to the Chart Industries, Inc. Cash Incentive Plan (the “Cash Incentive Plan”). The Cash Incentive Plan is further described on page 45. Consistent with our performance-based compensation philosophy, short-term incentive compensation is a key component of NEOs’ total compensation package. Depending on the extent to which we achieve our annual financial and strategic performance goals, NEOs’ annual cash incentive awards can represent a significant portion of each executives’ total compensation.

2016 STI Program. In 2016, the Compensation Committee made several changes to the structure of our short-term annual cash incentive program for 2016 NEO compensation (“2016 STI Program”). Consistent with the Compensation Committee’s process in previous years, at the beginning of 2016, the Committee set each executive’s target incentive bonus opportunity, expressed as a percentage of base salary (the “Base Target”). In March 2016, the Committee implemented a bonus pool funding program under the Cash Incentive Plan (“Bonus Pool”) to fund payouts to NEOs under the 2016 STI Program, intended to allow for full tax deductibility of any STI award. Each NEO is a participant in the Bonus Pool and was allocated a pre-determined maximum percentage of the Bonus Pool, based on that NEO’s maximum STI opportunity, or 165% of his or her previously approved Base Target. The Bonus Pool is based on a single performance metric, which in 2016 was 8% of the 2016 consolidated operating income, subject to allowable adjustments by the Committee. STI awards under the Bonus Pool are paid out only to the extent of the NEO’s individual allocation under the Bonus Pool and as further described below.

In determining actual payouts to NEO’s for 2016, the Committee determined 2016 consolidated operating income performance under the Bonus Pool, and then applied financial and strategic operating performance metrics consistent with performance metrics established under the Cash Incentive Plan applicable to other Plan participants. For the 2016

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Cash Incentive Plan generally, the Compensation Committee determined that consolidated operating income and working capital would remain financial performance metrics, but that the net income metric used in 2015 would be replaced with a Strategic and Operational Excellence metrics (“SOE”). The addition of the SOE metrics is intended to motivate individuals to drive annual results that align with the Company’s strategic operational goals, and it allows the Committee to reward employees for certain qualitative factors that contributed to the achievement of our strategic business goals.

The 2016 STI Program also adjusted threshold performance level payouts under the financial performance metrics to 50%, as compared to 0% payout at threshold performance levels under the 2015 program, and payouts at maximum performance levels are 165% of target, up from 150% in 2015. The working capital metric has performance levels at threshold and target but, unlike in 2015, working capital is no longer adjustable above target to the extent that operating income performance exceeds target performance. Finally, maximum performance under the operating income metric was increased to 200%, up from 150% under the 2015 program. No STI award is paid if threshold performance is not achieved and there is no STI payout for achievement of the SOE metric unless threshold performance levels for operating income are met. The 2016 STI financial and SOE performance metrics, the weight of each metric, the threshold, target and maximum performance levels, as well as the payout at each level are listed in the table below:

Financial Performance Metrics	Threshold (50%)	Target (100%)	Maximum (200%)
Operating Income (weight 65%)	$49.1 million	$61.4 million	$73.7 million
Working Capital (weight 15%)	28.4%	25.8%	N/A

Strategic Performance Metric	Threshold (0%)	Target (100%)	Maximum
SOE (weight 20%)	Did not meet expectations	Met or exceeded expectations	N/A

Financial Performance Metrics. The working capital component of our financial performance metrics measures the Company’s net working capital use-efficiency determined relative to the Company’s rolling average sales. Working capital has performance levels at threshold and target but, unlike in 2015, working capital is no longer adjustable above target to the extent that operating income performance exceeds target performance. The Compensation Committee set rigorous financial performance levels for the Company in 2016, with threshold performance targets set at a midpoint of what the Company considered acceptable performance when the targets were set.

Strategic Performance Metrics. Performance under the SOE metric is related to each employee’s scope of responsibility and the Company’s strategic business objectives related to that scope. Our SOE metrics are largely derived from the Company’s annual strategic plan and are based on the short-term performance goals that our Board and management believe drive long-term shareholder value; for example, delivering on the financial plan, implementation of a robust talent development and succession planning process, improvement of operational efficiencies, pragmatic risk management, and continued development of a diversified product portfolio. The Compensation Committee established our CEO’s SOE metric, and the CEO recommended, and the Committee approved, the SOE metrics for each of the other NEOs. SOE metrics are intended to be challenging based on the Company’s anticipated growth opportunities and our strategic and operational goals for the coming year. SOE metrics may be both qualitative and quantitative, and may vary for each NEO, depending on his or her role and responsibilities.

2016 STI Program Results. In determining annual incentive awards for 2016, the Compensation Committee determined the extent of Company performance under the Bonus Pool operating income performance metric; and, using its negative discretion under the Cash Incentive Plan, whether and to what extent each of the financial and SOE performance metrics were satisfied for 2016. The Committee then determined for each NEO employed as of the date of payment of the bonus on March 13, 2017, the actual STI award to which each executive was entitled.

The Compensation Committee considered actual Company performance against the financial performance targets set by the Compensation Committee and the Board for 2016, noted in the table above. The Committee adjusted actual results to exclude unusual items in accordance with the terms of the Cash Incentive Plan, which allows for adjustments for the following events that may occur during the performance period, including: (i) asset gains or losses; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or

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provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; and, (v) any extraordinary, unusual, non-recurring or non-cash items. The adjusted results for our 2016 financial performance metrics were as follows:

Financial Performance Metrics	Actual Result	% of Target Achieved
Operating Income (weight 65%)	$63.915 million	120.27%
Working Capital (weight 15%)	25.6%	100%

When determining the amount payable to non-director NEOs for achievement of SOE goals, the Committee considers individual performance relative to his or her personal SOE metric, and the recommendation of the CEO. The CEO’s SOE performance is determined by the Committee and the independent members of the Board based on their assessment of the CEO’s performance relative to his SOE goal. Each executive was determined to have achieved target performance, or 100 percent, on their SOE goals, receiving a total 2016 STI payout of 113.17 percent of his or her Base Target, except Mr. Webster who achieved 50 percent on his SOE goal and consequently received a total 2016 STI payout of 103.17 percent of his Base Target. The following table summarizes the total STI payout opportunities available to each NEO upon satisfaction of threshold, target, and maximum performance levels, as well as the actual STI payments each NEO received for fiscal 2016.

	Annual Incentive Threshold(1)		Annual Incentive Target		Annual Incentive Maximum		Actual 2016 Annual Incentive Payout

	% of Base Salary	Amount ($)	% of Base Salary	Amount ($)	% of Base Salary	Amount ($)	% of Base Salary	Amount ($)
Samuel F. Thomas	0%	—	100%	$775,000	165%	$1,278,750	113.17%	$877,068
William C. Johnson(2)	0%	—	100%	244,200	165%	907,500	113.17%	276,361
Kenneth J. Webster	0%	—	65%	256,750	107%	423,638	103.17%	264,889
Robert H. Wolfe(3)	0%	—	60%	106,250	99%	341,550	45.82%	48,688
Mary C. Cook	0%	—	40%	88,000	66%	145,200	113.17%	99,590

 (1) No payout is made for performance below threshold performance levels. Awards are interpolated on a straight-line basis for performance levels between threshold and target and between target and maximum performance levels.

 (2) Mr. Johnson’s target incentive payout reflects a pro-rata adjustment based on his date of hire, July 13, 2016.

(3)	Mr. Wolfe’s incentive payout reflects a pro-rata adjustment based on the date of his promotion, November 4, 2016. Previously Mr. Wolfe served as Assistant General Counsel for Chart’s E&C group. Accordingly, Mr. Wolfe’s short-term incentive for 2016 was based 83% on the financial and strategic performance of E&C and 17% on the Company’s consolidated financial and strategic performance metrics described above.

Long-Term Equity Incentive Compensation. The third primary component of Chart’s executive compensation program is long-term equity incentive awards. Equity-based compensation is an important component of our overall compensation strategy. The Compensation Committee uses LTI compensation to attract and retain talent, and to align the interests of our executives with the interests of our stockholders. LTI awards are designed to motivate NEOs to assist the Company both in achieving a high level of long-term performance and in creating stockholder value, while also discouraging the undertaking of undue short-term risks. This goal has become increasingly important to the Committee as we continue to analyze and address fundamental changes in the industries we serve and their effect on our performance and stock price.

The Compensation Committee monitors and evaluates the performance of LTI awards against the Committee’s overall compensation philosophy, and to determine whether LTI awards are effectively serving Chart’s long-term compensation goals and aligning NEO compensation with stockholder interests.

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In 2016 our NEOs received LTI awards comprised of a mix of stock options, restricted share units and performance share units. Consistent with its goal of providing competitive market-based compensation, the Company’s target total compensation mix approximates median in the overall blend of LTI and short-term cash compensation. The Committee made awards with target LTI compensation levels approximating percentages of each NEO’s base salary as follows:

	2016 Annualized Base Salary($)	Target LTI Value as % of Base Salary(1)	Target LTI Value($)
Samuel F. Thomas	$775,000	323%	$2,503,250
William C. Johnson	550,000	218%	1,199,000
Kenneth J. Webster	395,000	110%	434,500
Robert H. Wolfe	345,000	115%	396,750
Mary C. Cook	220,000	55%	121,000
Michael F. Biehl	420,000	160%	672,000
Matthew J. Klaben	345,000	115%	396,750

(1)	For Messrs. Webster and Wolfe and Ms. Cook, this represents the target LTI value as a percentage of base salary after their respective promotions, discussed above in “Corporate Governance Updates.”

Consistent with the process described in “Compensation Decisions” above, the Compensation Committee considered a mix of objective and subjective performance factors to determine the overall mix and target value of 2016 LTI compensation for our NEOs. The Committee considered input from Meridian, prevailing valuation methodologies, the expected value of the respective awards at varying grant levels, the competitiveness of each executive’s long-term compensation package at varying grant levels relative to market data from our Compensation Peer Group, the impact of changes in the stock price, stockholder value, and individuals’ responsibilities, skills, pay history, experience and contributions to the Company.

With the exception of Mr. Johnson, the target long-term incentive mix for NEOs in 2016 was 50% options, 30% RSUs and 20% PSUs. As an initial inducement to join the Company, Mr. Johnson received a mix of 60% options and 40% RSUs. The Committee granted Mr. Webster an additional grant of PSUs, RSUs and options, and Ms. Cook received an award of PSUs and options, in connection with their respective promotions on April 15, 2016.

The following paragraphs further describe the LTI compensation awarded to our executive officers under the Omnibus Equity Plan in 2016.

Stock Options. Stock option awards are made annually at the discretion of the Compensation Committee. Our options generally vest ratably over a four-year period and expire ten years from the grant date, unless in either case the Compensation Committee determines otherwise. On August 2, 2016, the Committee granted Mr. Johnson an option award that vests ratably over a two-year period and will expire ten years from the grant date. This award was made to Mr. Johnson as an inducement to join the Company. Continued service of the executive is required during the vesting period, except in the case of death, disability or retirement.

In our 2016 fiscal year, on January 4, 2016, we awarded the following number of non-qualified stock options to our then-current NEOs at an exercise price of $17.72 per share: (i) Mr. Thomas, 125,240; (ii) Mr. Biehl, 34,300; (iii) Mr. Klaben, 20,250; and (iv) Mr. Webster, 8,690.

On May 3, 2016, in connection with the promotion of Mr. Webster and Ms. Cook, the Compensation Committee granted Mr. Webster an additional stock option award of 12,770 units, and Ms. Cook 6,050 units, each at the exercise price of $25.13. In connection with Mr. Johnson’s joining the Company, on July 13, 2016, the Committee awarded Mr. Johnson 57,610 units at an exercise price of $28.93 on August 2, 2016. Mr. Wolfe did not receive an additional award after his promotion on November 4, 2016, but prior to becoming an NEO, on January 4, 2016, he was granted an LTI award consisting of a stock option award of 4,510 units and 1,490 RSUs.

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For a description of grant date fair values related to stock options granted to our NEOs in 2016, and related valuation assumptions, see note (2) to the 2016 Summary Compensation Table. The exercise price of each award is the closing share price of our Common Stock on the date the options were granted.

Performance Share Units.  PSU awards are granted at the discretion of the Compensation Committee and vest based on the attainment of objective, predefined financial performance goals over a three-year performance period. For each performance period the Committee establishes threshold, target, and maximum performance levels, together with corresponding payout amounts. Awards at the end of the three-year performance period are interpolated on a straight-line basis for performance levels between threshold and target and between target and maximum performance levels. Each earned performance unit represents the right to receive one share of our Common Stock.

For the 2016 fiscal year, on January 4, 2016, we granted the following number of performance units to our then-current NEOs (reflecting performance at 100% target): (i) Mr. Thomas, 24,930; (ii) Mr. Biehl, 6,820; (iii) Mr. Klaben, 4,030; and (iv) Mr. Webster, 1,730. On May 3, 2016, to account for their promotions, Mr. Webster received an additional award of 2,590 units and Ms. Cook received 1,200 units.

PSU awards are an important component of our long-term equity incentive awards because their value is not based on stock price alone. The 2016 PSU awards vest based on absolute return on average capital (“ROC”) over the three-year performance period. The Compensation Committee believes ROC is an effective incentive to promote stockholder value creation while providing meaningful incentives to our executives for achievement of good financial performance.

The PSUs granted in 2016 may be earned in a range between 50%, 100% and 200% of the number of target performance units granted to each NEO, based on whether our performance meets the minimum performance threshold, meets the 100% target, or meets or exceeds the maximum target level for the performance period, respectively. The threshold, target and maximum ROC performance metrics are 2.9%, 4.9% and 7.9%, respectively.

For a description of the grant date fair values related to performance units granted to our executive officers in 2016, as well as related valuation assumptions, see the 2016 Summary Compensation Table and note (1) to that table.

Restricted Share Units. Each restricted share unit represents the right to receive one share of the Company’s Common Stock. With the exception of Mr. Johnson’s award, RSU awards generally vest ratably, based on the continued service of the executive, over three years, beginning on the first year anniversary of the grant date. RSUs were granted in 2016 to provide a meaningful retention feature in our long-term incentive program that, as discussed above, has in recent years not provided the intended retention value as Company performance has declined. On August 2, 2016, the Committee granted Mr. Johnson an RSU award as an inducement to join the Company.

For the 2016 fiscal year, on January 4, 2016, the Compensation Committee approved grants of the following number of RSUs to our then-current NEOs: (i) Mr. Thomas, 37,400; (ii) Mr. Biehl, 10,240; (iii) Mr. Klaben, 6,040; and (iv) Mr. Webster, 2,590. Mr. Wolfe received 1,490 RSUs and Ms. Cook 2,260 RSUs on January 4, 2016, prior to being elected NEOs. On April 15, 2016, in connection with his promotion to the position of VP and CFO, the Compensation Committee granted Mr. Webster an additional award of 3,900 RSUs. On August 2, 2016, Mr. Johnson was granted 19,110 RSUs, which vest ratably over a two-year period based on his continued service.

Deferred Compensation.  The Company maintains the Chart Industries, Inc. Voluntary Deferred Income Plan (the “Deferred Income Plan”), which is intended to make our retirement plan benefits competitive relative to peers. The Deferred Income Plan provides benefits to certain of our management and highly compensated employees, including the Company’s NEOs, not otherwise available under our qualified 401(k) savings plan (the “Savings Plan”) due to statutory limitations. Pursuant to the Deferred Income Plan, participants may defer up to 100% of base salary and annual bonus, and all participant deferrals are fully vested automatically. In addition, the Company makes profit-sharing contributions and provides matching on the amounts deferred, both of which are vested fully after five years of service by the participant.

In 2016, the Deferred Income Plan resulted in the following Company matching and profit sharing contributions for our executive officers: (i) Mr. Thomas, $61,200; (ii) Mr. Johnson, $0; (iii) Mr. Webster, $7,962; (iv) Mr. Wolfe, $7,773; (v) Ms. Cook, $0; (vi) Mr. Biehl, $271; and (vii) Mr. Klaben, $5,142. Based on elections made by our executive officers

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for 2017, we expect that the Deferred Income Plan will result in the following Company matching and profit sharing contributions for our executive officers for 2017: (i) Mr. Thomas, $174,398; (ii) Mr. Johnson, $67,022; (iii) Mr. Webster, $26,540; (iv) Mr. Wolfe, $13,550; and (v) Ms. Cook, $12,173. The amounts that the Company contributes to the Deferred Income Plan on behalf of the executive officers are equal to the amounts that would have been contributed to the executive officers’ accounts under the Company’s Savings Plan, based on their elections under the Savings Plan, but for certain regulations under the Internal Revenue Code that limit the amount that may be contributed to a tax-qualified plan in any one year. To the extent their contribution elections change under the Savings Plan or other circumstances change, the 2017 amounts may vary from the amounts presented above.

The terms of our Deferred Income Plan are described beginning on page 50 in the 2016 Nonqualified Deferred Compensation Table. All of our NEOs participate in the Deferred Income Plan as certain profit sharing contributions will accrue to each participant regardless of whether any compensation is actually deferred under the Deferred Income Plan.

Other Benefits and Perquisites.  Executive officers are eligible to participate in all of our employee benefit plans, including our Savings Plan, and group health, life and disability insurance plans, on the same basis as those benefits are generally made available to all other employees of the Company. The sole perquisite we provide each executive officer is an automobile allowance.

Other Compensation Policies

Stock Ownership Guidelines.    We maintain stock ownership guidelines for our senior executives as part of our executive compensation program. Ownership guidelines for our NEOs are intended to be administered and reviewed periodically by the Compensation Committee. The stock ownership level of our Common Stock for our CEO is a multiple of five times his base salary. On December 12, 2016, the Compensation Committee amended the guidelines to include the position of President and COO and making the ownership guideline for that position three times base salary. The ownership guideline for our other executive officers is two times current base salary, and for our directors the multiple is four times their annual cash retainer. Executives who do not meet the guidelines are expected to satisfy them within five years, and directors are expected to meet the guidelines within four years of becoming a member of the Board. For more information regarding the stock ownership guidelines for our directors, turn to page 62. As of March 28, 2017, each NEO had satisfied or was on track to meet our stock ownership guidelines and all of our directors meet or are on track to meet the ownership guidelines within 48 months of their tenure on our Board. Pursuant to the guidelines, Messrs. Johnson and Wolfe and Ms. Cook are expected to meet the ownership guidelines for their positions within five years of the date of entrance into their respective position.

Clawback Policy.    Effective January 1, 2015, our Compensation Committee adopted a Policy on Recoupment of Incentive Compensation, or a “clawback policy.” In general, the policy requires our NEOs and certain other executives to return annual or long-term incentive awards, the performance or amount of which is tied to a financial performance measurement, if Company financial results are subsequently restated. The policy requires the return of these awards or shares that exceed the amount that would have been received if the financial results had been properly reported.

Certain Transactions in Company Stock - Hedging and Pledging Activities.  Our Insider Trading Policy prohibits our directors, officers and employees from engaging in various hedging activities, including any transaction involving a put, call or other option (other than an option granted by the Company) on Company securities. Directors, officers, and employees are specifically prohibited from selling Company securities that he or she does not own; i.e., he or she may not “sell short.” Furthermore, our Insider Trading Policy expressly prohibits our directors, officers and employees who are subject to trading windows under our Insider Trading Policy from holding Company securities in margin accounts or otherwise pledging Company securities as collateral for loans.

Effective February 2016, the Board approved an amendment to Chart’s Insider Trading Policy to solidify the Company’s prohibition against hedging activities. Although the Board had never done so, prior to the amendment, the Board or a Committee of the Board had discretionary authority to pre-approve a hedging transaction that was otherwise prohibited under the policy. In February 2016, the Insider Trading Policy was amended to eliminate this discretionary authority regarding hedging transactions.

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Cash Incentive Awards. In May 2014, stockholders approved adoption of the Cash Incentive Plan. The Cash Incentive Plan replaces the Chart Industries, Inc. 2009 Incentive Compensation Plan (“Incentive Compensation Plan”) for cash incentive compensation awards earned after 2014. For more information about our annual cash incentive awards, see the discussion beginning on page 30 in the section “Elements of Compensation — Annual Cash Incentive Award.”

Tax Considerations.  Under the Internal Revenue Code, a public company is limited to a $1 million deduction for compensation paid to its chief executive officer or any of its three other most highly compensated executive officers (other than the chief financial officer) who are employed at year-end. This limitation does not apply to compensation that meets the tax code requirements for qualifying performance-based compensation (compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders). For 2016, the annual cash bonus opportunity as well as the award of stock options and performance units were designed to satisfy the requirements for deductible compensation. However, because of the uncertainties associated with the application and interpretation of Section 162(m) of the Internal Revenue Code and the associated regulations, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162 (m) will in fact be deductible. Although the Committee plans to continue taking actions intended to limit the impact of Section 162(m), the Committee also believes that the tax deduction is only one of several relevant considerations in setting compensation. The Committee believes that the tax deduction limitation should not be permitted to compromise the Company’s ability to design and maintain executive compensation arrangements that will attract and retain the executive talent needed to compete successfully. Accordingly, the Committee is permitted to and will continue to exercise discretion in those instances where achieving the desired flexibility in the design and delivery of compensation will result in compensation that in certain cases is not deductible for federal income tax purposes.

Severance and Change in Control Payments. The Compensation Committee believes employment agreements assist the Company in attracting and retaining executive talent and that change in control provisions are appropriate to help ensure continuity of management during a potential change in control. In 2016, the Company was party to employment agreements with each of the NEOs, and each agreement contains a severance and change in control provision. More information about the NEOs’ employment agreements is provided in the sections “Employment Agreements” on page 43, and “Other Potential Post-Employment Payments” on page 53.

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2016 SUMMARY COMPENSATION TABLE

The following table and related notes and discussion are presented in accordance with SEC rules and summarize the compensation earned by each named executive officer for fiscal years 2014, 2015 and 2016.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Samuel F. Thomas (Chairman & Chief Executive Officer)	2016	$775,000	—	$1,104,488	$1,195,416	$877,068	$124,545	$4,076,517
	2015	775,000	—	917,000	1,116,315	0	145,853	2,954,168
	2014	775,000	—	1,816,590	1,003,962	191,968	206,838	3,994,358

William C. Johnson (President & Chief Operating Officer)	2016	$249,615	—	$552,852	$877,688	$276,361	$19,839	$1,976,355

Kenneth J. Webster (Former Vice President & Chief Financial Officer)(6)	2016	$353,462	—	$230,103	$253,349	$264,889	$60,035	$1,161,838
	2015	260,000	—	61,506	75,208	0	51,444	448,158
	2014	260,000	—	121,755	67,380	32,201	57,620	538,956

Robert H. Wolfe (Vice President, General Counsel & Secretary)	2016	$250,153	—	$26,403	$43,048	$48,688	$51,847	$420,139

Mary C. Cook (Chief Accounting Officer & Controller)	2016	$206,754	—	$68,439	$80,731	$99,590	$37,013	$492,527

Michael F. Biehl (Former Executive Vice President & Chief Financial Officer)	2016	$139,569	—	$302,303	$327,394	$0	$23,152	$792,418
	2015	420,000	—	245,963	299,690	0	81,517	1,047,170
	2014	420,000	—	457,919	252,675	72,824	108,982	1,312,400

Matthew J. Klaben (Former Vice President, General Counsel & Secretary)	2016	$301,875	—	$178,440	$193,286	$0	$59,357	$732,958
	2015	345,000	—	144,972	176,882	0	72,421	739,275
	2014	345,000	—	261,668	145,429	51,274	83,588	886,959

(1)	For fiscal year 2016, Mr. Johnson’s salary covers the period from his start date of July 13, 2016 through fiscal year end. Messrs. Webster and Wolfe and Ms. Cook were promoted to the positions noted above during 2016. The 2016 salary information presented here for Messrs. Webster and Wolfe and Ms. Cook reflects all compensation received in 2016, including compensation for prior positions at the Company. Only a portion of the 2016 amounts indicated above were at their current compensation levels. For Messrs. Biehl and Klaben, 2016 salary amounts are through their dates of departure from the Company.

(2)	Stock awards consist of PSU awards and LRSU awards (in 2014) and PSU awards and RSU awards (in 2015 and 2016). Each stock award is granted under our Omnibus Equity Plan, pursuant to PSU, LRSU and RSU agreements, and each is subject to pre-determined performance requirements, transfer restrictions, and other restrictions, as specified in each such agreement. Each performance unit represents the right to receive one share and awards may be earned in the range of 50% to 200% of the award amount. The 2014 PSU awards vest based on the Company’s earnings growth, as measured by EBITDA, relative to a peer group of companies. The 2015 and 2016 PSU awards vest based on a measure of return on investment. The 2014 PSU awards were measured over a performance period ending December 31, 2016 and vested at a level of 171.4% on February 15, 2017. The 2015 awards are measured over a performance period ending December 31, 2017, and the 2016 awards are measured over a performance period ending December 31, 2018. In 2014, the Company granted LRSU awards, with each unit representing the right to receive one share. LRSUs may be earned in a range of 50% to 150%, based on the Company’s absolute share price change as of the third anniversary of the date of grant. The 2014 LRSU awards vested on January 2, 2017 at 50%. The Company has not granted LRSUs since 2014. In 2015 and 2016, the Company granted RSU awards. RSU awards vest ratably over a three-year period from the date of grant, except in the case of Mr. Johnson whose 2016 RSU award vests in one-third and two-third increments over a two-year period.

The dollar values shown in the Stock Awards column above represent the aggregate grant date fair value of PSU and LRSU awards (for 2014), PSU and RSU awards (for 2015 and 2016 for Messrs. Thomas, Webster, Biehl and Klaben, and for 2016

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for Ms. Cook), and RSU awards (for 2016, for Messrs. Johnson and Wolfe), in each case as calculated in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, “Compensation — Stock Compensation.” For the PSU awards, grant date fair value was calculated using the closing stock price on the date of grant ($93.34 for 2014, $28.25 for 2015, $17.72 on January 4, 2016, and $23.66 on April 15, 2016). Grant date fair value for the RSU awards was calculated using the closing stock price on the date of grant ($17.72 for January 4, 2016 and $23.66 on April 15, 2016). For the LRSU awards, grant date fair value per unit was calculated based on a Monte Carlo simulation model ($106.90 for 2014). The grant date fair value of the PSU and the LRSU awards assumes that target performance is achieved and that vesting occurs at the 100% level. See the tables below for the awards’ grant date fair value if maximum performance levels are achieved, with PSU awards vesting at the 200% level, and LRSU awards vesting at the 150% level. NEOs not shown below did not receive that respective award.

	Performance Units		Grant Date Fair Value at Maximum Performance Levels(x)

	Grant Date	Number of Units
Samuel F. Thomas	1/4/2016	24,930	$883,519
	1/20/2015	11,510	650,315
	1/2/2014	8,330	1,555,044

Kenneth J. Webster	4/15/2016	2,590	$122,559
	1/4/2016	1,730	61,311
	1/20/2015	770	43,505
	1/2/2014	560	104,541
Mary C. Cook	4/15/2016	1,200	$56,784

Michael F. Biehl	1/4/2016	6,820	$241,701
	1/20/2015	3,090	174,585
	1/2/2014	2,100	392,028

Matthew J. Klaben	1/4/2016	4,030	$142,823
	1/20/2015	1,820	102,830
	1/2/2014	1,200	224,016

	Leveraged Restricted Share Units		Grant Date Fair Value at Maximum Performance Levels(x)

	Grant Date	Number of Units
Samuel F. Thomas	1/2/2014	9,720	$1,558,602

Michael F. Biehl	1/2/2014	2,450	$392,858

Matthew J. Klaben	1/2/2014	1,400	$224,490

Kenneth J. Webster	1/2/2014	650	$104,228

(x)	171.4% of the 2014 PSU awards granted on January 2, 2014 vested on February 15, 2017 and 50% of the 2014 LRSUs granted on January 2, 2014 vested on January 2, 2017. PSU and LRSU awards vest based on the achievement of certain performance-based metrics. As such, the actual values of the awards at any point in time until the expiration of the relevant performance periods, as well as the ultimate value of the awards, may be greater (subject to the maximum values presented in this footnote) or less than the values presented in the Summary Compensation Table and related footnotes, based on the terms of the awards and performance at that time.

(3)

Stock option awards were granted pursuant to our Omnibus Equity Plan. With the exception of the award granted to Mr. Johnson on August 2, 2016, the stock option awards become exercisable annually and ratably over four years after the date of grant. Mr. Johnson’s award was made upon his joining the Company and vests 25% and 75% on the first and

38    Chart Industries, Inc. | 2017 Proxy Statement

second anniversaries of the date of grant. On May 3, 2016, Mr. Webster and Ms. Cook received option grants pursuant to their respective promotions. The amounts reported in the Option Awards column represent the aggregate grant date fair value of stock options granted in the applicable fiscal year, as calculated in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.” The following assumptions were used in calculating the amounts listed:

•	The fair value of the options granted on January 2, 2014 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 1.0 percent; dividend yields of 0.0 percent; volatility factor of the expected market price of the Company’s Common Stock of 63.73 percent; and a weighted average expected life of 6.25 years for the options.

•	The fair value of the options granted on January 2, 2015 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 1.70 percent; dividend yields of 0.0 percent; volatility factor of the expected market price of the Company’s Common Stock of 61.54 percent; and a weighted average expected life of 5.60 years for the options.

•	The fair value of the options granted on January 4, 2016 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 1.76 percent; dividend yields of 0.0 percent; volatility factor of the expected market price of the Company’s Common Stock of 61.40 percent; and a weighted average expected life of 5.20 years for the options.

•	The fair value of the options granted on May 3, 2016 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 1.28 percent; dividend yields of 0.0 percent; volatility factor of the expected market price of the Company’s Common Stock of 61.23 percent; and a weighted average expected life of 5.20 years for the options.

•	The fair value of the options granted on August 2, 2016 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 1.10 percent; dividend yields of 0.0 percent; volatility factor of the expected market price of the Company’s Common Stock of 60.95 percent; and a weighted average expected life of 5.20 years for the options.

(4)	Reflects amounts of non-equity incentive compensation earned under the Incentive Compensation Plan in 2014, and under the Cash Incentive Plan in 2015 and 2016. Our Compensation Committee determined that (i) our financial performance for 2014 achieved a weighted level of 24.77% of our 2014 performance measures; (ii) our financial performance for 2015 did not achieve threshold 2015 performance measures; and (iii) our financial and strategic performance for 2016 achieved a weighted level of 113.17% of our 2016 performance measures, which assumes each executive achieved target on his or her SOE metric. As discussed in “Elements of Compensation — Annual Cash Incentive Award,” on page 30, in 2016, 20% of each NEO’s STI award was based on achievement of a pre-determined, individual SOE goal. While the Company performed above target relative to its financial metrics, STI compensation as a percentage of salary varied for each NEO based on the level of achievement of his or her respective strategic and operational goal.

(5)	All Other Compensation includes, for each NEO, the aggregate incremental actual cost to the Company for the benefit listed. The following table outlines those perquisites, other personal benefits and all other compensation received by each NEO.

	Year	Perquisites and Other Personal Benefits ($)(x)	Company Contributions to Benefit Plans ($)(y)	Total ($)
Samuel F. Thomas	2016	$12,000	$112,545	$124,545
	2015	12,000	133,853	145,853
	2014	12,000	194,838	206,838

William C. Johnson	2016	$5,538	$14,301	$19,839

Kenneth J. Webster	2016	$11,261	$48,774	$60,035
	2015	9,600	41,844	51,444
	2014	9,700	47,920	57,620

Robert H. Wolfe	2016	$9,600	$42,247	$51,847

Chart Industries, Inc. | 2017 Proxy Statement    39

Mary C. Cook	2016	$6,646	$30,367	$37,013

Michael F. Biehl	2016	$3,692	$19,460	$23,152
	2015	12,000	69,517	81,517
	2014	12,000	96,982	108,982

Matthew J. Klaben	2016	$8,308	$51,049	$59,357
	2015	9,600	62,821	72,421
	2014	9,700	73,888	83,588

(x)	In 2014, 2015, and 2016 each NEO received an automobile allowance. The 2014 amounts also include a taxable fringe benefit of $100 for Messrs. Klaben and Webster.

(y)	Includes 401(k) plan matching and other contributions made by the Company for Messrs. Thomas, Biehl, Klaben and Webster. For Messrs. Thomas, Biehl, Klaben and Webster, respectively, the 2014 amounts include Company contributions of $146,123, $49,411, $27,026 and $8,784 in Company contributions under our Deferred Income Plan; the 2015 amounts include Company contributions under our Deferred Income Plan of $84,236, $20,504, $15,753 and $2,448; and 2016 contributions under our Deferred Income Plan of $61,200, $271, $5,142, $7,962, and $7,773 for Mr. Wolfe. See the 2016 Nonqualified Deferred Compensation Table for more information about each NEOs’ Deferred Income Plan contributions.

(6)	Mr. Webster informed the Company of his intent not to relocate to the Company’s new headquarters at our facilities in Canton, Georgia. As a result, he has stepped-down from his position as Vice President and CFO and is succeeded by Jillian C. Evanko, who was elected by the Board as CFO effective March 1, 2017.

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2016 GRANTS OF PLAN-BASED AWARDS TABLE

The following table and related discussion summarizes grants of equity and non-equity incentive compensation awards provided to our named executive officers for our 2016 fiscal year, presented in accordance with SEC rules.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Samuel F. Thomas	1/04/16(3)								125,240	$17.72	$1,195,416
	1/04/16(4)							37,400			662,728
	1/04/16(5)				12,465	24,930	49,860				441,760
		—	$775,000	$1,278,750
William C. Johnson	8/02/16(3)								57,610	$28.93	$877,688
	8/02/16(4)							19,110			552,852
		—	$550,000	$907,500
Kenneth J. Webster(6)	1/04/16(3)								8,690	$17.72	$82,946
	5/03/16(3)								12,770	25.13	170,403
	1/04/16(4)							2,590			45,895
	4/15/16(4)							3,900			92,274
	1/04/16(5)				865	1,730	3,460				30,656
	4/15/16(5)				1,295	2,590	5,180				61,279
		—	$256,750	$423,638
Robert H. Wolfe	1/04/16(3)								4,510	$17.72	$43,048
	1/04/16(4)							1,490			26,403
		—	$207,000	$341,550
Mary C. Cook(7)	5/03/16(3)								6,050	$25.13	$80,731
	1/04/16(4)							2,260			40,047
	4/15/16(5)				600	1,200	2,400				28,392
		—	$88,000	$145,200
Michael F. Biehl	1/04/16(3)								34,300	$17.72	$327,394
	1/04/16(4)							10,240			181,453
	1/04/16(5)				3,410	6,820	13,640				120,850
		—	$294,000	$485,100
Matthew J. Klaben	1/04/16(3)								20,250	$17.72	$193,286
	1/04/16(4)							6,040			107,029
	1/04/16(5)				2,015	4,030	8,060				71,412
		—	$207,000	$341,550

Chart Industries, Inc. | 2017 Proxy Statement    41

(1)	These columns show the potential payouts for each NEO based on performance goals set in the first quarter of 2016 under the Cash Incentive Plan for fiscal year 2016. Detail regarding the actual award payouts for 2016 under the Cash Incentive Plan is reported in the 2016 Summary Compensation Table and is included in the Compensation Discussion and Analysis above.

(2)	The values included in this column represent the grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.”

(3)	Nonqualified stock options granted pursuant to the Omnibus Equity Plan. Except for Mr. Johnson, these options vest with respect to one-fourth the total number of common shares underlying the stock options on each of the first four anniversaries of the grant date. Mr. Johnson’s option award will vest 25% and 75% on the first and second anniversaries of the date of grant.

(4)	RSU awards granted pursuant to the Omnibus Equity Plan. Detail regarding the RSU awards is reported in the 2016 Summary Compensation Table and is included in the Compensation Discussion and Analysis.

(5)	PSU awards granted pursuant to the Omnibus Equity Plan. Detail regarding the PSU awards is reported in the 2016 Summary Compensation Table and is included in the Compensation Discussion and Analysis.

(6)	Mr. Webster received grants of RSUs and PSUs on April 15, 2016 and options on May 3, 2016 in line with his promotion to CFO.

(7)	Ms. Cook received grants of PSUs on April 15, 2016 and options on May 3, 2016 in line with her promotion to CAO and Controller.

42    Chart Industries, Inc. | 2017 Proxy Statement

Employment Agreements

The Company is party to employment agreements with each existing NEO, effective February 26, 2008 (the “Employment Agreements”). In 2016, the Company entered into new Employment Agreements with Messrs. Johnson and Wolfe and Ms. Cook. Ms. Cook’s agreement was amended in February 2017, as discussed below in the section, “Cook Employment Agreement.” With the exception of the amendment entered into with Ms. Cook, the terms of our NEOs’ Employment Agreements, including those entered into previously with Messrs. Thomas, Webster, Biehl and Klaben are materially consistent with one another and are summarized below. For more information on post-termination payments, including the treatment of long-term incentives upon a termination event, see page 53 for the section “Other Potential Post-Employment Payments.”

Term. The Employment Agreements provide for an initial two-year term of employment, which automatically renews for additional one-year periods. In the event of a change in control, the Employment Agreements provide for an automatic three-year extension of the employment term.

Base Salary and Benefits.  During the employment term, the executive is entitled to receive at least the base salary as provided in the Employment Agreements, together with the right to participate in the Company’s employee benefit plans, including health, life, and disability insurance, retirement, deferred compensation and fringe benefits, as well as any incentive and equity compensation plans, in effect from time to time, on the same basis as such plans are made available to the Company’s other senior executives. Under the Employment Agreements, our executives are also entitled to receive a monthly automobile allowance. The monthly automobile allowances for 2016 were as follows: (i) Mr. Thomas, $1,000; (ii) Mr. Johnson, $1,000; (iii) Mr. Webster, $1,000 (iv) Mr. Wolfe, $800; and (iv) Ms. Cook, $800.

The 2016 base salaries for Messrs. Thomas, Johnson, Webster, Wolfe and Ms. Cook are set forth on page 30, in the section “Compensation Discussion and Analysis — Elements of Compensation — Base Salary.”

Annual Incentive Compensation.  During the employment term, each executive is eligible to receive an annual bonus (an “Annual Bonus”) of up to one hundred sixty-five percent (165%) of a target amount designated for each executive, based upon a percentage of such executive’s annual base salary. The Employment Agreements do not guarantee executives’ receipt of Annual Bonuses. The Annual Bonus is earned based on the relative achievement of performance targets established by the Board, or a duly authorized committee thereof, no later than 90 days after the beginning of each fiscal year during the employment period. Annual Bonuses, if any, are payable within two and one-half months after the end of the applicable fiscal year. Annual Bonuses are subject to the terms of the Company’s Cash Incentive Plan, as may be amended from time to time. In connection with the Compensation Committee’s annual evaluation of executive compensation, and in consideration of the recommendations of Meridian, NEOs’ Employment Agreements were amended effective January 1, 2014, to permit the Committee to adjust NEO Base Targets without the need to amend the agreement going forward.

The 2016 Base Targets for Messrs. Thomas, Johnson, Webster, Wolfe and Ms. Cook are set forth above on page 32, in the section “Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Incentive Award.”

Annual Bonuses may be payable to our executive officers following a Change in Control to the extent the Compensation Committee determines the performance criteria have been met. For more information about the Annual Bonus in the event of a Change in Control, see the discussion beginning on page 56, in the section “Other Potential Post-Employment Payments — Payments made upon Termination in Connection with Change in Control.”

Severance and Change in Control Provisions.    The Employment Agreements include provisions regarding the payments and benefits to which an executive is entitled following an event of change in control. The benefits conferred in the current Employment Agreements range from one to three times the individual’s base salary plus target Annual Bonus, and other benefits, and are effective for termination of employment (including constructive termination) outside of the change in control context, and in the event of both a change in control and termination of employment (including a constructive termination) within two years following the change of control. Our severance provisions do not include excise tax gross-up provisions.

Chart Industries, Inc. | 2017 Proxy Statement    43

The Employment Agreements provide higher multiples of compensation upon separation following a change in control for the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer only (three times base salary and target Annual Bonus for the CEO, and two times base salary and target Annual Bonus for the COO and CFO). Severance multiples for our other executive officers are one times base salary and target Annual Bonus. The Compensation Committee believes maintenance of change in control provisions helps ensure continuity of management during a potential change in control, and that providing enhanced benefits to the CEO, COO and CFO provides sufficient protection for the Company in retaining its executive officers.

Payments in the change in control context are only triggered if both a change in control occurs and the executive officer is terminated, effectively terminated, or if actions are taken that materially and adversely affect the executive officer’s position or compensation (not including compensation reductions that affect substantially all of the Company senior executives). This is referred to as a “double trigger” change in control provision. For more information about the amounts payable upon a change in control and the other severance benefits to which our executive officers are entitled, turn to the “Other Potential Post-Employment Payments” section on page 53.

Under the Employment Agreements, a “Change in Control” occurs if there is:

•	a change in ownership of the Company by which any person, or more than one person acting as a group, acquires ownership of stock of the Company (or such an affiliate) constituting more than 50% of the total fair market value or total voting power of the Company’s outstanding Common Stock;

•	a change in effective control of the Company by which: (i) any one person, or more than one person acting as a group, acquires or has acquired during the most recent 12-month period ownership of stock of the Company possessing 30% or more total voting power of the Company’s outstanding Common Stock; or (ii) a majority of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the appointment or election; or

•	a change in the ownership of a substantial portion of the assets of the Company by which any one person, or more than one person acting as a group, acquires assets from the Company that have a gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company prior to such acquisition.

Restrictive Covenants that Apply During and After Termination of Employment.    Under the Employment Agreements, each executive is required to comply with certain restrictive covenants during his employment term and for the following period following the date of termination: Mr. Thomas, 24 months (extended to 36 months if Change in Control severance is received); Mr. Johnson and Mr. Webster, 18 months (extended to 24 months if Change in Control severance is received); and all other executives, 12 months (in each case, the “Restricted Period”). During the Restricted Period, the executive shall not, whether on the executive’s own behalf or on behalf of or in conjunction with any person, directly or indirectly compete with the Company or solicit customers or employees of the Company. In addition, the executive may not disclose any confidential information about the Company during or at any time following the employment period.

Cook Employment Agreement. In February 2017, in connection with the Company’s transition of its corporate headquarters, Ms. Cook’s Employment Agreement with the Company was amended. As amended, if Ms. Cook remains in the Company’s employ through the period concluding March 31, 2018 or if she is terminated by the Company before March 31, 2018 without Cause, she has the right to receive a retention payment in an amount equal to 50% of her highest annual base salary. In addition, at the conclusion of her retention period or termination without Cause before March 31, 2018, Ms. Cook’s outstanding equity awards will fully vest and become exercisable, with any PSU awards vesting at 100% of target. Additionally, the exercise period for her option awards will be extended until five years from the date of her separation. Notwithstanding this amendment, if Ms. Cook separates prior to or at the end of her retention period, she remains eligible, depending on the circumstances of her separation, to receive a severance payment equal to 100% percent of her then-current base salary and Base Target, as further described on page 54 under “Payments made upon Involuntary Termination Without Cause or Resignation for ‘Good Reason.’” The remainder of Ms. Cook’s Employment Agreement remains materially consistent with the terms described in this section.

44    Chart Industries, Inc. | 2017 Proxy Statement

Other Provisions.  In connection with our initial public offering, consummated July 31, 2006, the Company entered into amended and restated management stockholder’s agreements, effective as of April 1, 2006, with certain members of management, including Mr. Thomas.

Pursuant to and subject to the terms of the amended and restated management stockholder’s agreements, each of these executives has the opportunity to include in registered sales of our Common Stock (other than an initial public offering or relating to any employee benefit plan or corporate merger, acquisition or reorganization) and any shelf registration statement filed by us with respect to our Common Stock, all or any part of the “registrable securities” (as such term is defined in the amended and restated management stockholder’s agreements) then held by the executive. The Company will pay all expenses associated with an offering of such shares. Underwriting discounts will be shared proportionally.

Equity and Incentive Compensation Plan Information

Chart Industries, Inc. Cash Incentive Plan.  Cash bonuses payable to our NEOs for awards earned after 2014 are payable pursuant to performance measures set under the Chart Industries, Inc. Cash Incentive Plan, which was adopted by the Board of Directors and approved by our stockholders on May 22, 2014. The Bonus Pool is based on a single performance metric, which in 2016 was 8% of the 2016 consolidated operating income, subject to allowable adjustments by the Committee. In determining actual payouts to NEO’s for 2016, the Committee determined 2016 consolidated operating income performance under the Bonus Pool, and then applied financial and strategic operating performance metrics consistent with performance metrics established under the Cash Incentive Plan applicable to other Plan participants. These measures are intended to align NEO STI opportunities to measures believed to be meaningful indications of our performance for our stockholders. Under these targets, NEOs are eligible to earn a cash incentive bonus for the fiscal year if performance exceeds threshold amounts in an amount up to a pre-determined percentage, ranging from 50% to 165% of the NEO’s base salary at maximum performance levels. Actual performance below the minimum performance threshold for a performance objective would result in no payment based on that objective.

Under the Cash Incentive Plan a performance period may be a fiscal year or a multi-year cycle, as determined by the Compensation Committee. Performance objectives may be based on one or more of certain performance measures which may relate to us, one or more of our subsidiaries, our business divisions or units, or any combination of the foregoing, and the objectives may be applied on an absolute basis, relative to one or more peer group companies or indices, or any combination thereof, in each case as the Compensation Committee determines. The Compensation Committee may appropriately adjust any performance evaluation under a performance objective or objectives to reflect or exclude certain unusual events that may occur during the performance period. If there is an Incentive Plan Change in Control (as defined below under “Payments made upon Termination in Connection with Change in Control — Treatment of Nonqualified Stock Options”), the Compensation Committee will determine promptly, in its discretion, whether and to what extent the performance criteria have been met or will be deemed to have been met for the year in which the Incentive Plan Change in Control occurs and for any completed performance period for which a determination under the plan has not been made. If the Committee determines the criteria have been met, participants will receive their bonuses as soon as practicable, but in no event more than 30 days after the determination.

Pursuant to the terms of the Cash Incentive Plan, no executive officer or other participant may receive a bonus in excess of $5.0 million in respect of any single fiscal year. The Compensation Committee has absolute discretion to reduce or eliminate the amount otherwise payable under the Cash Incentive Plan and to establish rules or procedures which limit the amount payable to a participant to an amount that is less than the amount otherwise approved as that participant’s incentive bonus, except that following an Incentive Plan Change in Control the Compensation Committee continues to have such right only in the event that a participant engages in misconduct or materially fails to fulfill his or her duties, in each case, as determined by the Compensation Committee. Payments made under the Cash Incentive Plan are intended to qualify as “performance based” compensation and be exempt from the deduction limitations of Section 162(m) of the Internal Revenue Code.

Prior to adoption of the Cash Incentive Plan, short-term annual cash incentive bonuses were paid out under the Chart Industries, Inc. 2009 Incentive Compensation Plan. The terms of the Incentive Compensation Plan were substantially similar to those described with respect to the Cash Incentive Plan.

Chart Industries, Inc. | 2017 Proxy Statement    45

Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan and the Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan.  The Omnibus Equity Plan was initially adopted by our Board of Directors and approved by stockholders on May 19, 2009 and amended and restated effective May 24, 2012. The Omnibus Equity Plan replaced our 2005 Stock Incentive Plan as the source of ongoing equity compensation awards. The purpose of the Omnibus Equity Plan is to attract and retain skilled and qualified directors, officers and employees who are expected to contribute to our long-term success by providing long-term incentive compensation opportunities competitive with those made available by other companies, to motivate participants to achieve the long-term success and growth of the Company, to facilitate ownership of shares of the Company, and to align the interests of participants with those of our stockholders.

Both the Omnibus Equity Plan and our earlier 2005 Stock Incentive Plan provide for grants of (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted share units, and (5) other stock-based grants, including shares of our Common Stock awarded to our non-employee directors, executive officers, other key employees and consultants. As of March 28, 2017, there were 1,855,476 shares reserved for issuance and 517,237 shares available for future awards under the Omnibus Equity Plan. As of March 28, 2017, there were 101,968 shares of Common Stock reserved for issuance under the 2005 Stock Incentive Plan. No new grants will be made under the 2005 Stock Incentive Plan, but we expect shares will be issued in the future under outstanding awards. For information about Common Stock issuable under the Omnibus Equity Plan and 2005 Stock Incentive Plan as of December 31, 2016, see “Equity Compensation Plan Information” on page 45.

Both the Omnibus Equity Plan and 2005 Stock Incentive Plan are administered by our Board of Directors, which has delegated its duties and powers to our Compensation Committee. The Compensation Committee has the full power and authority to establish the terms and conditions of any award consistent with the provisions of the Omnibus Equity Plan or the 2005 Stock Incentive Plan and to waive any such terms and conditions at any time. The Compensation Committee is authorized to interpret the Omnibus Equity Plan and the 2005 Stock Incentive Plan, to establish, amend and rescind any rules and regulations relating to the Omnibus Equity Plan or the 2005 Stock Incentive Plan and to make any other determinations that it deems necessary or desirable for the administration of the Omnibus Equity Plan or the 2005 Stock Incentive Plan. The Compensation Committee is authorized to correct any defect or supply any omission or reconcile any inconsistency in either plan in the manner and to the extent the committee deems necessary or desirable.

An option holder may exercise an option by written notice and payment of the exercise price (1) in cash, (2) to the extent permitted by our Compensation Committee, by the surrender of a number of shares of Common Stock already owned by the option holder for at least six months (or such other period as established from time to time by the Committee consistent with the applicable plan), (3) in a combination of cash and shares of Common Stock (as qualified by clause (2)), (4) through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option and deliver to us an amount equal to the exercise price for the shares of Common Stock being purchased or (5) through such cashless exercise procedures as the Committee may permit. Holders who are subject to the withholding of federal and state income tax as a result of vesting or grant of an award under our Omnibus Equity Plan or 2005 Stock Incentive Plan may satisfy the income tax withholding obligation through the withholding of a portion of the shares of Common Stock to be received under such procedures as our Compensation Committee may approve.

Please see the discussion under Proposal 5 in this Proxy Statement with respect to the Company’s proposal to approve and adopt the Chart Industries, Inc. 2017 Omnibus Equity Plan, as well as the material terms of such plan. If approved, the 2017 Omnibus Equity Plan will increase the number of shares available for future grant.

46    Chart Industries, Inc. | 2017 Proxy Statement

2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table and related notes and discussion present information about equity awards held by our NEOs at December 31, 2016. Mr. Klaben resigned as Vice President, General Counsel and Secretary on November 4, 2016, at which time the unvested portion of his outstanding option awards and unvested RSU, PSU and LRSU awards were forfeited.

	Option Awards(1)				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(25)

Samuel F. Thomas	18,300 (2)	—	$27.74	8/02/2017
	18,950 (3)	—	30.95	1/02/2018
	50,000 (4)	—	11.00	1/02/2019
	47,170 (5)	—	17.03	1/04/2020
	33,070 (6)	—	36.45	1/03/2021
	21,410 (7)	—	55.93	1/03/2022
	14,602 (8)	4,868 (8)	68.21	1/02/2023
	8,940 (9)	8,940 (9)	93.34	1/02/2024
	14,657 (10)	43,973 (10)	34.27	1/02/2025
	—	125,240 (11)	17.72	1/02/2026
					14,277 (12)	$514,258
					5,755 (13)	207,295
					24,930 (14)	897,979
					4,860 (15)	175,057
					11,513 (16)	414,698
					36,472 (17)	1,313,721

William C. Johnson	—	57,610 (18)	$28.93	8/02/2026
					19,110 (19)	$688,342

Kenneth J. Webster	965 (5)	—	$17.03	1/04/2020
	2,590 (6)	—	36.45	1/03/2021
	1,520 (7)	—	55.93	1/03/2022
	982 (8)	328 (8)	68.21	1/02/2023
	600 (9)	600 (9)	93.34	1/02/2024
	987 (10)	2,963 (10)	34.27	1/02/2025
	—	8,690 (11)	17.72	1/02/2026
	—	12,770 (20)	25.13	5/03/2026
					959 (12)	$34,543
					385 (13)	13,868
					1,730 (14)	62,315
					325 (15)	11,707
					774 (16)	27,879
					2,590 (17)	93,292
					3,900 (21)	140,478
					2,590 (22)	93,292

Chart Industries, Inc. | 2017 Proxy Statement    47

Robert H. Wolfe	1,125 (23)	—	$45.46	5/25/2021
	840 (7)	—	55.93	1/03/2022
	595 (8)	298 (8)	68.21	1/02/2023
	450 (9)	450 (9)	93.34	1/02/2024
	517 (10)	1,553 (10)	34.27	1/02/2025
	—	4,510 (11)	17.72	1/02/2026
					107 (24)	$3,854
					447 (16)	16,101
					1,376 (17)	49,564

Mary C. Cook	—	6,050 (20)	$25.13	5/03/2026
					151 (24)	$5,439
					674 (16)	24,277
					2,260 (17)	81,405
					1,200 (22)	43,224

Michael F. Biehl	2,750 (5)	—	$17.03	1/04/2020
	3,620 (6)	—	36.45	1/03/2021
	4,380 (7)	—	55.93	1/03/2022
	3,600 (8)	1,200 (8)	68.21	1/02/2023
	2,250 (9)	2,250 (9)	93.34	1/02/2024
	3,935 (10)	11,805 (10)	34.27	1/02/2025
	—	34,300 (11)	17.72	1/02/2026
					2,798 (12)	$100,784
					1,545 (13)	55,651
					6,820 (14)	245,656
					1,225 (15)	44,125
					3,087 (16)	111,194
					9,739 (17)	350,799

(1)	The securities underlying options granted in 2014, 2015 and 2016 are also included in the aggregate grant date fair value in the “Option Awards” column of the 2016 Summary Compensation Table.

(2)	The securities underlying these options represent options granted on August 2, 2007 under the 2005 Stock Incentive Plan. These options vested annually in equal installments over four years based on continued service.

(3)	The securities underlying these options represent options granted on January 2, 2008 under the 2005 Stock Incentive Plan. These options vested annually in equal installments over four years based on continued service.

(4)	The securities underlying these options represent options granted on January 2, 2009 under the 2005 Stock Incentive Plan. These options vested annually in equal installments over four years based on continued service.

(5)	The securities underlying these options represent options granted on January 4, 2010 under the Omnibus Equity Plan. These options vested annually in equal installments over four years based on continued service.

(6)	The securities underlying these options represent options granted on January 3, 2011 under the Omnibus Equity Plan. These options vested annually in equal installments over four years based on continued service.

(7)	The securities underlying these options represent options granted on January 3, 2012 under the Omnibus Equity Plan. These options vested annually in equal installments over four years based on continued service.

(8)	The securities underlying these options represent options granted on January 2, 2013 under the Omnibus Equity Plan and vest annually in equal installments over four years based on continued service.

(9)	The securities underlying these options represent options granted on January 2, 2014 under the Omnibus Equity Plan and vest annually in equal installments over four years based on continued service.

(10)	The securities underlying these options represent options granted on January 2, 2015 under the Omnibus Equity Plan and vest annually in equal installments over four years based on continued service.

48    Chart Industries, Inc. | 2017 Proxy Statement

(11)	The securities underlying these options represent options granted on January 4, 2016 under the Omnibus Equity Plan and vest annually in equal installments over four years based on continued service. These stock options are also included in the “All Other Option Awards” column of the 2016 Grants of Plan-Based Awards Table.

(12)	These performance units were granted on January 2, 2014 pursuant to the Omnibus Equity Plan. The number and value of the PSU award is shown in the table at an award level between target and maximum level for such awards (171.4%), as 171.4% of the awards vested on February 15, 2017. Detail regarding PSU awards is reported in the 2016 Summary Compensation Table and in the Compensation Discussion and Analysis. With respect to Mr. Biehl, he received 2,798 shares upon the vesting of the 2014 PSU awards. Although the awards paid out at 171.4%, for Mr. Biehl the award was prorated for the number of months he was employed with the Company during the 2014-2016 performance period.

(13)	These performance units were granted on January 20, 2015 pursuant to the Omnibus Equity Plan. The number and value of the PSU award granted on January 20, 2015 is shown in the table at the threshold level. Detail regarding PSU awards is reported in the 2016 Summary Compensation Table and in the Compensation Discussion and Analysis.

(14)	These performance units were granted on January 4, 2016 pursuant to the Omnibus Equity Plan. The number and value of the PSU award granted on January 4, 2016 is shown in the table at the target level. Detail regarding PSU awards is reported in the 2016 Summary Compensation Table and in the Compensation Discussion and Analysis. This PSU award is also included in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the 2016 Grants of Plan-Based Awards Table.

(15)	These LRSUs were granted on January 2, 2014 pursuant to the Omnibus Equity Plan. The number and value of this LRSU award is shown in the table at the threshold level for such awards (50%), as 50% of the awards vested on January 2, 2017. Detail regarding the LRSUs is reported in the 2016 Summary Compensation Table and in the Compensation Discussion and Analysis.

(16)	These RSUs were granted on January 2, 2015 pursuant to the Omnibus Equity Plan. Detail regarding the RSUs is reported in the 2016 Summary Compensation Table and in the Compensation Discussion and Analysis.

(17)	These RSUs were granted on January 4, 2016 pursuant to the Omnibus Equity Plan. Detail regarding the RSUs is reported in the 2016 Summary Compensation Table and in the Compensation Discussion and Analysis. This RSU award is also included in the “All Other Stock Awards: Number of Shares of Stock or Units” column of the 2016 Grants of Plan-Based Awards Table.

(18)	The securities underlying these options represent options granted on August 2, 2016 under the Omnibus Equity Plan and vest 25% and 75% on the first and second anniversaries of the date of grant based on continued service. These stock options are also included in the “All Other Option Awards” column of the 2016 Grants of Plan-Based Awards Table.

(19)	These RSUs were granted on August 2, 2016 pursuant to the Omnibus Equity Plan. Detail regarding the RSUs is reported in the 2016 Summary Compensation Table and in the Compensation Discussion and Analysis. This RSU award is also included in the “All Other Stock Awards: Number of Shares of Stock or Units” column of the 2016 Grants of Plan-Based Awards Table.

(20)	The securities underlying these options represent options granted on May 3, 2016 under the Omnibus Equity Plan and vest annually in equal installments over four years based on continued service. These stock options are also included in the “All Other Option Awards” column of the 2016 Grants of Plan-Based Awards Table.

(21)	These RSUs were granted on April 15, 2016 pursuant to the Omnibus Equity Plan. Detail regarding the RSUs is reported in the 2016 Summary Compensation Table and in the Compensation Discussion and Analysis. This RSU award is also included in the “All Other Stock Awards: Number of Shares of Stock or Units” column of the 2016 Grants of Plan-Based Awards Table.

(22)	These performance units were granted on April 15, 2016 pursuant to the Omnibus Equity Plan. The number and value of the PSU award granted on April 15, 2016 is shown in the table at the target level. Detail regarding PSU awards is reported in the 2016 Summary Compensation Table and in the Compensation Discussion and Analysis. This PSU award is also included in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the 2016 Grants of Plan- Based Awards Table.

(23)	The securities underlying these options represent options granted on May 5, 2011 under the Omnibus Equity Plan. These options vested annually in equal installments over four years based on continued service.

(24)	These RSUs were granted on January 2, 2014 pursuant to the Omnibus Equity Plan.

(25)	Calculated based on a December 30, 2016 closing price of $36.02 per share.

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2016 OPTION EXERCISES AND STOCK VESTED TABLE

The following table presents information about the number of shares issued upon option exercises, restricted stock and performance unit vesting, and the value realized upon exercise or vesting, by our named executive officers in 2016.

	Option Awards		Stock Awards(1)

Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)

Samuel F. Thomas	—	$—	22,088	$394,382
William C. Johnson	—	—	—	—
Kenneth J. Webster	—	—	1,446	25,829
Mary C. Cook	—	—	487	8,747
Robert H. Wolfe	—	—	392	7,013
Michael F. Biehl	—	—	6,962	131,384
Matthew J. Klaben	—	—	3,174	56,706

(1)	Represents shares acquired due to the vesting of one-third of each individual’s 2015 RSU award, on January 2, 2016; for Messrs. Thomas, Biehl, and Wolfe stock awards includes shares acquired due to the accelerated vesting of RSUs granted on January 4, 2016 to satisfy tax withholding liabilities; for Ms. Cook and Mr. Wolfe, stock awards includes shares acquired due to the vesting of one-third of their respective 2014 RSU awards, granted January 2, 2014. The grant date fair value for RSU awards was calculated using the closing stock price on the date of vesting. For Messrs. Thomas, Biehl, Klaben and Webster, stock awards consists of shares acquired in connection with the vesting on January 2, 2016 and February 17, 2016 of LRSU and PSU awards, each granted on January 2, 2013, at the 50% and 100% level, respectively. In consideration of Mr. Biehl’s years of service with the Company and in anticipation of his assistance with the orderly transition of his role to Mr. Webster, the Board approved the vesting of 1,225 shares, or 50% of his 2014 LRSU award on April 15, 2016, upon Mr. Biehl’s retirement. This award is included in the table for Mr. Biehl and was valued at $23.66 per share, the closing price of our Common Stock on April 15, 2016. Consistent with the terms of the award agreement, since the 2014 LRSUs vested at threshold level, Mr. Biehl received no further shares when the awards vested on January 2, 2017.

2016 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table and related notes and discussion present information about the amount of compensation deferred, and the earnings accrued thereon, by our NEOs in 2016. Pursuant to the terms of the Deferred Income Plan, on January 26, 2017 the Company made contributions in the amounts stated in the table below for each NEO for 2016. These amounts are also included in the 2016 Summary Compensation Table under “All Other Compensation.”

Name	Executive Contributions in Last FY($)	Registrant Contributions in Last FY($)	Aggregate Earnings in Last FY($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last FYE($)(2)

Samuel F. Thomas	$46,500	$61,200	$126,831	$—	$1,339,795 (3)
William C. Johnson*	—	—	—	—	—
Kenneth J. Webster	—	7,962	2,861	—	34,648
Robert H. Wolfe	2,574	7,773	3,545	—	31,143
Mary C. Cook*	—	—	—	—	—
Michael F. Biehl	9,046	271	14,310	319,064	274 (4)
Matthew J. Klaben	5,971	5,142	25,173	—	209,938 (5)

 *Mr. Johnson and Ms. Cook were not eligible to participate in the Deferred Income Plan in 2016. Pursuant to an amendment of the Deferred Income Plan, discussed below, they are both eligible to participate at the beginning of the 2017 plan year.

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(1)	Balance includes amounts previously reported in the 2015 Nonqualified Deferred Compensation Table in the Company’s 2016 proxy statement for each individual in the following amounts: Mr. Thomas, $1,105,264, Mr. Klaben, $173,652 and Mr. Webster, $23,825. Mr. Biehl’s previously reported balance was $295,711. Mr. Wolfe’s balance at the beginning of fiscal year 2016 was $17,251.

(2)	Includes amounts deferred under the Company’s prior deferred income plan.

(3)	Mr. Biehl retired from the Company effective April 15, 2016. Mr. Biehl has taken distributions from his account, pursuant to the Deferred Income Plan retirement provisions set forth below.

(4)	Mr. Klaben, who stepped down from his position with the Company on November 4, 2016, is fully vested in the balance of his account.

The Deferred Income Plan was amended on July 13, 2016, to give the Company discretion to determine which members of management and other highly compensated employees are eligible to participate in the Deferred Income Plan. The amendment allows the Company to modify the eligibility waiting period, and other conditions of eligibility, to allow for participation earlier than otherwise permitted under the Plan’s terms. As amended, the Company may determine an employee is eligible to participate in the Plan, even if that employee has not received base compensation and a bonus paid or projected to be paid in the year prior to the year in which the participant will defer (the “Deferral Year”) that is at or above the maximum annual amount that may be taken into account for purposes of the tax-qualified Chart Industries, Inc. 401(k) Investment and Savings Plan (the “Savings Plan”) ($265,000 for 2016).

If the Company chooses not to modify an employee’s eligibility waiting period, the Plan’s provisions continue to apply and participation will be permitted in the Deferral Year by (i) employees with base compensation and bonus actually paid or projected to be paid for the year prior to the Deferral Year at or above the maximum annual amount ($265,000 for 2016) that may be taken into account for purposes of the tax-qualified Chart Industries, Inc. 401(k) Investment and Savings Plan (the “Savings Plan”), and (ii) any employee who was deferring compensation as of June 30, 2010 under the prior Voluntary Deferred Income Plan

Among other things, the Deferred Income Plan provides for:

•	deferrals of up to 100% of each participant’s base salary and bonus actually paid or due in the Deferral Year;

•	beginning in 2011, matching contributions on deferrals under the Deferred Income Plan made in accordance with the formula applicable to the participant under the Savings Plan but only with respect to the part of the participant’s compensation that exceeds the maximum annual amount, which is $270,000 for 2017;

•	beginning on July 1, 2010, profit sharing contributions (whether or not any compensation is actually deferred under the Deferred Income Plan) with respect to the part of the participant’s compensation that cannot be taken into account under the Savings Plan in accordance with the formula applicable to the participant under the Savings Plan. For 2016, profit sharing contributions were made only with respect to base pay earned if such base pay paid during the calendar year is greater than $265,000; and

•	automatic full vesting on participant deferrals, with matching contributions and profit sharing contributions vesting 20% per year of the participant’s service with the Company, with automatic full vesting after five years of service or, if earlier, attainment of age 65 (with participants already vested under the Savings Plan being fully vested under the Deferred Income Plan) or upon a change in control (as defined in the Deferred Income Plan).

Pursuant to the Company’s Deferred Income Plan, eligible employees are entitled to elect to defer up to 100% of their compensation, consisting of total salary, bonuses and commissions payable in a calendar year. Regardless of the circumstances under which a participant’s relationship with the Company terminates, all deferrals made pursuant to the plan will be fully vested. Contributions made by the Company, and any gains or losses on such contributions, vest ratably after five years of service under the Deferred Income Plan. Generally, deferral elections are made by participants in the taxable year immediately prior to the taxable year to which the deferral pertains, and are effective as of the first day of such taxable year. The Deferred Income Plan is unfunded and all benefits under the plan are payable solely from the general assets of the Company.

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Benefits under the Deferred Income Plan are payable upon the participant’s reaching his or her normal or early retirement date or termination of employment. Payments are made either in a lump sum, or in equal annual installments for a period of up to ten years, as designated by the participant at the time of deferral. Payments may be accelerated under the Deferred Income Plan in the event that (1) a “change in control” (as defined under the Deferred Income Plan) occurs; (2) a participant has an unforeseeable emergency; (3) a participant becomes disabled; (4) death occurs prior to completion of payment of benefits, or (5) the participant has a de minimis balance permitted to be accelerated under IRS rules. The Company would not expect to permit a participant to receive more than one distribution as a result of an unforeseeable emergency in any calendar year. A participant may also elect to receive an in-service distribution at the time of completing an election of deferral, and such payment is payable in a lump sum on the designated in-service withdrawal date. For information regarding post-termination payments under the plan, see “Other Potential Post-Employment Payments.”

Participants in the Deferred Income Plan may direct the investment of their balance held within the plan among a number of alternative investment fund options, and earnings and losses on participants’ investments are determined based on the individual performance of the underlying investment options. A participant may regularly change his or her investment allocation within the plan. A rabbi trust has been established under the plan to hold assets separate from our other assets for the purpose of paying future participant benefit obligations. Assets held in the rabbi trust are available to our general creditors in the event of our insolvency.

Notwithstanding anything in the Deferred Income Plan to the contrary, the Deferred Income Plan is administered in accordance with the requirements of, or to meet the requirements for exemption from, Section 409A of the Internal Revenue Code.

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OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

Under the Employment Agreements, each of our named executive officers is entitled to receive certain compensation and other benefits upon a termination of employment. The table below and related notes and discussion summarize the payments each executive officer would be entitled to receive under the terms of his or her Employment Agreement upon the occurrence of a triggering event, such as death, disability, retirement, termination for cause, a qualifying resignation, termination without cause, or a qualifying resignation or termination without cause in connection with a Change in Control.

The Employment Agreements define “Cause” as: (i) the executive’s willful failure to perform duties; (ii) the commission of, or a plea of guilty or no contest to a felony or crime involving moral turpitude; (iii) willful malfeasance or misconduct demonstrably injurious to us or our subsidiaries; (iv) material breach of the material terms of the Employment Agreement; (v) commission of an act of gross negligence, corporate waste, disloyalty or unfaithfulness to us, which adversely affects our business or that of our subsidiaries or affiliates; or (vi) any other act or course of conduct that will demonstrably have a material adverse effect on us or a subsidiary or an affiliate’s business. “Good Reason” is defined in the Employment Agreements as: (i) a material diminution in executive’s base salary (excluding any general salary reduction similarly affecting substantially all other senior executives of the Company as a result of a material adverse change in the Company’s prospects or business); (ii) a material diminution in executive’s authority, duties, or responsibilities; (iii) a material change in the geographic location at which executive must perform services; or (iv) any other action or inaction that constitutes a material breach by the Company of the Employment Agreement. “Change in Control” under the Employment Agreements is discussed on page 43 in the section “Employment Agreements — Severance and Change in Control Provisions.”

Payments made upon Involuntary Termination for “Cause” or Resignation without “Good Reason”

Salary, Bonus, and Benefits.  If an NEO is terminated by us for Cause or resigns without Good Reason, he is entitled to receive his accrued but unpaid base salary, his prior year’s Annual Bonus to the extent earned but not yet paid, and any accrued but unpaid health and welfare benefits (including accrued vacation).

Treatment of Nonqualified Stock Options.  Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the NEOs, in the event that an NEO is terminated by us for Cause or resigns without Good Reason, the unvested portion of all stock options will be cancelled.

Treatment of PSU Awards.  Under the terms of the performance unit agreements under which the PSUs were awarded to the NEOs, in the event that an NEO is terminated by us for Cause or resigns without Good Reason during the performance period, all performance units will be cancelled.

Treatment of RSU Awards.   Under the terms of the restricted share unit agreements under which the RSUs were awarded to the NEOs, in the event that an NEO is terminated by us for Cause or resigns without Good Reason, any unvested RSUs will be cancelled.

Treatment of LRSU Awards.   Under the terms of the leveraged restricted share unit agreements under which the LRSUs were awarded to the NEOs, in the event that an NEO is terminated by us for Cause or resigns without Good Reason during the performance period, any unvested LRSUs will be cancelled.

Treatment of Deferred Compensation.  Under the terms of the Deferred Income Plan, in the event that a participant’s employment is terminated due to (1) conviction of certain crimes enumerated in the Deferred Income Plan or (2) any breach of the duty of loyalty to us, any acts of omission in the performance of a participant’s Company duties not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction in the performance of a participant’s Company duties from which the participant derived an improper personal benefit (“Cause” under the Deferred Income Plan), the participant will not be entitled to receive any benefits or payments under the terms of the plan, other than the participant’s deferrals. If a participant’s employment is terminated for resignation without Good Reason, the participant will be entitled to receive benefits and payments based on the participant’s vested account.

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Payments made upon Involuntary Termination Without Cause or Resignation for “Good Reason”

Salary, Bonus, and Benefits.   Pursuant to the terms of the Employment Agreements, as amended, if an NEO is terminated by us without Cause or resigns for Good Reason not within two years after a Change in Control, the executive is entitled to receive his or her accrued but unpaid base salary, prior year’s Annual Bonus to the extent earned but not yet paid, and any accrued but unpaid health and welfare benefits (including accrued vacation). Subject to the execution and delivery of a release of claims against us and compliance with the restrictive covenants described on page 44 in “Employment Agreements,” the executive is also entitled to a severance payment and continued coverage under our group health plan. The executive’s severance payment upon an involuntary termination without Cause or resignation for Good Reason would be a lump sum equal to a percentage of that executive’s current base salary plus the greater of that executive’s current Base Target, or the Base Target for the preceding fiscal year, as follows: Mr. Thomas, 200%; Messrs. Johnson and Webster, 150%; and all other officers, 100%. The executive would be entitled to continued coverage under the Company’s group health plan for the following period: Mr. Thomas, 24 months; Messrs. Johnson and Webster, 18 months; and all other executives, 12 months. To the extent that continued coverage is not permissible under the terms of such plans beyond eighteen months, we may instead pay an amount equal to the premium subsidy we would have otherwise paid on the executive’s behalf for such coverage.

Treatment of Nonqualified Stock Options.  Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the NEOs, in the event that an NEO is terminated by us without Cause or resigns for Good Reason, any unvested stock options will be cancelled.

Treatment of PSU Awards.  Under the terms of the performance unit agreements under which the PSUs were awarded to the NEOs, in the event that an NEO is terminated by us without Cause or resigns for Good Reason during the performance period, all performance units will be cancelled.

Treatment of RSU Awards.  Under the terms of the restricted share unit agreements under which the RSUs were awarded to the NEOs, in the event that an NEO is terminated by us without Cause or resigns for Good Reason, any unvested RSUs will be cancelled.

Treatment of LRSU Awards.   Under the terms of the leveraged restricted share unit agreements under which the LRSUs were awarded to the NEOs, in the event that an NEO is terminated by us without Cause or resigns for Good Reason during the performance period, any unvested LRSUs will be cancelled.

Treatment of Deferred Compensation.  Under the terms of the Deferred Income Plan, in the event that a participant’s employment is terminated by us without Cause or by resignation for Good Reason, the participant will be entitled to receive benefits and payments based upon the participant’s vested account.

Payments made upon Termination by Reason of Death or Disability; Retirement

Salary, Bonus, and Benefits.  In the event an NEO is terminated by reason of death or ceases to be employed as a result of disability, he would be entitled to receive his accrued but unpaid base salary, his prior year’s Annual Bonus to the extent earned but not yet paid, and any accrued but unpaid health and welfare benefits (including accrued vacation). In addition, the executive would be entitled to a pro-rata portion of the Annual Bonus, if any, that he would have been entitled to for the year in which the termination occurs, based on our actual results for the year and the percentage of the fiscal year that has elapsed through the date of the executive’s termination of employment. In the event of separation due to retirement, NEOs are entitled to receive their accrued but unpaid Base Salary and any accrued but unpaid health and welfare benefits (including accrued vacation).

Treatment of Nonqualified Stock Options.  Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the NEOs, in the event that an NEO is terminated due to death or disability, stock options will become immediately vested. In the event an NEO is terminated due to retirement upon reaching the

54    Chart Industries, Inc. | 2017 Proxy Statement

age of 60, provided the executive has completed 10 years of service with us (“Retirement”), the options will continue to vest and become exercisable as if the officer had remained employed.

Effective January 1, 2015, the definition of “Retirement” under our stock option and other equity award agreements was changed. Under the 2015 and 2016 stock option agreements, in addition to Retirement eligibility under the existing age 60 and 10-years of service standard, an executive is also eligible for retirement upon reaching the age of 65, regardless of his service time with the Company. In the event an NEO is terminated due to retirement, options awarded under our 2015 and 2016 stock option agreements continue to vest and remain exercisable for up to five years after Retirement as if the officer had remained employed.

Mr. Biehl qualified for Retirement treatment when he retired from the Company in April 2016, and thus had several outstanding unvested equity awards on December 31, 2016. Accordingly, while Messrs. Thomas and Wolfe were the only current executives eligible for Retirement on December 31, 2016, the table below presents benefits associated with the Retirement of Messrs. Thomas, Wolfe and Biehl.

Because Mr. Biehl qualified for Retirement, as defined under each of his option award agreements, Mr. Biehl’s unvested option awards will continue to vest and become exercisable as if he had remained employed with the Company. In November 2016, the Compensation Committee approved amendment of Mr. Wolfe’s 2013 and 2014 option award agreements to include a definition of “Retirement” consistent with the retirement provisions in our 2015 and 2016 award agreements. If Mr. Wolfe, who is 67, but does not yet have 10 years of service, separates from service due to Retirement, as amended, his 2013 and 2014 option awards will continue to vest as if he had remained employed.

Treatment of PSU Awards.  Under the terms of the performance unit agreements under which the PSUs were awarded to the NEOs, in the event that an NEO is terminated due to Retirement, death or disability during the performance period, the executive (or his or her beneficiary or beneficiaries) shall be entitled to a pro-rated number of units calculated by multiplying (x) by (y) where: (x) is the number of Shares, if any, that would have been earned by the executive as the result of the satisfaction of the performance requirements; and (y) is the number of months that the executive was employed (rounded up to the nearest whole number) during the performance period divided by the number of months in the performance period.

Effective January 1, 2015, the definition of “Retirement” under our performance unit agreements was changed. Under the 2015 and 2016 performance unit agreements, in addition to Retirement eligibility under the existing age 60 and 10-years of service standard, an executive is also eligible for retirement upon reaching the age of 65, regardless of his service time with the Company. In the event an NEO is terminated due to retirement, PSUs are awarded under our 2015 and 2016 performance unit agreements in the manner described above.

Mr. Biehl is eligible to receive a portion of his 2014, 2015 and 2016 PSU awards, in each case prorated for the number of months he was employed by the Company during the respective performance periods.

Treatment of RSU Awards.   Under the terms of the restricted share unit agreements under which the RSUs were awarded to the NEOs, in the event that an NEO is terminated as a result of death or disability, the RSUs, together with any dividend equivalents attributable to the RSUs will, to the extent not then vested and not previously canceled, immediately become fully vested as of the date of the death or disability. In the event an NEO is terminated due to Retirement, the RSUs, together with any dividend equivalents attributable to the RSUs will, to the extent not then vested and not previously canceled, continue to vest ratably on each of the first three anniversaries of the date of grant.

Mr. Biehl’s RSU awards will continue to vest ratably as if he had remained employed.

Treatment of LRSU Awards.  Under the terms of the leveraged restricted share unit agreements under which LRSUs were awarded to the NEOs, in the event that an NEO is terminated as a result of death or disability or as the result of Retirement with the Committee’s approval, 50% of the LRSUs, together with any shares issued as a result of the investment of dividends attributable to the LRSUs will, to the extent not then vested and not previously canceled, immediately become fully vested as of the date of the death or disability or Retirement with Committee approval. An additional pro-rated number of 50% of the LRSUs will vest as of the earlier of the original vesting date specified in the leveraged restricted share unit agreement or upon a Change in Control as defined in the leveraged restricted share

Chart Industries, Inc. | 2017 Proxy Statement    55

unit agreement, with proration determined based on length of service during the performance period in a manner similar to our performance units.

In consideration of Mr. Biehl’s years of service with the Company and in anticipation of his assistance with the orderly transition of his role to Mr. Webster, the Board approved the vesting of 1,225 shares, or 50% of his 2014 LRSU award, on April 15, 2016. Consistent with the terms of the award agreement, since the 2014 LRSUs vested at threshold level, Mr. Biehl received no further shares when the awards vested on January 2, 2017.

Treatment of Deferred Compensation.  Under the terms of the Deferred Income Plan, in the event that a participant’s employment is terminated due to death, disability or Retirement, the benefit payable to the participant under the Deferred Income Plan will fully vest, to the extent not previously vested.

Payments made upon Expiration of Employment Term

Salary, Bonus and Benefits.  In the event the employment of an NEO is terminated upon expiration of the employment term without renewal, he will be entitled to receive his accrued but unpaid base salary, his prior year’s Annual Bonus to the extent earned but not yet paid, and any accrued but unpaid health and welfare benefits (including accrued vacation). No named executive officer’s Employment Agreement could have terminated on December 31, 2016, as a result of the rolling term of the agreement, since we could not have provided the required notice before expiration under the terms of the applicable agreement. Accordingly, no benefits are shown in the table below related to expiration of the Employment Agreement term on December 31, 2016.

Treatment of Nonqualified Stock Options.  Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the NEOs, in the event that the employment of an NEO is terminated upon expiration of the employment term without renewal, the unvested portion of all options will be cancelled by us without consideration.

Treatment of PSU Awards.  Under the terms of the performance unit agreements under which the PSUs were awarded to the NEOs, in the event that an NEO is terminated upon expiration of the employment term without renewal during the performance period, all PSUs will be cancelled.

Treatment of RSU Awards.   Under the terms of the restricted share unit agreements under which the RSUs were awarded to the NEOs, in the event that an NEO is terminated upon expiration of the employment term without renewal, any unvested RSUs will be cancelled.

Treatment of LRSU Awards.   Under the terms of the leveraged restricted share unit agreements under which the LRSUs were awarded to the NEOs, in the event that an NEO is terminated upon expiration of the employment term without renewal, any unvested LRSUs will be cancelled.

Treatment of Deferred Compensation.  Under the terms of the Deferred Income Plan, in the event that a participant’s employment is terminated upon expiration of the employment term without renewal, the participant will be entitled to receive an amount equal to the participant’s vested account.

Payments made upon Termination in Connection with Change in Control

Salary, Bonus and Benefits.  Pursuant to the terms of the Employment Agreements, as amended, in the event an NEO is terminated by us without Cause or resigns for Good Reason within two years of a Change in Control, the executive is entitled to receive his accrued but unpaid base salary, his prior year’s Annual Bonus to the extent earned but not yet paid, and any accrued but unpaid health and welfare benefits (including accrued vacation). Subject to the execution and delivery of a release of claims against us and compliance with the restrictive covenants described on page 44 in “Employment Agreements,” the executive is also entitled to a severance payment and continued coverage under our group health plan. The executive’s severance payment upon a termination without Cause or for Good Reason within two years following a Change in Control would be a lump sum equal to a percentage of that executive’s current base

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salary plus the greater of that executive’s current Base Target, or the Base Target for the fiscal year immediately preceding the fiscal year in which the Change in Control occurred, as follows: Mr. Thomas, 300%; Messrs. Johnson and Webster, 200%; and all other officers, 100%. The severance payments to be paid to the executive officers upon a termination of employment without Cause or for Good Reason within two years following a Change in Control may be reduced under the Employment Agreements if (x) the payments would result in the imposition of a “golden parachute” excise tax under the Internal Revenue Code Section 280G and (y) the reduced payments would result in the executive officer receiving a greater net after-tax payment. The executive would be entitled to continued coverage under the Company’s group health plan for the following period: Mr. Thomas, 36 months; Messrs. Johnson and Webster, 24 months; and all other executives, 12 months. To the extent that continued coverage is not permissible under the terms of such plans beyond eighteen months, we may instead pay an amount equal to the premium subsidy we would have otherwise paid on the executive’s behalf for such coverage.

Treatment of Nonqualified Stock Options.  Under the terms of the 2005 Stock Incentive Plan, the Omnibus Equity Plan, and the stock option agreements under which the non-qualified stock options were awarded to the named executive officers, stock options become fully vested and are immediately exercisable in the event of the occurrence of any of the following: (1) the sale or disposition, in one or a series of related transactions, of all or substantially all, of our assets to any person or group; (2) any person or group is or becomes the beneficial owner of more than 50% (30% in the case of the Omnibus Equity Plan and the Incentive Compensation Plan) of the total voting power of our voting stock, including by way of merger, consolidation, tender or exchange offer or otherwise; or (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by our stockholders was approved by a vote of a majority of our directors, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office (each, an “Incentive Plan Change in Control”).

Treatment of PSU Awards.  Under the terms of the performance unit agreements under which the PSUs were awarded to the NEOs, in the event of an Incentive Plan Change in Control, (1) the performance requirements shall be deemed to have been satisfied at the greater of either: (i) the target level of the performance requirements as if the entire performance period had elapsed; or (ii) the level of actual achievement of the performance requirements as of the date of the Incentive Plan Change in Control; and (2) the appropriate number of shares, or, if the Committee so elects, cash, shall be issued or paid to the executive not later than 30 days after the date of the Incentive Plan Change in Control.

Treatment of RSU Awards.   Under the terms of the restricted share unit agreements under which the RSUs were awarded to the NEOs, in the event of an Incentive Plan Change in Control that also meets the definition of a change in control event under applicable regulations under Section 409A of the Internal Revenue Code, the RSUs, together with any dividend equivalents attributable to the RSUs will, to the extent not then vested and not previously forfeited or canceled, immediately become fully vested as of the date of the Incentive Plan Change in Control.

Treatment of LRSU Awards.  Under the terms of the leveraged restricted share unit agreements under which LRSUs were awarded to the NEOs, in the event of an Incentive Plan Change in Control that also meets the definition of a change in control event under applicable regulations under Section 409A of the Internal Revenue Code, the LRSUs, together with any shares issued as a result of the investment of dividends attributable to the LRSUs will, to the extent not then vested and not previously forfeited or canceled, immediately become fully vested as of the date of the change in control in an amount equal to the greater of the target amount of LRSUs or the number of LRSUs that would have vested if vesting performance were measured on the day immediately preceding the change in control.

Treatment of Deferred Compensation.  Under the terms of the Deferred Income Plan, in the event of a change of ownership or effective control of the Company within the meaning of Section 409A of the Internal Revenue Code, a participant’s interest in all amounts credited to the participant’s account under the plan will fully and immediately vest, become nonforfeitable and be distributed in a single lump sum.

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Potential Post-Employment Payments under the Employment Agreements

Assuming the employment of each NEO was terminated under each of the following circumstances on December 31, 2016, the last day of our 2016 fiscal year, payments made and benefits provided would have the following estimated values. Mr. Klaben is not shown in the table below as, upon his resignation, on November 4, 2016, the unvested portion of his outstanding option awards and unvested LRSU, PSU and RSU awards were forfeited. Mr. Biehl retired on April 15, 2016, and therefore the amounts shown in the table reflect the potential impact on equity awards which remain subject to vesting.

	Involuntary Termination for Cause/Resignation without Good Reason	Involuntary Termination without Cause Resignation for Good Reason	Disability/Death	Retirement(9)	Change in Control(10)
Cash Severance(1)
Samuel F. Thomas	—	$3,100,000	—	—	$4,650,000
William C. Johnson	—	1,650,000	—	—	2,200,000
Kenneth J. Webster	—	977,625	—	—	1,303,500
Robert H. Wolfe	—	552,000	—	—	552,000
Mary C. Cook	—	308,000	—	—	308,000
Michael F. Biehl	—	—	—	—	—
Annual Incentive Plan Bonus(2)
Samuel F. Thomas	—	—	$877,068	—	$877,068
William C. Johnson	—	—	276,361	—	276,361
Kenneth J. Webster	—	—	264,889	—	264,889
Robert H. Wolfe	—	—	48,688	—	48,688
Mary C. Cook	—	—	99,590	—	99,590
Michael F. Biehl	—	—	—	—	—
Health and Welfare Benefits(3)
Samuel F. Thomas	—	$49,845	—	—	$76,612
William C. Johnson	—	30,977	—	—	41,632
Kenneth J. Webster	—	21,358	—	—	28,707
Robert H. Wolfe	—	7,889	—	—	7,889
Mary C. Cook	—	7,977	—	—	7,977
Michael F. Biehl	—	—	—	—	—
Accelerated Vesting of Options(4)
Samuel F. Thomas	—	—	$2,368,845	—	$2,368,845
William C. Johnson	—	—	408,455	—	408,455
Kenneth J. Webster	—	—	303,278	—	303,278
Robert H. Wolfe	—	—	85,251	—	85,251
Mary C. Cook	—	—	65,885	—	65,885
Michael F. Biehl	—	—	648,349	—	648,349
Accelerated Vesting of PSUs(5)
Samuel F. Thomas	—	—	$1,089,965	$1,089,965	$1,826,826
William C. Johnson	—	—	—	—	—
Kenneth J. Webster	—	—	104,902	—	217,885
Robert H. Wolfe	—	—	—	—	—
Mary C. Cook	—	—	14,408	—	43,224
Michael F. Biehl	—	—	148,793	148,793	148,793
Accelerated Vesting of RSUs(6)
Samuel F. Thomas	—	—	$1,728,420	—	$1,728,420
William C. Johnson	—	—	688,342	—	688,342
Kenneth J. Webster	—	—	261,649	—	261,649
Robert H. Wolfe	—	—	69,519	—	69,519
Mary C. Cook	—	—	111,122	—	111,122
Michael F. Biehl	—	—	461,993	—	461,993

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Accelerated Vesting of LRSUs(7)
Samuel F. Thomas	—	—	$175,057	—	$350,114
William C. Johnson	—	—	—	—	—
Kenneth J. Webster	—	—	11,707	—	23,413
Robert H. Wolfe	—	—	—	—	—
Mary C. Cook	—	—	—	—	—
Michael F. Biehl	—	—	44,125	—	88,249
Deferred Compensation(8)
Samuel F. Thomas	—	—	—	—	—
William C. Johnson	—	—	—	—	—
Kenneth J. Webster	—	—	—	—	—
Robert H. Wolfe	—	—	—	—	—
Mary C. Cook	—	—	—	—	—
Michael F. Biehl	—	—	—	—	—
TOTAL
Samuel F. Thomas	—	$3,149,845	$6,239,355	$1,089,965	$11,877,885
William C. Johnson	—	1,680,977	1,373,158	—	3,614,790
Kenneth J. Webster	—	998,983	946,425	—	2,403,321
Robert H. Wolfe	—	559,889	203,458	—	763,347
Mary C. Cook	—	315,977	291,005	—	635,798
Michael F. Biehl	—	—	1,303,260	148,793	1,347,384

(1)	Cash severance amounts, under the Employment Agreements as of December 30, 2016, consist of a lump sum payment equal to the following percentage of the executive’s base salary and the greater of his current target annual bonus or the target bonus for the preceding fiscal year (or the target bonus for the year before a Change in Control, in the case of a termination within two years after a Change in Control): Mr. Thomas, 200% (300% if after a Change in Control); Messrs. Johnson and Webster, 150% (200% if after a Change in Control); and all other officers, 100%. The amounts in the table do not include accrued but unused vacation, since the policy governing vacation for the executive officers mandates the forfeiture of all accrued vacation for the current year not used by the end of the year, and each scenario assumes termination of employment on the last day of the year. In the event that an executive is terminated prior to the end of the fiscal year, the executive would be entitled to compensation for any unused vacation that could be used prior to the end of the fiscal year. Our executives are presently entitled to the following vacation benefits: Mr. Thomas, five weeks; and Messrs. Johnson, Webster, Wolfe and Ms. Cook, four weeks.

(2)	Our Cash Incentive Plan, under which the incentive bonuses were paid for 2016, generally requires a participant be employed on the day of payment of the bonus, which was March 13, 2017. The 2016 bonus amounts payable are based on the realization of 93.17% of our 2016 financial performance goals and each executive’s achievement of a specific, pre-determined SOE goal. For additional information about the Company’s performance measures and NEOs’ 2016 cash bonus opportunity, see the discussion on page 30, under “Elements of Compensation — Annual Cash Incentive Award,” the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” portion of the 2016 Grants of Plan-Based Awards Table, and the 2016 Summary Compensation Table, above.

(3)	Health and welfare benefits consist of health care and dental. These benefits after termination of employment have been calculated based on actual cost to us for 2016. For each year following 2016, costs are approximated based on the actual cost for 2016 plus an assumed 5% annual increase in medical benefits cost and an assumed 3% annual increase in dental benefits cost.

(4)	The value of the stock options that vest upon death or disability or an Incentive Plan Change in Control represents the difference between the aggregate market value of the shares underlying the unvested portion of these options on December 30, 2016, at $36.02 per share, the closing price of our Common Stock on that day, and the aggregate exercise price of the option. In the event of Retirement, stock options will continue to vest ratably over a four-year period, without giving effect to the requirement of continuous service. As discussed, as Mr. Biehl qualified for Retirement, his unvested options will receive such treatment.

(5)

In the event of termination due to disability, death, or Retirement, the executive (or his or her beneficiary) is entitled to a pro-rated number of performance units, calculated by multiplying (x) by (y) where: (x) is the number of units, if any, that would have been earned by the executive as the result of the satisfaction of the performance requirements; and (y) is

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the number of months that the executive was employed (rounded up to the nearest whole number) during the performance period divided by the total number of months in each performance period. For the 2014 PSU awards (for Messrs. Thomas, and Webster), the table reflects the fact that the performance units awarded in 2014 vested in an amount equal to 171.4% of the total target award on February 15, 2017. Mr. Biehl received 2,798 shares upon the vesting of his 2014 PSU award, or 133.2% of his target total award, which reflects a proration for the number of months he was employed with the Company during the 2014-2016 performance period. For performance units awarded in 2015 (for Messrs. Thomas, Webster and Biehl) and 2016 (for Messrs. Thomas, Webster and Biehl and Ms. Cook), the table reflects the assumption that the units will vest at the 100% target level of the total amount of performance units granted, even though we are unable to accurately predict the actual performance of these awards. Amounts for Mr. Biehl’s 2015 and 2016 PSU awards are prorated for the number of months he was employed during each performance period. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Compensation” above for more information about these assumptions. Whether or to what extent the 2015 and 2016 unvested awards actually will be earned depends on future events. The value of performance units upon an Incentive Plan Change in Control represents the product of (i) 171.4% of the total target amount of performance units granted in 2014, the 100% target amount of performance units granted in 2015, and the 100% target amount of performance units granted in 2016, and (ii) $36.02 per share, the closing price of our Common Stock on December 30, 2016.

(6)	With the exception of Mr. Johnson, the table reflects the market value of the unvested portion of each NEO’s 2015 and 2016 RSU awards, granted January 2, 2015 and January 4, 2016, respectively. For Mr. Wolfe and Ms. Cook, the table includes the unvested portion of RSU awards received January 2, 2014, of which 107 and 151 respective shares were not yet vested as of December 31, 2016. For Mr. Webster, in addition to the unvested portions of the RSU awards received January 2, 2015 and January 4, 2016, the table includes the RSU award he received on April 15, 2016, coincident with his promotion to Vice President and CFO. For Mr. Johnson, the table reflects the RSU award received on August 2, 2016. Mr. Johnson’s RSU award vests in one-third and two-third increments on the first and second anniversaries of the date of grant. Each of the other NEOs’ RSU awards vest ratably over a three-year period beginning on the first anniversary of the date of grant. With respect to death, disability and an Incentive Plan Change in Control, the executive (or his or her beneficiary) is entitled to an immediate vesting of the shares underlying the unvested portion of the RSUs. The value of the RSUs that vest upon death, disability or an Incentive Plan Change in Control represents the aggregate market value of the shares underlying the unvested portion of the RSU awards on December 30, 2016, at $36.02 per share, the closing price of our Common Stock on that day. In the event of Retirement, RSUs continue to vest ratably over the vesting period, without giving effect to the requirement of continuous service, and therefore such amounts are not included in the table.

(7)	With respect to disability or death, the executive is entitled to immediate vesting of 50% of the target amount of the original LRSU award, which is reflected in the table, plus a pro rata amount as of the original vesting date that is based on our stock price performance for the entire performance period. On January 2, 2016, 50% of the 2014 LRSU awards vested based on actual performance. Accordingly, the executive would not be entitled to receive any additional shares had he remained employed with the Company until the vesting date. With respect to an Incentive Plan Change in Control, the executive is entitled to the immediate vesting of the greater of the target amount of LRSUs or the amount of LRSUs that would have vested if the original vesting date was the day immediately preceding the Incentive Plan Change in Control. Because our performance during the 2014 LRSU award performance period would have resulted in payment of shares in an amount below the 100% target, in the event of an Incentive Plan Change in Control, the table reflects a vesting of 100% of each NEO’s target LRSU award. The closing price of our Common Stock on December 30, 2016, $36.02 per share, was used to value any shares that would vest. In the event of Retirement, the executive must receive Compensation Committee approval before any LRSU not then vested as of the date of Retirement becomes vested and therefore such amounts are not included in the table. Upon Mr. Biehl’s Retirement, the Compensation Committee approved the vesting of 1,225 shares, or 50% of his 2014 LRSU award, on April 15, 2016. Consistent with the terms of that award agreement, since the 2014 LRSU award vested at the threshold level, Mr. Biehl received no further shares when the awards vested on January 2, 2017. Using the closing price of our Common Stock on April 15, 2016, Mr. Biehl’s 2014 LRSU award would be valued at $28,984. Using the closing price of our Common Stock on December 30, 2016, Mr. Biehl’s 2014 LRSU award would be valued at $44,125.

(8)	The Company does not provide above-market returns on any participant balances in the Deferred Income Plan. With the exception of Mr. Johnson and Ms. Cook, each NEO received Company contributions under the Deferred Income Plan for 2016. Since the executives are fully vested in these amounts, they are not recognized in the table. For specific deferred compensation balances, see the 2016 Nonqualified Deferred Compensation Table.

(9)

Messrs. Thomas and Wolfe were the only current NEOs eligible for Retirement on December 31, 2016, and Mr. Biehl was eligible for Retirement when he retired from the Company on April 15, 2016. Despite Retirement eligibility, as of December 31, 2016 Mr. Wolfe did not have any outstanding PSU or LRSU awards. Accordingly, the table presents benefits

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associated with Messrs. Thomas and Biehl’s retirement only. With respect to the equity awards outstanding as of Retirement, Messrs. Thomas, Wolfe and Biehl would be entitled to the treatment indicated in the notes to this table and preceding narrative.

(10)	Assumes termination of employment results from resignation for Good Reason or Involuntary Termination without Cause within two years following a Change in Control. The severance payments to be paid to the executive officers upon a termination of employment without Cause or for Good Reason within two years following a Change in Control may be reduced under the Employment Agreements if (x) the payments would result in the imposition of a “golden parachute” excise tax under the Internal Revenue Code Section 280G and (y) the reduced payments would result in the executive officer receiving a greater net after-tax payment. The amounts shown in the table above do not reflect that if, in the event payments to the executive officer in connection with a change in control or otherwise would result in an excise tax under the Internal Revenue Code, such payments may be reduced to the extent necessary so that the excise tax does not apply.

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2016 DIRECTOR COMPENSATION TABLE

The following table summarizes the compensation of our non-employee directors for fiscal year 2016. Mr. Thomas, who served as Chairman of the Board and CEO of the Company during 2016 does not receive any additional compensation for the services he performs as a member of our Board of Directors.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Total($)
W. Douglas Brown	$98,000	$97,500	$195,500
Richard E. Goodrich	87,500	97,500	185,000
Terrence J. Keating	85,500	97,500	183,000
Steven W. Krablin	120,000	97,500	217,500
Michael L. Molinini(2)	—	—	—
Michael W. Press(3)	44,250	48,750	93,000
Elizabeth G. Spomer	82,500	97,500	180,000
Thomas L. Williams	90,500	97,500	188,000

(1)	Amounts in this column represent the aggregate grant date fair value of stock awards made to our non-employee directors in fiscal year 2016. These awards were reflected in our consolidated financial statements, based upon the applicable accounting guidance, at the fair market value of our Common Stock on the date of grant.
(2)	Mr. Molinini was appointed to the Board in March 2017. He was not a director in 2016.
(3)	Mr. Press retired from our Board as of the 2016 Annual Meeting. Amounts represent compensation received by Mr. Press during the period of January 1, 2016 through May 26, 2016.

Director Compensation Program

All non-employee directors receive an annual cash retainer of $62,500 and an annual stock award of $97,500. As of July 1, 2014, the annual value of the stock awards for non-employee directors was raised from $82,500 to $97,500, to ensure competitive compensation relative to peers. The Lead Independent Director and each Board committee chair receive an additional annual cash retainer to reflect their added responsibilities:

•	The Lead Independent Director receives an annual retainer of $20,000.

•	The Chair of the Audit Committee receives an annual retainer of $12,500.

•	The Chair of the Compensation Committee receives an annual retainer of $12,500.

•	The Chair of the NCGC receives an annual retainer of $8,000.

Directors receive a fee of $2,000 for each meeting of the Board of Directors attended scheduled to be held in-person, and $1,000 for each meeting of the Board of Directors attended scheduled to be held telephonically. For meetings of the committees of the Board, directors receive $1,000 for each committee meeting attended whether the meeting was held in-person or telephonically.

Annual cash retainers are paid in equal quarterly installments. Annual stock awards are granted on a quarterly basis in installments equal in value to one-quarter of the annual equity retainer then in effect. The 2016 director stock awards were made pursuant to our Omnibus Equity Plan and are fully vested on the date of grant. Directors may elect to defer their stock until a later fiscal year, or until the earlier of the January following separation of service from the Board or the occurrence of a change in control. Director deferrals of their stock retainers are in all cases limited to the extent permitted under Section 409A of the Internal Revenue Code.

Director Stock Ownership.  Our stock ownership guidelines provide that non-employee directors must accumulate investments of at least four times the value of the annual cash retainer in our Common Stock during the first 48 months of their tenure on our Board. Directors must maintain investments in Company stock at the director guideline level after expiration of the 48 month period. Shares of our Common Stock issuable upon settlement of stock units or granted

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as quarterly stock grants will count towards the requirement. As of March 28, 2017, all of our directors meet or are on track to meet the ownership guidelines within the 48 month period.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of W. Douglas Brown, Richard E. Goodrich, Steven W. Krablin and Thomas L. Williams. None of Messrs. Brown, Goodrich, Krablin or Williams is a present or past employee or officer of ours or any of our subsidiaries. None of our executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one of more of its executive officers serving on the Board of Directors or Compensation Committee of the Company.

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AUDIT COMMITTEE REPORT

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2016 Annual Report on SEC Form 10-K with the Company’s management and Ernst & Young LLP, the independent registered public accounting firm for fiscal 2016.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, “Communications with Audit Committees.” In addition, the Audit Committee has discussed with Ernst & Young LLP the firm’s independence from the Company and its management, including the matters in the written disclosures and letter from Ernst & Young LLP pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered accountant’s communications with the Audit Committee concerning independence, which the Company has received.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2016, for filing with the Securities and Exchange Commission.

The Audit Committee has determined that the rendering of pre-approved non-audit services by Ernst & Young LLP was compatible with maintaining the registered public accounting firm’s independence.

Submitted by the Audit Committee of the Board of Directors as of February 14, 2017.

Audit Committee

Steven W. Krablin, Chairman

Richard E. Goodrich

Terrence J. Keating

Elizabeth G. Spomer

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PRINCIPAL ACCOUNTING FEES AND SERVICES

The Audit Committee has reviewed the audit fees of the independent registered public accounting firm. For work performed in regard to fiscal years 2016 and 2015, the Company paid Ernst & Young LLP the following fees for services, as categorized below:

	Fiscal Year 2016	Fiscal Year 2015
Audit fees(1)	$1,798,400	$1,674,950
Audit-related fees	—	—
Tax fees(2)	142,819	116,808
All other fees(3)	2,155	2,155
Total fees	$1,943,374	$1,793,913

(1)	Includes fees for audit services principally relating to the annual audit, quarterly reviews and certain statutory audits required internationally.

(2)	Tax compliance, tax advice and tax planning.

(3)	All other services not reported under (1) and (2). The fees listed above represent a subscription fee for online technical accounting guidance.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Stockholders. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding Ernst & Young LLP’s examination of our consolidated financial statements and records for the year-ended December 31, 2016.

Our Board has a policy to assure the independence of its independent registered public accounting firm. Prior to the audit of each fiscal year, the Audit Committee receives a written report from Ernst & Young LLP describing the elements expected to be performed in the course of its audit of the Company’s financial statements for the coming year. All audit-related services, tax services and other services were pre-approved for 2016 by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee has selected Ernst & Young LLP to audit our 2017 financial statements.

EQUITY COMPENSATION PLAN INFORMATION

The following tables provide information, as of December 31, 2016 and March 28, 2017, about our Common Stock that may be issued upon the exercise of options, warrants and rights granted under all of our existing equity compensation plans, including our Omnibus Equity Plan and our 2005 Stock Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	1,616,151	$31.13	1,007,289
Equity compensation plans not approved by security holders	—	—	—
Total	1,616,151	$31.13	1,007,289

(1)	The amount in column (a) includes: (i) 1,112,753 shares issuable upon the exercise of outstanding stock options; (ii) 35,893 shares subject to vested stock units; (iii) 146,319 shares issuable upon achievement of maximum targets for PSU and LRSU awards; and (iv) 321,186 shares issuable upon vesting of restricted share units.

(2)	The weighted average exercise price of outstanding options, warrants and rights does not take into account stock unit awards or performance unit awards since these awards do not have an exercise price.

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As a result of awards of RSUs, stock options, PSUs, LRSUs and director stock awards, as well as option exercises, award payouts and forfeitures in the first quarter of 2017, the number of securities issuable upon exercise of outstanding options, warrants and rights granted under all of our existing equity plans as of March 28, 2017 is included in the table below.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	1,957,444	$32.44	517,237
Equity compensation plans not approved by security holders	—	—	—
Total	1,957,444	$32.44	517,237

(1)	The amount in column (a) includes: (i) 1,428,292 shares issuable upon the exercise of outstanding stock options; (ii) 37,213 shares subject to vested stock units; (iii) 148,388 shares issuable upon achievement of maximum targets for PSU and LRSU awards; and (iv) 343,551 shares issuable upon vesting of restricted share units.

(2)	The weighted average exercise price of outstanding options, warrants and rights does not take into account stock unit awards or performance unit awards since these awards do not have an exercise price.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own 10% or more of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and 10% or greater stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of its officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2016.

RELATED PARTY TRANSACTIONS

On March 27, 2007, our Board of Directors adopted written Related Party Transaction Policies and Procedures (the “Policy”), which provides that it is the policy of the Company not to enter into any “Related Party Transaction” (as such term is defined in the Policy) with one of our executive officers, directors or director nominees, or stockholders known to beneficially own over 5% of a class of our voting securities or their related persons, unless either (i) the Audit Committee approves the transaction in accordance with the guidelines set forth in the Policy or (ii) the transaction is approved by a majority of the Company’s disinterested directors. Such Related Party Transactions shall be disclosed in the Company’s SEC filings as and to the extent required by applicable SEC rules and regulations.

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PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2017. The Board of Directors recommends ratification of the Audit Committee’s appointment of Ernst & Young LLP.

The selection of Ernst & Young LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification; however, we are submitting the appointment of Ernst & Young LLP to the Company’s stockholders for ratification as a matter of good corporate practice and in order to provide a method by which stockholders may communicate their opinion to the Audit Committee. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm. If our stockholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, and may retain that firm or another firm without re-submitting the matter to our stockholders. Even if our stockholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the interests of our stockholders.

Our Board of Directors unanimously recommends a vote FOR Proposal No. 2 to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2017.

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PROPOSAL 3 — APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S

EXECUTIVE COMPENSATION

In this Proposal 3, as required by Section 14A of the Exchange Act and pursuant to Rule 14a-21(a) promulgated thereunder, we are providing our stockholders the opportunity to cast an advisory (non-binding) vote to approve the compensation of our named executive officers, as disclosed in this proxy statement in the Compensation Discussion and Analysis section, beginning on page 22, in accordance with the compensation disclosure rules of the SEC.

Although the vote is advisory only, the Compensation Committee and the Board value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions. Under current Board policy, the stockholder vote for advisory approval of NEO compensation will occur annually. At the Company’s Annual Meeting our stockholders will vote, on an advisory basis, on the frequency of future advisory votes regarding NEO compensation, and the Board has recommended that the votes continue to be conducted annually. The next such vote will occur at our 2018 annual meeting of stockholders.

As described more fully in the Compensation Discussion and Analysis, our executive compensation program is designed to:

•	create and enhance stockholder value by attracting and retaining key executive talent;

•	align our executive officers’ incentives with stockholder value creation by tying compensation to the achievement of measurable operational and strategic objectives; and

•	award compensation at levels commensurate with each executive officer’s performance, experience, and responsibilities.

Our program seeks to align executive compensation with stockholder value on a short- and long-term basis through a combination of base pay, annual incentives, and long-term incentives, and features appropriate governance policies to discourage executives from taking risks that are unnecessary or excessive. Our short-term annual cash incentives are strongly performance-based, with 80% of cash bonuses tied to the Company’s annual financial performance and 20% tied to individuals’ achievement of the Company’s strategic and operational goals. In addition, 2016 long-term incentive awards were comprised of a mix of stock options, performance units, and restricted share units, which link executive compensation directly to stockholder value and long-term performance, while incentivizing retention. We believe our compensation program aligns our executive compensation with stockholder interests in a performance-based framework, which was clearly demonstrated in 2016. Although we achieved financial results largely in line with our overall expectations, resulting in NEOs receiving short-term cash bonuses, executive base compensation and the value of our long-term equity incentive awards continue to be dramatically impacted by our performance longer-term:

•	Existing NEOs received no base salary increases. Except for Mr. Webster, who received an increase in line with his promotion to CFO, NEO base salaries were frozen in 2016, which is a reflection of the median pay levels of the Company’s compensation peer group, and the Compensation Committee’s assessment of various quantitative and qualitative factors, including the Company’s overall financial performance.

•	2014 leveraged restricted share unit awards vested at minimum levels, well below target values. LRSU awards granted in 2014 for the three-year performance period 2014–2016 vested at the minimum level of 50% of target. Payouts at the minimum levels were the result of a decline in our stock price over the performance period. These LRSU awards paid out at a value equal to 17% of the reported target value at time of grant.

•	2014 performance share unit awards vested at above target levels, but well below target values. PSU awards granted in 2014 for the three-year performance period 2014–2016 vested at above target share numbers. Performance was based on the relative growth of EBITDA. Payouts at target reflect our earnings growth relative to peers over the 2014–2016 performance period. Although the awards vested at above target, at 171.4%, the awards paid out at a value equal to just 55% of the reported target value at the time of grant.

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•	Options align NEO compensation with stock price performance. A significant portion (approximately 50%) of NEOs’ long-term incentive compensation is comprised of stock options that vest ratably over four years after the grant date. Stock options granted to our NEOs in 2013 and 2014 are underwater, with strike prices of $68.21 and $93.34, respectively.

Despite the environment of economic uncertainty, we continued our efforts to grow the Company. The energy industries we serve struggled, and softness in the Chinese industrial economy, global competition and customer consolidation, put pressure on pricing and dampened our overall sales and gross profit margins. Nevertheless, our 2016 results demonstrate the resilience of Chart’s integrated, diverse business model. Our D&S and BioMedical divisions continue to play an important, counter-cyclical role in positioning the Company for solid financial returns, despite the energy industry down-cycle and other market challenges. In 2016, we delivered record operating cash flow, a strong balance sheet and excellent liquidity, and we continued to take actions to reduce and restructure our operational footprint. Our diverse businesses and flexible, low-cost operating structure, leave us well positioned to realize new opportunities as the markets for our products continue to develop.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosure.”

Our Board of Directors unanimously recommends a vote FOR Proposal No. 3 to approve the compensation of the named executive officers as disclosed in this proxy statement.

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PROPOSAL 4 — APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct and timely input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below. Stockholders will vote on the following resolution at the Annual Meeting:

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold an advisory vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Our Board of Directors unanimously recommends a vote FOR “1 YEAR” on Proposal No. 4 regarding the frequency of the shareholder vote to approve the compensation of the named executive officers.

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PROPOSAL 5 — APPROVAL OF THE CHART INDUSTRIES, INC.

2017 OMNIBUS EQUITY PLAN

The Board of Directors has adopted the Chart Industries, Inc. 2017 Omnibus Equity Plan (the “2017 Omnibus Equity Plan”), subject to its approval by the Company’s stockholders. If the stockholders approve the 2017 Omnibus Equity Plan, the Company will no longer use the Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan (referred to in this Proposal as the “2009 Plan”) to make new equity awards. The 2009 Plan will, however, continue to govern awards previously granted under that plan, including quarterly stock grants to non-employee directors for the remainder of 2017. If the stockholders do not approve the 2017 Omnibus Equity Plan, the 2009 Plan will remain in effect through the remainder of its term.

Stockholder approval of the 2017 Omnibus Equity Plan is intended to constitute approval for purposes of the approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), so that awards based on the attainment of performance goals using the performance measures set forth in the Plan are eligible to qualify as “performance-based compensation” under Section 162(m) of the Code. If awards qualify as “performance-based compensation” under Section 162(m) of the Code, we may avoid the loss of tax deductions for compensation paid to certain officers of the Company. Because of the fact-based nature of the performance-based compensation exception under Section 162(m) of the Code and the limited availability of formal guidance thereunder, we cannot guarantee that any awards under the 2017 Omnibus Equity Plan intended to qualify for exemption under Section 162(m) of the Code will actually receive this treatment.

Purpose of the 2017 Omnibus Equity Plan

The purpose of the 2017 Omnibus Equity Plan is to attract and retain skilled and qualified officers, employees and directors who are expected to contribute to the Company’s success by providing long-term incentive compensation opportunities competitive with those made available by other companies; to motivate participants to achieve the long-term success and growth of the Company; to facilitate ownership of shares of the Company; and to align the interests of the participants with those of the Company’s stockholders.

Key Terms

The key terms of the 2017 Omnibus Equity Plan are summarized below:

Shares Authorized: 1,700,000, which may be treasury shares or unissued shares.

Types of Awards: Stock options (nonstatutory and incentive), stock appreciation rights, restricted stock, restricted stock units, performance shares and common shares.

Limitations on Awards:

•	The maximum number of shares available with respect to stock options is 1,700,000 shares, with a limit of 200,000 shares available for incentive stock option grants.

•	The aggregate number of shares underlying awards granted to any participant in any plan year may not exceed 300,000 stock options or stock appreciation rights and 300,000 full value awards.

•	The aggregate number of shares underlying awards granted to a non-employee director in any plan year is 25,000 shares. In addition, the aggregate value of any cash-based awards granted to a non-employee director in any plan year is $500,000.

Award Terms: Options and stock appreciation rights will have ten year maximum terms. For all awards, vesting and performance vesting criteria, if applicable, will be established in the award agreement. Generally, any Award that is earned based on the achievement of performance goals, will have at least a one-year performance period. In addition, any Award that vests or becomes exercisable based on service requirements will have at least a three-year service period, during which the Award may vest ratably. However, up to 5% of the total number of shares available for issuance under the 2017 Omnibus Equity Plan, as well as awards of Common Stock to non-employee directors, may be used for awards that are not subject to the minimum vesting requirements described in the preceding sentences.

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Eligible Participants: Employees of the Company or any of its affiliates, executive officers, non-employee directors and consultants.

Actions That are Prohibited by the Plan Include:

•	Repricing or reducing the exercise price of an award, including through an exchange program without stockholder approval.

•	Granting stock options (nonstatutory and incentive) and stock appreciation rights with an exercise price that is below fair market value at the grant date, subject to the anti-dilution provisions of the 2017 Omnibus Equity Plan.

Description of the 2017 Omnibus Equity Plan

The following paragraphs provide a summary of the principal features of the 2017 Omnibus Equity Plan and its operation. The 2017 Omnibus Equity Plan is set forth in its entirety as Appendix B to this Proxy Statement. This summary is qualified in its entirety by reference to Appendix B.

The 2017 Omnibus Equity Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance shares and (vi) common shares. Each of these is referred to individually as an “Award.” Those who will be eligible for Awards under the 2017 Omnibus Equity Plan include employees who provide services to the Company and its affiliates, executive officers, non-employee directors and consultants designated by the Compensation Committee. As of March 28, 2017, approximately 150 employees and seven non-employee directors would be eligible to participate in the 2017 Omnibus Equity Plan, although historically the pool of participants receiving equity awards has been limited to less than 100 key employees and non-employee directors.

Number of Shares of Common Stock Available Under the 2017 Omnibus Equity Plan and Adjustments. The Board of Directors has reserved 1,700,000 shares of the Company’s Common Stock for issuance under the 2017 Omnibus Equity Plan. The shares may be either authorized, but unissued, Common Stock or treasury shares.

Since December 31, 2016, under the 2009 Plan the Company has made grants of 323,950 options, 154,747 restricted share and restricted stock units and 21,800 performance units, with 43,600 units to be paid out if maximum performance levels are achieved. Consistent with our non-employee director compensation program, the Company has also agreed to make quarterly stock grants to non-employee directors with a value of $24,375 per director per quarter at the beginning of each quarter in 2017 under the 2009 Plan. If the 2017 Omnibus Equity Plan is approved and adopted at the Annual Meeting, these grants will be the last awards made pursuant to the 2009 Plan. For more information about our Common Stock that may be issued upon the exercise of options, warrants and rights granted under our existing equity compensation plan see “Equity Compensation Plan Information” and related footnotes above.

If any outstanding Award expires or is terminated, canceled or forfeited the shares that would otherwise be issuable with respect to the unexercised portion of the Award will become available for subsequent Awards under the 2017 Omnibus Equity Plan (unless the 2017 Omnibus Equity Plan has terminated). Awards paid out in cash rather than shares will not reduce the number of shares available for issuance under the 2017 Omnibus Equity Plan. If

•	the exercise price of a stock option is paid in shares,

•	shares underlying the exercised portion of a stock appreciation right are not issued upon such exercise,

•	shares are withheld to satisfy an individual participant’s tax obligations, or

•	shares are repurchased by the Company on the open market with respect to Awards under the 2017 Omnibus Equity Plan,

then such shares will not be added to the maximum aggregate number of shares which may be issued.

If the Company declares a dividend or other distribution or engages in a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Company’s

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Common Stock, the Committee will adjust the number and class of shares that may be delivered under the 2017 Omnibus Equity Plan, the number, class, and price of shares covered by each outstanding Award, and the numerical per-person limits on Awards.

Administration of the 2017 Omnibus Equity Plan. A committee authorized by the Board of Directors (the “Committee”) will administer the 2017 Omnibus Equity Plan. Unless otherwise determined by the Board of Directors, the Compensation Committee will administer the 2017 Omnibus Equity Plan. To make grants to certain of the Company’s officers and key employees, the members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Code so that the Company may grant awards that may qualify as “performance-based compensation” under Section 162(m) of the Code. Subject to the terms of the 2017 Omnibus Equity Plan, the Committee has the sole discretion to select the employees, consultants, and non-employee directors who will receive Awards, determine the terms and conditions of Awards, and to interpret the provisions of the 2017 Omnibus Equity Plan and outstanding Awards. The Committee may not, without the approval of the Company’s stockholders, institute an exchange program under which outstanding Awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for Awards with a lower exercise price.

Options. The Committee is able to grant nonstatutory stock options and incentive stock options under the 2017 Omnibus Equity Plan. The Committee determines the number of shares subject to each option, although the 2017 Omnibus Equity Plan provides that no participant may receive options (and/or stock appreciation rights) for more than 300,000 shares in any calendar year.

The Committee determines the exercise price of options granted under the 2017 Omnibus Equity Plan, provided the exercise price must be at least equal to 100% of the fair market value of the Company’s Common Stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of the Company’s outstanding stock must be at least 110% of the fair market value of the Common Stock on the grant date.

The term of an option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding stock, the term of an incentive stock option may not exceed five years.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the agreement governing his or her Award. No incentive stock option may be exercised more than three months after the participant’s termination of service for any reason (including retirement) other than disability or death. No incentive stock option may be exercised more than one year after the participant’s termination of service due to disability or death. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights. The Committee will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of Common Stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash or shares of Common Stock or a combination of both. Stock appreciation rights will become exercisable at the times and on the terms established by the Committee, subject to the terms of the 2017 Omnibus Equity Plan. The Committee, subject to the terms of the 2017 Omnibus Equity Plan, will have discretion to determine the terms and conditions of stock appreciation rights granted under the 2017 Omnibus Equity Plan; provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant. The term of a stock appreciation right may not exceed ten years. No participant will be granted stock appreciation rights (and/or options) covering more than 300,000 shares during any calendar year.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the agreement governing his or her stock appreciation right.

Restricted Stock. Awards of restricted stock are shares of the Company’s Common Stock that are issued to a participant at no cost or at a purchase price determined by the Committee and vest in accordance with the terms and conditions established by the Committee in its sole discretion. For example, the Committee may set restrictions based upon continued employment or service with the Company, the achievement of specific performance goals, applicable

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laws, or any other basis determined by the Committee in its discretion. Subject to the provisions of the 2017 Omnibus Equity Plan and the requirements of Section 162(m) of the Code, after the grant of restricted stock, the Committee, in its sole discretion, may reduce or waive any restrictions for such Award and may accelerate the time at which any restrictions will lapse at a rate determined by the Committee.

The Committee will determine the number of shares granted pursuant to an Award of restricted stock. With respect to restricted stock intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will set restrictions based upon the achievement of specific performance objectives.

Restricted Stock Units. Awards of restricted stock units result in a distribution of shares to a participant only if the vesting criteria the Committee establishes is satisfied. For example, the Committee may set restrictions based on the achievement of specific performance goals or upon continued employment or service with the Company. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. Subject to the provisions of the 2017 Omnibus Equity Plan and the requirements of Section 162(m) of the Code, after the grant of restricted stock units, the Committee, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Award and may accelerate the time at which any restrictions will lapse at a rate determined by the Committee.

The Committee will pay earned restricted stock units in shares. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company. The Committee determines the number of restricted stock units granted to any participant. With respect to restricted stock units intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will set restrictions based upon the achievement of specific performance objectives.

Performance Shares. The Committee will be able to grant performance shares, which are Awards that will result in a distribution of shares to a participant only if the performance goals or other vesting criteria the Committee may establish are achieved or the Awards otherwise vest. The Committee will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. Subject to the provisions of the 2017 Omnibus Equity Plan and the requirements of Section 162(m) of the Code, after the grant of performance shares, the Committee, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Award and may accelerate the time at which any restrictions will lapse at a rate determined by the Committee.

The Committee determines the number of performance shares granted to any participant. With respect to performance shares intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will determine that the performance objectives applicable to the performance shares will be based on the achievement of performance objectives.

Common Shares. The Committee may only grant Common Stock Awards to non-employee directors in consideration of services rendered to the Company. Common Stock Awards granted to non-employee directors may, in the discretion of the Committee, and consistent with the Company’s current practice, be fully vested on the date of grant.

Performance Objectives. Awards of performance shares, restricted stock units or restricted stock under the 2017 Omnibus Equity Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization or earnings before taxes and interest); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure or capital expenses; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) costs; (xv) liquidity or cash flow; (xvi) working capital and working capital metrics; (xvii) return on assets; (xviii) assets, debt or net debt; (xix) total return; (xx) customer satisfaction survey performance; (xxi) quality improvement performance; and (xxii) manufacturing productivity performance. In granting Awards that are intended to qualify under Section 162(m) of the Code, the Committee may follow any procedures determined by it from time to time to be necessary or appropriate to secure

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qualification of the Awards under Section 162(m) of the Code. The Committee is not, however, required to grant awards that qualify as “performance-based compensation,” if it determines otherwise.

Transferability of Awards. Awards granted under the 2017 Omnibus Equity Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant. If the Committee makes an Award transferable, such Award will contain such additional terms and conditions as the committee deems appropriate.

Amendment and Termination of the 2017 Omnibus Equity Plan. The Board of Directors will have the authority to amend, alter or terminate the 2017 Omnibus Equity Plan. No amendment, alteration or termination of the 2017 Omnibus Equity Plan will (i) materially impair the rights of any participant, without the consent of the participant or (ii) be made without stockholder approval if stockholder approval is required under applicable laws, regulations and stock exchange requirements. The 2017 Omnibus Equity Plan will remain in effect until terminated pursuant to the provisions of the 2017 Omnibus Equity Plan; provided, however, that no Awards may be granted under the 2017 Omnibus Equity Plan after May 25, 2027.

Change of Control. Immediately upon the occurrence of a “change in control,” and except as otherwise provided in the 2017 Omnibus Equity Plan or an Award agreement:

•	all outstanding stock options automatically become fully exercisable;

•	all restricted stock Awards automatically become fully vested;

•	subject to Section 409A of the Code, all restricted stock unit Awards automatically become fully vested (or, if such restricted stock unit Awards are subject to performance-based restrictions, they shall become vested on a pro-rated basis as described in the 2017 Omnibus Equity Plan) and, to the extent vested, are convertible to shares at the election of the holder;

•	all participants holding performance share Awards become entitled to receive a partial payout in an amount which is the number of shares which would have been earned by the participant if the target level of the performance objectives for the current performance period had been achieved pro-rated based on the ratio of the number of months of active employment in the performance period to the total number of months in the performance period; and

•	stock appreciation rights automatically become fully vested and fully exercisable.

The above provisions will apply only upon the consummation of a change in control, and will not apply to a proposed or potential change in control. The 2017 Omnibus Equity Plan defines a “change in control” generally as the occurrence of any of the following events: (1) the sale or disposition, in one or a series of related transactions, of all or substantially all, of our assets to any person or group; (2) any person or group is or becomes the beneficial owner of more than 30% of the total voting power of our voting stock, including by way of merger, consolidation, tender or exchange offer or otherwise; or (3) during any period of two consecutive years, individuals who at the beginning of such period constituted our Board of Directors (together with any new directors whose election by such Board or whose nomination for election by our stockholders was approved by a vote of a majority of our directors, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

New Plan Benefits

Because grants under the 2017 Omnibus Equity Plan are discretionary, the benefits or amounts that may be received by or allocated to each participant are not known. However, our current compensation program for directors described under the “Director Compensation” section above contemplates that non-employee directors will be awarded stock grants on a quarterly basis with a value of $24,375 per director per quarter ($97,500 annually in the aggregate). The following table sets forth what each of the seven non-employee directors would receive annually beginning in fiscal year 2018 under the 2017 Omnibus Equity Plan under the terms of the current director compensation program (the director stock grants for the balance of 2017 will be made from the 2009 Plan):

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	Dollar Value($)	Number of Shares of Common Stock(2)
Non-Executive Director Group(1)	$97,500	2,942

(1)	The dollar value and number of shares of Common Stock are presented on a per person basis. There are seven non-executive directors that comprise the Non-Executive Director Group.
(2)	Reflects the number of shares to be awarded for the entire year based on the closing price of $33.14 on March 28, 2017. Actual awards for 2018 would be based on stock closing prices at the beginning of each quarter in 2018.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the 2017 Omnibus Equity Plan under current law. This is not intended to constitute tax advice and tax consequences for any particular individual may be different.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. This taxable income is not subject to income tax withholding.

Stock Appreciation Right. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income (subject to withholding) in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units or performance shares are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture.

Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an Award under the 2017 Omnibus Equity Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its three next most highly compensated executive officers, other than the Chief Financial Officer (the “Covered Employees”). Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2017 Omnibus Equity Plan, setting limits on the number of shares that any Covered Employee may receive for Awards granted in a calendar year and except with respect to options and stock appreciation rights, establishing performance criteria that must be met before the Award actually will vest or be paid. The 2017 Omnibus Equity Plan has been designed to permit the Committee to grant Awards that are intended to qualify as performance-based for purposes of satisfying the conditions of Section 162(m), which would allow the Company to continue to receive a federal income tax deduction in connection with such Awards.

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  Medicare Surtax.    Beginning in 2013, a participant’s annual net investment income, as defined in section 1411 of the Internal Revenue Code, may be subject to a 3.8% federal surtax (generally referred to as the Medicare Surtax). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the 2017 Omnibus Equity Plan. Whether a participants net investment income will be subject to the Medicare Surtax will depend on the participant’ level of annual income and other factors.

  Section 409A.    Section 409A of the Code places certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A of the Code also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, a change in control, or the individual’s death or disability). Section 409A of the Code imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, subject to certain exceptions, Section 409A of the Code requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the 2017 Omnibus Equity Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A of the Code fails to comply with its provisions, Section 409A of the Code imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties.

    280G.  The Company may lose a tax deduction for any Award that is paid in connection with a change in control and deemed to be an “excess parachute payment” within the meaning of Section 280G of the Code. In addition, a participant who receives a payment or vesting of an Award that is deemed to be an “exceed parachute payment” under Section 280G of the Code may be subject to a 20% excise tax on a portion of the payment.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2017 OMNIBUS EQUITY PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Our Board of Directors unanimously recommends a vote FOR Proposal No. 5 to approve and adopt the Chart Industries, Inc. 2017 Omnibus Equity Plan.

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STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

From time to time, stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an Annual Meeting. To be included in the proxy for the Annual Meeting for 2018, proposals must be received by the Company no later than December 12, 2017. Proposals for inclusion in the proxy statement must comply with the Exchange Act, including Rule 14a-8, as well as with our By-Laws.

Pursuant to the Company’s By-Laws, stockholders may present proposals that are proper subjects for consideration at an annual meeting of stockholders. Our By-Laws require all stockholders who intend to make proposals at an annual stockholders meeting to submit their proposals to the Company not less than 90 calendar days nor more than the 120 calendar days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders. To be eligible for consideration at the 2018 Annual Meeting, proposals that have not been received by December 12, 2017 must be received by the Company between January 25, 2018 and February 24, 2018. In the event the date of the 2018 Annual Meeting is changed by more than 25 calendar days from the first anniversary of the 2017 Annual Meeting, stockholder notice must be received not later than the close of business on the 10th calendar day following the date on which notice of the Annual Meeting was mailed or public announcement of the date is made, whichever first occurs. These provisions are intended to allow all stockholders to have an opportunity to consider business expected to be raised at the meeting.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Board is not aware of any other business to be presented for a vote of the stockholders at the Annual Meeting. If any other matters are properly presented for a vote, the people named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

The chairman of the Annual Meeting may refuse to allow presentation of a proposal or nominee for the Board if the proposal or nominee was not properly submitted.

********************

Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good-faith representation that as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report on Form 10-K should be directed to our Secretary at One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU, THEREFORE, ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE OR SUBMIT A PROXY BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Samuel F. Thomas
Chairman and Chief Executive Officer

Garfield Heights, Ohio

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Appendix A

2016 Compensation Peer Group

Allegion Plc.	HB Fuller Co.	Rollins Inc.

AO Smith Corp.	HC2 Holdings	SandRidge Energy, Inc.

Apogee Enterprises, Inc.	IDEX Corporation	Silver Wheaton Corp.

Arch Coal Inc.	Intuitive Surgical, Inc.	Standex International Corporation

Bill Barrett Corp.	Invacare Corporation	Sterling Construction Co. Inc.

Bonavista Energy Corporation	ITT Corporation	Stillwater Mining Co.

Carpenter Technology Corp.	Kaman Corporation	SunCoke Energy Inc.

Checkpoint Systems Inc.	Marten Transport Ltd.	Swift Energy Co.

Chemtura Corporation	Matson, Inc.	Tecumseh Products Company

Cimarex Energy Co.	McDermott International Inc.	Teekay Corporation

Coeur Mining, Inc.	MTS Systems Corporation	Tesco Corporation

Comfort Systems USA Inc.	Myers Industries Inc.	Tetra Tech Inc.

Cytec Industries Inc.	Newfield Exploration Co.	Toro Co.

Edwards Lifesciences Corp.	Nordson Corporation	Tower International, Inc.

EQT Corporation	Oil States International Inc.	TransAlta Corp.

ESCO Technologies Inc.	PerkinElmer Inc.	TriMas Corporation

Exterran Holdings, Inc.	PH Glatfelter Co.	U.S. Silica Holdings, Inc.

Ferro Corporation	Plexus Corp.	Vertex Pharmaceuticals Incorporated

Franklin Electric Co., Inc.	Powell Industries, Inc.	WABCO Holdings Inc.

Graco Inc.	Quanex Building Products Corp.	Waters Corporation

Harsco Corporation	Range Resources Corporation

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Appendix B

CHART INDUSTRIES, INC.

2017 OMNIBUS EQUITY PLAN

ARTICLE 1

General Purpose of Plan; Definitions

1.1 Name and Purposes. The name of this plan is the Chart Industries, Inc. 2017 Omnibus Equity Plan. The purpose of this Plan is to enable Chart Industries, Inc. and its Affiliates to: (i) attract and retain skilled and qualified officers, employees and directors who are expected to contribute to the Company’s success by providing long-term incentive compensation opportunities competitive with those made available by other companies; (ii) motivate participants to achieve the long-term success and growth of the Company; (iii) facilitate ownership of shares of the Company; and (iv) align the interests of the participants with those of the Company’s Stockholders.

1.2 Certain Definitions. Unless the context otherwise indicates, the following words shall have the following meanings whenever used in this Plan:

“Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company within the meaning of Section 414(b) or (c) of the Code.

“2009 Plan” means the Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan.

“Award” means any Common Share, Stock Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit or Performance Share granted pursuant to this Plan.

“Base Value” is defined in Section 7.3.

“Beneficial Owner” means a “beneficial owner,” as such term is defined in Rule 13d-3 under the Exchange Act (or any successor rule thereto).

“Board” means the Board of Directors of the Company.

“Change in Control” is defined in Section 12.1.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and lawful regulations and guidance promulgated thereunder. Whenever reference is made to a specific Internal Revenue Code section, such reference shall be deemed to be a reference to any successor Internal Revenue Code section or sections with the same or similar purpose.

“Committee” means the entity administering this Plan as provided in Section 2.1.

“Common Shares” means shares of common stock of the Company, par value $0.01 per share.

“Company” means Chart Industries, Inc., a corporation organized under the laws of the State of Delaware and, except for purposes of determining whether a Change in Control has occurred, any corporation or entity that is a successor to Chart Industries, Inc. or substantially all of the assets of Chart Industries, Inc. and that assumes the obligations of Chart Industries, Inc. under this Plan by operation of law or otherwise.

“Date of Grant” means the date on which the Committee grants an Award.

“Director” means a member of the Board.

“Disability” shall be defined in the Award agreements, as necessary.

“Eligible Director” is defined in Section 4.1.

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Appendix B

“Employment” as used herein shall be deemed to refer to (i) a participant’s employment if the participant is an employee of the Company or any of its Affiliates; (ii) a participant’s services as a consultant, if the participant as a consultant to the Company or its Affiliates; and (iii) a participant’s services as a non-employee director, if the participant is a non-employee member of the Board; provided that, for any Award that is or becomes subject to Section 409A of the Code, termination of Employment means a “separation from service” under Section 409A of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any lawful regulations and guidance promulgated thereunder. Whenever reference is made to a specific Securities Exchange Act of 1934 section, such reference shall be deemed to be a reference to any successor section or sections with the same or similar purpose.

“Exercise Price” means the purchase price of a Share pursuant to a Stock Option.

“Fair Market Value” means the last closing price of a Share as reported on The Nasdaq Stock Market, or, if applicable, on another national securities exchange on which the Common Shares are principally traded, on the date for which the determination of Fair Market Value is made or, if there are no sales of Common Shares on such date, then on the most recent immediately preceding date on which there were any sales of Common Shares. If the Common Shares are not traded on The Nasdaq Stock Market or another national securities exchange, the “Fair Market Value” of Common Shares shall be determined by the Committee in a reasonable manner pursuant to a reasonable valuation method. Notwithstanding anything to the contrary in the foregoing, as of any date, the “Fair Market Value” of Common Shares shall be determined in a manner consistent with avoiding adverse tax consequences under Code Section 409A. In addition, “Fair Market Value” with respect to ISOs and related SARs shall be determined in accordance with Section 6.2(f).

“Full-Value Awards” means Restricted Share Awards, Restricted Share Unit Awards, Performance Share Awards and Common Share Awards.

“Incentive Stock Option” and “ISO” mean a Stock Option which meets the requirements of Section 422 of the Code.

“Non-Qualified Stock Option” and “NQSO” mean a Stock Option that does not meet the requirements of Section 422 of the Code.

“Outside Director” means a Director who meets the definitions of the terms “outside director” used in Section 162 (m) of the Code, “independent director” set forth in The Nasdaq Stock Market, Inc. rules, and “non-employee director” set forth in Rule 16b-3, or any successor definitions adopted by the Internal Revenue Service, The Nasdaq Stock Market, Inc. and Securities and Exchange Commission, respectively, and similar requirements under any other applicable laws, rules and regulations.

“Parent” means any corporation which qualifies as a “parent corporation” of the Company under Section 424(e) of the Code.

“Performance Period” is defined in Section 8.4(g).

“Performance Shares” is defined in Article 9.

“Permitted Holder” means as of the date of determination, any an employee benefit plan (or trust forming a part thereof) maintained by (i) the Company or its Affiliates or (ii) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company.

“Person” means a “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Plan” means this Chart Industries, Inc. 2017 Omnibus Equity Plan, as amended from time to time.

“Plan Year” means the calendar year.

“Restricted Share Units” is defined in Article 8.

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“Restricted Shares” is defined in Article 8.

“Retirement” shall be defined in the Award agreements, as necessary.

“Rule 16b-3” is defined in Article 17.

“Section 16 Person” means a person potentially subject to liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

“Section 162(m) Person” means, for any taxable year, a person who is a “covered employee” under Section 162 (m)(3) of the Code.

“Share” or “Shares” mean one or more of the Common Shares.

“Stock Appreciation Rights” and “SARs” mean any right pursuant to an Award granted under Article 7.

“Stock Option” means a right to purchase a specified number of Shares at a specified price which is granted pursuant to Article 5; such right may be an Incentive Stock Option or a Non-Qualified Stock Option.

“Stock Power” means a power of attorney executed by a participant and delivered to the Company which authorizes the Company to transfer ownership of Restricted Shares, Performance Shares or Common Shares from the participant to the Company or a third party.

“Stockholder” means an individual or entity that owns one or more Shares.

“Subsidiary” means any corporation which qualifies as a “subsidiary corporation” of the Company under Section 424(f) of the Code.

“Vested” means, with respect to a Common Share, when the Common Share has been awarded; with respect to a Stock Option, when the Stock Option first becomes exercisable; with respect to a Stock Appreciation Right, when the Stock Appreciation Right first becomes exercisable; with respect to Restricted Shares, when the Shares are no longer subject to forfeiture and restrictions on transferability; with respect to Restricted Share Units and Performance Shares, when the units or Shares are no longer subject to forfeiture and are convertible to Shares. “Vest” and “Vesting” shall have correlative meanings.

ARTICLE 2

Administration

2.1 Authority and Duties of the Committee.

(a) The Plan shall be administered by a Committee of at least three Directors who are appointed by the Board. Unless otherwise determined by the Board, the Compensation Committee shall serve as the Committee, and all of the members of the Committee shall be Outside Directors. Notwithstanding this requirement that the Committee consist exclusively of Outside Directors, no action or determination by the Committee or an individual then considered to be an Outside Director shall be deemed void because it is discovered that a member of the Committee or such individual fails to satisfy the requirements for being an Outside Director, except to the extent required by applicable law.

(b) The Committee has the power and authority to grant Awards pursuant to the terms of this Plan to officers, employees, consultants and Eligible Directors.

(c) The Committee has the sole and exclusive authority, subject to any limitations specifically set forth in this Plan, to:

(i)	select the officers, employees, consultants and Eligible Directors to whom Awards are granted;

(ii)	determine the types of Awards granted and the timing of such Awards;

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Appendix B

(iii)	determine the number of Shares to be covered by each Award granted hereunder;

(iv)	determine whether an Award is, is intended to be, or shall remain, “performance-based compensation” within the meaning of Section 162(m) of the Code;

(v)	determine the other terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder; such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Options or Stock Appreciation Rights may be exercised (which may be based on performance objectives), any Vesting, acceleration or waiver of forfeiture restrictions, any performance criteria (including any performance criteria as described in Section 162(m)(4)(C) of the Code) applicable to an Award, and any restriction or limitation regarding any Option or Stock Appreciation Right or the Common Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

(vi)	determine whether any conditions or objectives related to Awards have been met, including any such determination required for compliance with Section 162(m) of the Code;

(vii)	subsequently modify or waive any terms and conditions of Awards, not inconsistent with the terms of this Plan;

(viii)	adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it deems advisable from time to time;

(ix)	promulgate such administrative forms as they from time to time deem necessary or appropriate for administration of the Plan;

(x)	construe, interpret, administer and implement the terms and provisions of this Plan, any Award and any related agreements;

(xi)	correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, any Award and any related agreements;

(xii)	prescribe any legends to be affixed to certificates representing Shares or other interests granted or issued under the Plan; and

(xiii)	otherwise supervise the administration of this Plan.

(d) All decisions made by the Committee pursuant to the provisions of this Plan are final and binding on all persons, including the Company, its Stockholders and participants, but may be made by their terms subject to ratification or approval by, the Board, another committee of the Board of Directors or Stockholders.

(e) The Company shall furnish the Committee and its delegates with such clerical and other assistance as is necessary for the performance of the Committee’s duties under the Plan.

2.2 Delegation of Duties.  The Committee may delegate ministerial duties to any other person or persons, and it may employ attorneys, consultants, accountants or other professional advisers for purposes relating to plan administration at the expense of the Company. The Committee may, by resolution, authorize a subcommittee of the Compensation Committee or another committee of the Board to do one or both of the following on the same basis as the Committee: (a) designate employees to be recipients of awards under this Plan; (b) determine the size of any such awards; provided, however, that (x) the Committee will not delegate such responsibilities to any such subcommittee or committee for awards granted to a participant who is a Section 16 Person and/or a Section 162(m) Person; (y) the

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Appendix B

resolution providing for such authorization sets forth the total number of Common Shares such subcommittee or committee may grant; and (z) the subcommittee or committee will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

2.3 Limitation of Liability. Members of the Board, members of the Committee and Company employees who are their designees acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for grossly negligent or willful misconduct in the performance of their duties hereunder.

ARTICLE 3

Stock Subject to Plan

3.1 Total Shares Limitation. Subject to any limitations specified elsewhere in the Plan, the maximum number of Shares cumulatively available for issuance under the Plan is 1,700,000 Shares (the “Aggregate Share Limit”). Shares that may be issued pursuant to Awards granted under this Plan may be treasury Shares or unissued Shares.

3.2 Other Limitations.

(a) Stock Option and SAR Limitations. The maximum number of Shares available with respect to all Stock Options and Stock Appreciation Rights granted under this Plan is 1,700,000 Shares. The maximum number of Shares available with respect to ISOs granted under this Plan is 200,000 Shares.

(b) Participant Limitation. The aggregate number of Shares underlying Awards granted under this Plan to any employee participant in any Plan Year, regardless of whether such Awards are thereafter canceled, forfeited or terminated, shall not exceed either of the following limitations: (i) 300,000 Options and SARS or (ii) 300,000 Full-Value Awards. The foregoing annual limitations are intended to include the grant of all Awards including, but not limited to, Awards representing “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(c) Limitation on Awards to Directors. Notwithstanding any other provision of this Plan to the contrary, the Committee may not grant any Awards to any non-employee Director under this Plan during any calendar year period that would result in (i) more than 25,000 Shares being issued to such non-employee Director or (ii) cash payments in excess of $500,000. For purposes of this Section, Shares issued pursuant to the 2009 Plan shall be deemed issued pursuant to this Plan.

3.3 Awards Not Exercised; Effect of Receipt of Shares. If any outstanding Award, or portion thereof, expires, or is terminated, canceled or forfeited, the Shares that would otherwise be issuable with respect to the unexercised portion of such expired, terminated, canceled or forfeited Award shall be available for subsequent Awards under this Plan. If the Exercise Price of a Stock Option is paid in Shares, Shares underlying the exercised portion of an SAR are not issued upon exercise of the SAR, Shares are withheld to satisfy an individual participant’s tax obligations or Shares are repurchased by the Company on the open market with respect to Awards under this Plan, the Shares received, not issued, withheld or repurchased by the Company in connection therewith shall not be added to the maximum aggregate number of Shares which may be issued under Section 3.1.

3.4 Dilution and Other Adjustments.

(a)  If the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, redesignation, reclassification, merger, consolidation, liquidation, split-up, reverse split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it deems equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards; (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards; (iii) the limitations set forth above; and (iv) the purchase or exercise price or any performance objective with respect to any Award; provided, however, that the number of Shares or other securities covered by any Award or to

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Appendix B

which such Award relates is always a whole number. Notwithstanding the foregoing, the foregoing adjustments shall be made in conformity with: (i) Sections 422 and 424 of the Code with respect to ISOs; (ii) Treasury Department Regulation Section 1.424-1 (and any successor) with respect to NQSOs, applied as if the NQSOs were ISOs; (iii) Section 409A of the Code, to the extent necessary to avoid its application or avoid adverse tax consequences thereunder; and (iv) Section 162(m) of the Code with respect to Awards granted to Section 162(m) Persons that are intended to be “performance-based compensation,” unless specifically determined otherwise by the Committee.

(b) In addition to the adjustments permitted under paragraph (a) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any of the events described in paragraph (a) above, including, but not limited to, (i) modifications of performance goals and changes in the length of Performance Periods; (ii) the substitution of other property of equivalent value (including, without limitation, cash, other securities and securities of entities other than the Company that agree to such substitution) for the Shares available under the Plan or the Shares covered by outstanding Awards, including arranging for the assumption, or replacement with new awards, of Awards held by participants, but in either case only to the extent permitted by Section 162(m) of the Code with respect to Awards granted to Section 162(m) Persons that are intended to be performance-based compensation; and (iii) in connection with any sale of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by participants employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the sale of such Subsidiary.

3.5  Shares Exempt from Minimum Vesting Requirements. Notwithstanding any provision in this Plan to the contrary, up to 5% of the Aggregate Share Limit may be used for Awards granted under Articles 5 through 9 of this Plan that are not subject to the vesting requirements for Awards set forth in Sections 5.2(c), 7.2(b), 8.5 and 9.5. Notwithstanding anything to the contrary herein, any Common Shares granted to Eligible Directors pursuant to Article 10 shall not be subject to any vesting requirements except as may be determined by the Committee in its discretion.

ARTICLE 4

Participants

4.1 Eligibility. Officers, all other active common law employees of the Company or any of its Affiliates, consultants and nonemployee directors (each an “Eligible Director”) who are selected by the Committee in its sole discretion are eligible to participate in this Plan.

4.2 Award Agreements. Awards are contingent upon the participant’s execution of a written or electronic agreement in a form prescribed by the Committee or a written or electronic statement issued by the Company to a participant. Execution of an Award agreement shall constitute the participant’s irrevocable agreement to, and acceptance of, the terms and conditions of the Award set forth in such agreement and of the terms and conditions of the Plan applicable to such Award. Award agreements may differ from time to time and from participant to participant.

ARTICLE 5

Stock Option Awards

5.1 Option Grant. Each Stock Option granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee, and by a written agreement dated as of the Date of Grant and executed by the Company and by the appropriate participant.

5.2 Terms and Conditions of Grants. Stock Options granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies with respect to exercisability and with respect to the Shares acquired upon exercise as may be provided in the relevant agreement evidencing the Stock Options, as the Committee deems desirable, so long as such terms and conditions are not inconsistent with the terms of this Plan:

(a) Exercise Price. Subject to Section 3.4, the Exercise Price will never be less than 100% of the Fair Market Value of the Shares on the Date of Grant. Except as otherwise provided in Section 3.4, no

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Appendix B

subsequent amendment of an outstanding Stock Option may reduce the Exercise Price to less than 100% of the Fair Market Value of the Shares on the Date of Grant. Without stockholder approval, except as provided in Section 3.4, no Stock Option shall be repriced or exchanged for cash, other Awards, or a Stock Option or Stock Appreciation Right with an Exercise Price that is less than the Exercise Price of the original Stock Option.

(b) Option Term. Any unexercised portion of a Stock Option granted hereunder shall expire at the end of the stated term of the Stock Option. The Committee shall determine the term of each Stock Option at the time of grant, which term shall not exceed ten years from the Date of Grant. The Committee may extend the term of a Stock Option, in its discretion, but not beyond the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.

(c) Vesting. Stock Options, or portions thereof, are exercisable at such time or times and on such conditions as determined by the Committee in its discretion at or after grant, provided however, that except as provided in Section 3.5, the scheduled vesting period for any Stock Option shall be at least one year. If the Committee provides that any Stock Option becomes Vested over a period of time or on conditions, in its entirety or in installments, the Committee may waive or accelerate those Vesting provisions at any time.

(d) Method of Exercise. Vested portions of any Stock Option may be exercised in whole or in part at any time during the option term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. The notice must be given by or on behalf of a person entitled to exercise the Stock Option, accompanied by payment in full of the Exercise Price, along with any tax withholding pursuant to Article 16. Subject to the approval of the Committee, the Exercise Price may be paid:

(i)	in cash in any manner satisfactory to the Committee;

(ii)	by tendering (by either actual delivery of Shares or by attestation) unrestricted Shares that are owned on the date of exercise by the person entitled to exercise the Stock Option having an aggregate Fair Market Value on the date of exercise equal to the applicable Exercise Price;

(iii)	by a combination of cash and unrestricted Shares that are owned on the date of exercise by the person entitled to exercise the Stock Option;

(iv)	By delivery of irrevocable instructions to a broker to sell Shares obtained upon exercise of the Stock Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the Exercise Price for the Shares being purchased; and

(v)	by another method permitted by law and affirmatively approved by the Committee which assures full and immediate payment or satisfaction of the Exercise Price.

The Committee may withhold its approval for any method of payment for any reason, in its sole discretion, including but not limited to concerns that the proposed method of payment will result in adverse financial accounting treatment, adverse tax treatment for the Company or a participant or a violation of the Sarbanes-Oxley Act of 2002, as amended from time to time, and lawful regulations and guidance promulgated thereunder.

(e) Issuance of Shares. The Company will issue or cause to be issued Shares as soon as practicable after exercise of a Stock Option and receipt of full payment of the Exercise Price. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, in certificated or uncertificated form, no right to vote or receive dividends or any other rights as a Stockholder will exist with respect to the Shares, notwithstanding the exercise of the Stock Option.

(f) Form. Unless the grant of a Stock Option is designated at the time of grant as an ISO, it is deemed to be an NQSO. ISOs are subject to the additional terms and conditions in Article 6.

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(g) Special Limitations on Stock Option Awards. Unless an Award agreement approved by the Committee expressly provides otherwise, Stock Options awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Stock Option Awards shall be construed and administered accordingly.

ARTICLE 6

Special Rules Applicable to Incentive Stock Options

6.1 Eligibility. Notwithstanding any other provision of this Plan to the contrary, an ISO may only be granted to employees (including officers and Directors who are also employees) of the Company or an Affiliate which is also a Parent or Subsidiary.

6.2 Special ISO Rules.

(a) Term. No ISO may be exercisable on or after the tenth anniversary of the Date of Grant, and no ISO may be granted under this Plan on or after the tenth anniversary of the effective date of this Plan.

(b) Ten Percent Stockholder. If a grantee owns (at the time of the Award and after application of the rules contained in Section 424(d) of the Code) equity securities possessing more than 10% of the total combined voting power of all classes of equity securities of the Company, its Parent or any Subsidiary, the Exercise Price of the ISO will be at least 110% of the Fair Market Value of the Shares as of the Date of Grant and such ISO shall not be exercisable on or after the fifth anniversary of the Date of Grant.

(c) Limitation on Grants. The aggregate Fair Market Value (determined with respect to each ISO at the time of grant) of the Shares with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under this Plan or any other plan adopted by the Company or a Parent or a Subsidiary) shall not exceed $100,000. If such aggregate Fair Market Value shall exceed $100,000, such number of ISOs as shall have an aggregate Fair Market Value equal to the amount in excess of $100,000 shall be treated as NQSOs.

(d) Non-Transferability. Notwithstanding any other provision herein to the contrary, no ISO (and, if applicable, related Stock Appreciation Right) may be transferred except by will or by the laws of descent and distribution, nor may an ISO (or related Stock Appreciation Right) be exercisable during an optionee’s lifetime other than by him or her (or his or her guardian or legal representative to the extent permitted by applicable law).

(e) Termination of Employment. No ISO may be exercised more than three months following termination of employment for any reason (including retirement) other than death or disability, nor more than one year following termination of employment due to death or disability (as defined in Section 422 of the Code), or such option will no longer qualify as an ISO and shall thereafter be, and receive the tax treatment applicable to, an NQSO. For this purpose, a termination of employment is cessation of employment such that no employment relationship exists between the participant and the Company, a Parent or a Subsidiary.

(f) Fair Market Value. For purposes of any ISO granted hereunder (or, if applicable, related Stock Appreciation Right), the Fair Market Value of Shares shall be determined in the manner required by Section 422 of the Code.

6.3 Subject to Code Amendments. The foregoing limitations are designed to comply with the requirements of Section 422 of the Code and shall be automatically amended or modified to comply with changes to Section 422 of the Code. Any ISO which fails to meet the requirements of Section 422 of the Code is automatically treated as an NQSO appropriately granted under this Plan provided that it otherwise meets the Plan’s requirements for being an NQSO.

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ARTICLE 7

Stock Appreciation Rights

7.1 SAR Grant and Agreement. Stock Appreciation Rights may be granted under this Plan, either independently or in conjunction with the grant of a Stock Option. Each SAR granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee, and by a written agreement dated as of the Date of Grant and executed by the Company and by the appropriate participant.

7.2 SARs Granted in Conjunction with Option. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under this Plan, at the same time as the grant of the Stock Option, and will be subject to the following terms and conditions:

(a) Term. Each Stock Appreciation Right, or applicable portion thereof, granted with respect to a given Stock Option or portion thereof terminates and is no longer exercisable upon the termination or exercise of the related Stock Option, or applicable portion thereof.

(b) Exercisability. A Stock Appreciation Right is exercisable only at such time or times and to the extent that the Stock Option to which it relates is Vested and exercisable in accordance with the provisions of Article 5 or otherwise as the Committee may determine, provided however, that, except as provided in Section 3.5, the scheduled vesting period for any Stock Appreciation Right shall be at least one year.

(c) Method of Exercise. A Stock Appreciation Right may be exercised by the surrender of the applicable portion of the related Stock Option. Stock Options which have been so surrendered, in whole or in part, are no longer exercisable to the extent the related Stock Appreciation Rights have been exercised and are deemed to have been exercised for the purpose of the limitation set forth in Article 3 on the number of Shares to be issued under this Plan. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of tax withholding requirements, the holder of the Stock Appreciation Right is entitled to receive cash or Shares equal in value to the excess of the Fair Market Value of a Share on the exercise date over the Exercise Price per Share specified in the related Stock Option, multiplied by the number of Shares in respect of which the Stock Appreciation Right is exercised. Any fractional Shares shall be paid in cash or, if the Committee determines, rounded downward to the next whole Share. At any time the Exercise Price per Share of the related Stock Option exceeds the Fair Market Value of one Share, the holder of the Stock Appreciation Right shall not be permitted to exercise such right. Without stockholder approval, except as provided in Section 3.4, no Stock Appreciation Right shall be repriced or exchanged for cash, other Awards, or a Stock Option or Stock Appreciation Right with an Exercise Price that is less than the Exercise Price of the original Stock Appreciation Right.

7.3 Independent SARs. Stock Appreciation Rights may be granted without related Stock Options, and independent Stock Appreciation Rights will be subject to the following terms and conditions:

(a) Term. Any unexercised portion of an independent Stock Appreciation Right granted hereunder shall expire at the end of the stated term of the Stock Appreciation Right. The Committee shall determine the term of each Stock Appreciation Right at the time of grant, which term shall not exceed ten years from the Date of Grant. The Committee may extend the term of a Stock Appreciation Right, in its discretion, but not beyond the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.

(b) Exercisability. A Stock Appreciation Right is exercisable, in whole or in part, at such time or times as determined by the Committee at or after the time of grant, provided however, that, except as provided in Section 3.5, the scheduled vesting period for any Stock Appreciation Right shall be at least one year.

(c) Method of Exercise. A Stock Appreciation Right may be exercised in whole or in part during the term by giving written notice of exercise to the Company specifying the number of Shares in respect of which the Stock Appreciation Right is being exercised. The notice must be given by or on behalf of a person entitled to exercise the Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of tax withholding requirements, the holder of the Stock Appreciation Right is

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entitled to receive cash or Shares equal in value to the excess of the Fair Market Value of a Share on the exercise date over the Fair Market Value of a Share on the Date of Grant (the “Base Value”) multiplied by the number of Stock Appreciation Rights being exercised. Any fractional Shares shall be paid in cash or, if the Committee determines, rounded downward to the next whole Share. At any time the Fair Market Value of a Share on a proposed exercise date does not exceed the Base Value, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.

7.4 Other Terms and Conditions of SAR Grants. Stock Appreciation Rights are subject to such other terms and conditions, not inconsistent with the provisions of this Plan, as are determined from time to time by the Committee.

7.5 Special Limitations on SAR Awards. Unless an Award agreement approved by the Committee expressly provides otherwise, Stock Appreciation Rights awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Stock Appreciation Rights Awards shall be construed and administered accordingly.

ARTICLE 8

Restricted Share and Restricted Share Unit Awards

8.1 Restricted Share Grants and Agreements. Restricted Share Awards consist of Shares which are issued by the Company to a participant at no cost or at a purchase price determined by the Committee which may be below their Fair Market Value but which are subject to forfeiture and restrictions on their sale or other transfer by the participant. Each Restricted Share Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee, and by a written agreement dated as of the Date of Grant and executed by the Company and by the participant. The timing of Restricted Share Awards and the number of Shares to be issued (subject to Section 3.4) are to be determined by the Committee in its discretion. By accepting a grant of Restricted Shares, the participant consents to any tax withholding.

8.2 Terms and Conditions of Restricted Share Grants. Restricted Shares granted under this Plan are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan, as the Committee deems desirable:

(a) Purchase Price. The Committee shall determine the prices, if any, at which Restricted Shares are to be issued to a participant, which may vary from time to time and from participant to participant and which may be below the Fair Market Value of such Restricted Shares at the Date of Grant.

(b) Restrictions. All Restricted Shares issued under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:

(i)	a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Shares, such prohibition to lapse at such time or times as the Committee determines , subject to the limitations set forth in Section 3.5 (whether in installments, at the time of the death, Disability or Retirement of the holder of such shares, or otherwise, but subject to the Change in Control provisions in Article 12 and the applicable Award agreements);

(ii)	a requirement that the participant forfeit such Restricted Shares in the event of termination of the participant’s employment or directorship with the Company or its Affiliates prior to Vesting;

(iii)	a prohibition against employment or retention of the participant by any competitor of the Company or its Affiliates, or against dissemination by the participant of any secret or confidential information belonging to the Company or an Affiliate;

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(iv)	any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of The Nasdaq Stock Market or any other stock exchange or transaction reporting system upon which such Restricted Shares are then listed or quoted and any state laws, rules and regulations, including “blue sky” laws; and

(v)	such additional restrictions as are required to avoid adverse tax consequences under Section 409A of the Code.

The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse. However, if the Committee determines that restrictions lapse upon the attainment of specified performance objectives, then the provisions of Sections 9.2 and 9.3 will apply. If the written agreement governing an Award to a Section 162(m) Person provides that such Award is intended to be “performance-based compensation,” the applicable provisions of Article 9 implementing Section 162(m) of the Code will also apply.

(c) Delivery of Shares. Restricted Shares will be certificated and registered in the name of the participant and deposited, together with a Stock Power, with the Company. Each such certificate will bear a legend in substantially the following form:

“The transferability of this certificate and the Common Shares represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Chart Industries, Inc. 2017 Omnibus Equity Plan and an agreement entered into between the registered owner and the Company. A copy of this Plan and agreement are on file in the office of the Secretary of the Company.”

At the end of any time period during which the Restricted Shares are subject to forfeiture and restrictions on transfer, and after any tax withholding, such Shares will be delivered free of all restrictions (except for any pursuant to Section 15.2) to the participant or other appropriate person and with the foregoing legend removed.

(d) Forfeiture of Shares. If a participant who holds Restricted Shares fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Restricted Shares prior to the lapse, satisfaction or waiver of such restrictions and conditions, except as may otherwise be determined by the Committee, the participant shall forfeit the Shares and transfer them back to the Company in exchange for a refund of any consideration paid by the participant or such other amount which may be specifically set forth in the Award agreement. A participant shall execute and deliver to the Company one or more Stock Powers with respect to Restricted Shares granted to such participant.

(e) Voting and Other Rights. Except as otherwise required for compliance with Section 162(m) of the Code and the terms of the applicable Restricted Share Agreement, during any period in which Restricted Shares are subject to forfeiture and restrictions on transfer, the participant holding such Restricted Shares shall have all the rights of a Stockholder with respect to such Shares, including, without limitation, the right to vote such Shares and the right to receive any dividends paid with respect to such Shares; provided that any dividends will be re-invested into additional Restricted Shares or accrued as cash payments and, in either case, subject to the same vesting conditions as the underlying Shares, including the achievement of performance goals, if applicable,

8.3 Restricted Share Unit Awards and Agreements. Restricted Share Unit Awards consist of Shares that will be issued to a participant at a future time or times at no cost or at a purchase price determined by the Committee which may be below their Fair Market Value if continued employment, continued directorship and/or other terms and conditions specified by the Committee are satisfied. Each Restricted Share Unit Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee, and by a written agreement dated as of the Date of Grant and executed by the Company and the Plan participant. The timing of Restricted Share Unit Awards and the number of Restricted Share Units to be awarded (subject to Section 3.2) are to be determined by the Committee in its sole discretion. By accepting a Restricted Share Unit Award, the participant agrees to remit to the Company when due any tax withholding as provided in Article 16.

8.4 Terms and Conditions of Restricted Share Unit Awards. Restricted Share Unit Awards are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each participant,

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and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan, as the Committee deems desirable:

(a) Purchase Price. The Committee shall determine the prices, if any, at which Shares are to be issued to a participant after Vesting of Restricted Share Units, which may vary from time to time and among participants and which may be below the Fair Market Value of Shares at the Date of Grant.

(b) Restrictions. All Restricted Share Units awarded under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:

(i)	a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Share Unit;

(ii)	a requirement that the participant forfeit such Restricted Share Unit in the event of termination of the participant’s employment or directorship with the Company or its Affiliates prior to Vesting;

(iii)	a prohibition against employment of the participant by, or provision of services by the participant to, any competitor of the Company or its Affiliates, or against dissemination by the participant of any secret or confidential information belonging to the Company or an Affiliate;

(iv)	any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of The Nasdaq Stock Market or any other stock exchange or transaction reporting system upon which the Common Shares are then listed or quoted and any state laws, rules and interpretations, including “blue sky” laws; and

(v)	such additional restrictions as are required to avoid adverse tax consequences under Section 409A of the Code.

The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse.

(c) Performance-Based Restrictions. The Committee may, in its sole discretion, provide restrictions that lapse upon the attainment of specified performance objectives. In such case, the provisions of Sections 9.2 and 9.3 will apply (including, but not limited to, the enumerated performance objectives). If the written agreement governing an Award to a Section 162(m) Person provides that such Award is intended to be “performance-based compensation,” the applicable provisions of Article 9 implementing Section 162(m) of the Code will also apply.

(d) Voting and Other Rights. A participant holding Restricted Share Units shall not be deemed to be a Stockholder solely because of such units. Such participant shall have no rights of a Stockholder with respect to such units; provided, however, that an Award agreement may provide for payment of an amount of money (or Shares with a Fair Market Value equivalent to such amount) equal to the dividends paid from time to time on the number of Common Shares that would become payable upon, and subject to, vesting of the Restricted Share Unit Award; provided that if restrictions lapse upon the attainment of specified performance objectives, then such dividend equivalents shall be paid only to the extent performance objectives are achieved.

(e) Lapse of Restrictions. Subject to the restrictions set forth in Section 3.5, if a participant who holds Restricted Share Units satisfies the restrictions and other conditions relating to the Restricted Share Units prior to the lapse or waiver of such restrictions and conditions, the Restricted Share Units shall be converted to, or replaced with, Shares which are free of all restrictions except for any restrictions pursuant to Section 15.2.

(f) Forfeiture of Restricted Share Units. If a participant who holds Restricted Share Units fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Restricted Share Units prior to the lapse, satisfaction or waiver of such restrictions and conditions, except as may otherwise be determined by the Committee, the participant shall forfeit the Restricted Share Units.

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(g) Termination. A Restricted Share Unit Award or unearned portion thereof will terminate without the issuance of Shares on the termination date specified on the Date of Grant or upon the termination of Employment or directorship of the participant during the time period or periods specified by the Committee during which any performance objectives must be met (the “Performance Period”). If a participant’s Employment or directorship with the Company or its Affiliates terminates by reason of his or her death, Disability or Retirement, the Committee in its discretion at or after the Date of Grant may determine that the participant (or the heir, legatee or legal representative of the participant’s estate) will receive a distribution of Shares in an amount which is not more than the number of Shares which would have been earned by the participant if the target performance for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. However, with respect to Awards intended to be performance-based compensation (as described in Section 9.4(d)), distribution of the Shares shall not be made prior to attainment of the relevant performance objectives.

(h) Special Limitations on Restricted Share Unit Awards. Restricted Share Units awarded under this Plan are intended to be compliant with, or exempt from, Section 409A of the Code and all Restricted Share Unit Awards shall be construed and administered accordingly.

8.5 Time Vesting of Restricted Share and Restricted Share Unit Awards. Restricted Shares or Restricted Share Units, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant, provided, however that, except as provided in Section 3.5, (i) the scheduled vesting period for performance-based Restricted Shares and Restricted Share Units shall be at least one year; and (ii) the scheduled vesting period for service-based Restricted Shares or Restricted Share Units shall be at least three years. If the Committee provides that any Restricted Shares or Restricted Share Unit Awards become Vested over time (with or without a performance component), the Committee may waive or accelerate such Vesting provisions at any time, subject to the restrictions on time Vesting set forth in this Section.

ARTICLE 9

Performance Share Awards

9.1 Performance Share Awards and Agreements. A Performance Share Award is a right to receive Shares in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Committee may determine. Each Performance Share Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee, and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant. The timing of Performance Share Awards and the number of Shares covered by each Award (subject to Section 3.2) are to be determined by the Committee in its discretion. By accepting a grant of Performance Shares, the participant agrees to remit to the Company when due any tax withholding as provided in Article 16.

9.2 Performance Objectives. At the time of grant of a Performance Share Award, the Committee will specify the performance objectives which, depending on the extent to which they are met, will determine the number of Shares that will be distributed to the participant. The Committee will also specify the time period or periods (the “Performance Period”) during which the performance objectives must be met. With respect to Awards to Section 162(m) Persons intended to be “performance based compensation,” the Committee may use performance objectives based on one or more of the following: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization or earnings before interest and taxes); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure or capital expenses; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) costs; (xv) liquidity or cash flow; (xvi) working capital and working capital metrics; (xvii) return on assets; (xviii) assets, debt or net debt; (xix) total return; (xx) customer satisfaction survey performance; (xxi) quality improvement performance; and (xxii) manufacturing productivity performance. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes. Performance measurement may be based on absolute Company,

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business unit or divisional performance and/or on performance as compared with that of other publicly-traded companies. The performance objectives and periods need not be the same for each participant nor for each Award.

9.3 Adjustment of Performance Objective and Evaluations. The Committee may modify, amend or otherwise adjust the performance objectives specified for outstanding Performance Share Awards if it determines that an adjustment would be consistent with the objectives of this Plan and taking into account the interests of the participants and the public Stockholders of the Company and such adjustment complies with the requirements of Section 162(m) of the Code for Section 162(m) Persons, to the extent applicable, unless the Committee indicates a contrary intention. The types of events which could cause an adjustment in the performance objectives include, without limitation, accounting changes which substantially affect the determination of performance objectives, changes in applicable laws or regulations which affect the performance objectives, and divisive corporate reorganizations, including spin-offs and other distributions of property or stock. The Committee may also appropriately adjust any performance evaluation under a performance objective or objectives to reflect any of the following events that may occur during the Performance Period: (1) asset gains or losses; (2) litigation, claims, judgments or settlements; (3) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (4) accruals for reorganization and restructuring programs; and (5) any gains and losses that are treated as unusual in nature or that occur infrequently under Accounting Standards Codification Topic 225.

9.4 Other Terms and Conditions. Performance Share Awards granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan as the Committee deems desirable:

(a) Delivery of Shares. As soon as practicable after the applicable Performance Period has ended, the participant will receive a distribution of the number of Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives were achieved. Such Shares will be registered in the name of the participant and will be free of all restrictions except for any restrictions pursuant to Section 15.2.

(b) Termination. A Performance Share Award or unearned portion thereof will terminate without the issuance of Shares on the termination date specified at the time of grant or upon the termination of employment or directorship of the participant during the Performance Period. If a participant’s employment or directorship with the Company or its Affiliates terminates by reason of his or her death, Disability or Retirement (except with respect to Section 162(m) Persons), the Committee in its discretion at or after the time of grant may determine, notwithstanding any Vesting requirements under Section 9.4 (a), that the participant (or the heir, legatee or legal representative of the participant’s estate) will receive a distribution of a portion of the participant’s then-outstanding Performance Share Awards in an amount which is not more than the number of shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. However, with respect to Awards intended to be “performance-based compensation” (as described in Section 9.4(d)), distribution of the Shares shall not be made prior to attainment of the relevant performance objective.

(c) Voting and Other Rights. Awards of Performance Shares do not provide the participant with voting rights or rights to dividends prior to the participant becoming the holder of record of Shares issued pursuant to an Award; provided, however, that an Award agreement may provide for payment of an amount of money (or Shares with a Fair Market Value equivalent to such amount) equal to the dividends paid from time to time on the number of Common Shares that would become payable upon vesting of a Performance Share Award but such dividend equivalents shall be paid only to the extent performance objectives are achieved. Prior to the issuance of Shares, Performance Share Awards may not be sold, transferred, pledged, assigned or otherwise encumbered.

(d) Performance-Based Compensation. The Committee may designate Performance Share Awards as being “remuneration payable solely on account of the attainment of one or more performance goals” as described in Section 162(m)(4)(C) of the Code. Such Awards shall be automatically amended or

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modified to comply with amendments to Section 162 of the Code to the extent applicable, unless the Committee indicates a contrary intention.

9.5 Time Vesting of Performance Share Awards. Performance Share Awards, or portions thereof, will vest at such time or times as determined by the Committee in its discretion at or after grant, provided, however that, except as provided in Section 3.5, the scheduled vesting period for performance-based Performance Share Awards shall be at least one year. If the Committee provides that any Performance Shares become Vested over time (accelerated by a performance component), the Committee may waive or accelerate such Vesting provisions at any time, subject to the restrictions on time Vesting set forth in this Section.

9.6 Special Limitations on Performance Share Awards. Unless an Award agreement approved by the Committee provides otherwise, Performance Shares awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Performance Share Awards shall be construed and administered accordingly.

ARTICLE 10

Common Share Awards

10.1 Eligibility. Notwithstanding any other provision of this Plan to the contrary, a Common Share may only be granted to an Eligible Director.

10.2 Terms and Conditions of Common Share Awards.

(a) Purpose. Common Shares may be granted in consideration of services rendered to the Company by Eligible Directors in their capacity as Directors.

(b) Vesting. All Common Shares shall vest at such time or times as determined by the Committee in its discretion at or after grant.

ARTICLE 11

Transfers and Leaves of Absence

11.1 Transfer of Participant. For purposes of this Plan, the transfer of a participant among the Company and its Affiliates is deemed not to be a termination of employment.

11.2 Effect of Leaves of Absence. For purposes of this Plan, the following leaves of absence are deemed not to be a termination of employment:

(a) a leave of absence, approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, if the period of such leave does not exceed 90 days;

(b) a leave of absence in excess of 90 days, approved in writing by the Company, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any such leave of absence, the employee returns to work within 30 days after the end of such leave; and

(c) any other absence determined by the Committee in its discretion not to constitute a termination of employment.

ARTICLE 12

Effect of Change in Control

12.1 Change in Control Defined. “Change in Control” means the occurrence of any of the following: (i) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person or “group” (as such term is defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Permitted Holders; (ii) any Person or group other that the Permitted Holders is or becomes the Beneficial Owner (except that a

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Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the voting stock of the Company (or any entity which controls the Company or which is a successor to all or substantially all of the assets of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; or (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the Directors of the Company, then still in office, who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office. Notwithstanding the foregoing, the Committee may specify a different definition of “Change in Control” as necessary to prevent adverse taxation under Section 409A of the Code.

12.2 Acceleration of Award. Except as otherwise provided in this Plan or an Award agreement, immediately upon the occurrence of a Change in Control:

(a) all outstanding Stock Options automatically become fully exercisable;

(b) all Restricted Share Awards automatically become fully Vested;

(c) subject to Section 409A of the Code, all Restricted Share Unit Awards automatically become fully Vested (or, if such Restricted Share Unit Awards are subject to performance-based restrictions, they shall become Vested on a pro-rated basis as described in Section 12.2(d)) and, to the extent Vested, convertible to Shares at the election of the holder;

(d) all participants holding Performance Share Awards become entitled to receive a partial payout in an amount which is the number of Shares which would have been earned by the participant if the target performance for the current Performance Period had been achieved pro-rated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period; and

(e) Stock Appreciation Rights automatically become fully Vested and fully exercisable.

12.3 Treatment of Awards. If the Committee determines that it would not trigger adverse taxation under Section 409A of the Code, upon the occurrence of a Change in Control, the Committee may, but shall not be obligated to, (A) cancel Awards for fair value, which, in the case of Stock Options and Stock Appreciation Rights, shall equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Stock Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Stock Options or Stock Appreciation Rights as of the date of the Change in Control) over the aggregate Exercise Price or Base Value (as applicable) of such Stock Options or Stock Appreciation Rights or (B) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms and value of any affected Awards previously granted hereunder as determined by the Committee or (C) provide that for a period of at least 15 days prior to the Change in Control, such Awards shall be exercisable, to the extent applicable, as to all Shares subject thereto and the Committee may further provide that upon the occurrence of the Change in Control, such Awards shall terminate and be of no further force and effect.

ARTICLE 13

Transferability of Awards

13.1 Awards Are Non-Transferable. Except as provided in Sections 13.2 and 13.3, Awards are non-transferable and any attempts to assign, pledge, hypothecate or otherwise alienate or encumber (whether by operation of law or otherwise) any Award shall be null and void.

13.2 Inter-Vivos Exercise of Awards. During a participant’s lifetime, Awards are exercisable only by the participant or, as permitted by applicable law and notwithstanding Section 13.1 to the contrary, the participant’s guardian or other legal representative.

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13.3 Limited Transferability of Certain Awards. Notwithstanding Section 13.1 to the contrary, Awards may be transferred by will and by the laws of descent and distribution. Moreover, the Committee, in its discretion, may allow at or after the time of grant the transferability of Awards which are Vested, provided that the permitted transfer is made (a) if the Award is an Incentive Stock Option, consistent with Section 422 of the Code; (b) to the Company (for example in the case of forfeiture of Restricted Shares), an Affiliate or a person acting as the agent of the foregoing or which is otherwise determined by the Committee to be in the interests of the Company; or (c) by a participant for no consideration to Immediate Family Members or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members. “Immediate Family Members” means the participant’s spouse, children, stepchildren, parents, stepparents, siblings (including half brothers and sisters), in-laws and other individuals who have a relationship to the participant arising because of a legal adoption. No transfer may be made to the extent that transferability would cause Form S-8 or any successor form thereto not to be available to register Shares related to an Award. The Committee in its discretion may impose additional terms and conditions upon transferability.

ARTICLE 14

Amendment and Discontinuation

14.1 Amendment or Discontinuation of this Plan. The Board of Directors may amend, alter, or discontinue this Plan at any time, provided that no amendment, alteration, or discontinuance may be made:

(a) which would materially and adversely affect the rights of a participant under any Award granted prior to the date such action is adopted by the Board of Directors without the participant’s written consent thereto; and

(b) without Stockholder approval, if Stockholder approval is required under applicable laws, regulations or exchange requirements (including Section 422 of the Code with respect to ISOs, and for the purpose of qualification as “performance-based compensation” under Section 162(m) of the Code).

Notwithstanding the foregoing, this Plan may be amended without affecting participants’ consent to: (i) comply with any law; (ii) preserve any intended favorable tax effects for the Company or participants; or (iii) avoid any unintended unfavorable tax effects for the Company or participants.

14.2 Amendment of Grants. The Committee may amend, prospectively or retroactively, the terms of any outstanding Award, provided that no such amendment may be inconsistent with the terms of this Plan (specifically including the prohibition on granting Stock Options with an Exercise Price less than 100% of the Fair Market Value of the Common Shares on the Date of Grant) or would materially and adversely affect the rights of any holder without his or her written consent.

ARTICLE 15

Share Certificates

15.1 Delivery of Share Certificates. The Company is not required to issue or deliver any Shares issuable with respect to Awards under this Plan prior to the fulfillment of all of the following conditions:

(a) payment in full for the Shares and for any tax withholding;

(b) completion of any registration or other qualification of such Shares under any Federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body which the Committee in its discretion deems necessary or advisable;

(c) admission of such Shares to listing on The Nasdaq Stock Market or any stock exchange on which the Shares are listed;

(d) in the event the Shares are not registered under the Securities Act of 1933, qualification as a private placement under said Act;

(e) obtaining of any approval or other clearance from any Federal or state governmental agency which the Committee in its discretion determines to be necessary or advisable; and

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Appendix B

(f) the Committee is fully satisfied that the issuance and delivery of Shares under this Plan is in compliance with applicable Federal, state or local law, rule, regulation or ordinance or any rule or regulation of any other regulating body, for which the Committee may seek approval of counsel for the Company.

Notwithstanding the foregoing, with respect to any Award that is or becomes subject to Section 409A of the Code, a payment may only be delayed where the Company or any Affiliate reasonably anticipates that the making of the payment will violate Federal securities laws or other applicable law and provided that the payment is made at the earliest date at which the Company or Affiliate reasonably anticipates that the making of the payment will not cause such violation.

15.2 Applicable Restrictions on Shares. Shares issued with respect to Awards may be subject to such stock transfer orders and other restrictions as the Committee may determine necessary or advisable under any applicable Federal or state securities law rules, regulations and other requirements, the rules, regulations and other requirements of The Nasdaq Stock Market or any stock exchange upon which the Shares are then-listed, and any other applicable Federal or state law and will include any restrictive legends the Committee may deem appropriate to include.

15.3 Book Entry. In lieu of the issuance of stock certificates evidencing Shares, the Company or its transfer agent may use a “book entry” system in which a computerized or manual entry is made in the records of the Company or the transfer agent to evidence the issuance of such Shares. Such Company records are, absent manifest error, binding on all parties.

ARTICLE 16

Tax Withholding

16.1 In General. The Committee shall cause the Company or its Affiliate to withhold any taxes which it determines it is required by law or required by the terms of this Plan to withhold in connection with any payments incident to this Plan. The participant or other recipient shall provide the Committee with such Stock Powers and additional information or documentation as may be necessary for the Committee to discharge its obligations under this Section.

16.2 Delivery of Withholding Proceeds. The Company or its Affiliate shall deliver withholding proceeds to the Internal Revenue Service and/or other taxing authority.

ARTICLE 17

General Provisions

17.1 No Implied Rights to Awards, Employment or Directorship. No potential participant has any claim or right to be granted an Award under this Plan, and there is no obligation of uniformity of treatment of participants under this Plan. Neither this Plan nor any Award thereunder shall be construed as giving any individual any right to continued employment or continued directorship with the Company or any Affiliate. The Plan does not constitute a contract of employment or for services, and the Company and each Affiliate expressly reserve the right at any time to terminate employees or service providers free from liability, or any claim, under this Plan, except as may be specifically provided in this Plan or in an Award agreement.

17.2 Other Compensation Plans. Nothing contained in this Plan prevents the Board of Directors from adopting other or additional compensation arrangements, subject to Stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

17.3 Rule 16b-3 Compliance. The Plan is intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time (“Rule 16b-3”). All transactions involving any participant subject to Section 16(b) of the Exchange Act shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in this Plan. Any provision of this Plan that is contrary to Rule 16b-3 does not apply to such participants.

17.4 Code Section 162(m) Compliance. The Plan is intended to comply with all applicable requirements of Section 162(m) of the Code with respect to “performance-based compensation” for Section 162(m) Persons, provided

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that all operational requirements related thereto are satisfied. Unless the Committee expressly determines otherwise, any provision of this Plan that is contrary to such requirements does not apply to such “performance-based compensation.”

17.5 Compliance with Section 409A. The parties intend that this Plan and Awards be, at all relevant times, in compliance with (or exempt from) Section 409A of the Code and all other applicable laws, and this Plan shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Plan or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Section 409A of the Code and other laws. In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Plan. The Company and its Affiliates shall have no responsibility for tax or legal consequences to any Participant (or beneficiary) resulting from the terms or operation of this Plan.

ARTICLE 18

18.1 Successors. All obligations of the Company with respect to Awards granted under this Plan are binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

18.2 Severability. In the event any provision of this Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.

18.3 Governing Law. This Plan and all Award agreements pursuant thereto are construed in accordance with and governed by the internal laws of the State of Delaware. This Plan is not intended to be governed by the Employee Retirement Income Security Act and shall be so construed and administered.

ARTICLE 19

Effective Date; Expiration

19.1 Effective Date. The effective date of this Chart Industries, Inc. 2017 Omnibus Equity Plan is the date on which the stockholders of the Company approve it at a duly held stockholders’ meeting. No Awards may be granted under this Plan after the tenth anniversary of such date, but Awards granted before such tenth anniversary may remain outstanding under this Plan until they expire according to their terms and the other terms of this Plan.

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ATTN: CORPORATE SECRETARY

ONE INFINITY CORPORATE CENTRE DRIVE

SUITE 300

GARFIELD HEIGHTS, OH 44125

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Chart Industries, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E26798-P87419                             KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  CHART INDUSTRIES, INC.

					For All	Withhold All	For All Except
	Vote on Directors

(1)	Election of the following nominees to serve on the Board of Directors of the Company:				☐	☐	☐

	Nominees:

	01)	Samuel F. Thomas	06)	Steven W. Krablin
	02)	W. Douglas Brown	07)	Michael L. Molinini
	03)	Richard E. Goodrich	08)	Elizabeth G. Spomer
	04)	William C. Johnson	09)	Thomas L. Williams
	05)	Terrence J. Keating

	Vote on Proposals				For	Against	Abstain

(2)	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.				☐	☐	☐

(3)	Approval, on an advisory basis, of the Company’s executive compensation.				☐	☐	☐

In their discretion to act on any other matters that may properly come before the meeting.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		1 Year	2 Years	3 Years	Abstain

(4)	Approval, on an advisory basis, of the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐
			For	Against	Abstain
(5)	Approval of the Chart Industries, Inc. 2017 Omnibus Equity Plan.		☐	☐	☐

The Board of Directors recommends you vote “FOR” the nominees, “FOR” proposals (2), (3) and (5) and “1 year” on proposal (4) above.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

V.1.1

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure the shares of Common Stock are represented at the meeting by promptly returning the proxy in the enclosed envelope.

(Continued from reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 25, 2017:

The Notice & Proxy Statement and Annual Report are available at www.chartindustries.com/proxy2017.

☐        If you have not voted via the Internet or telephone, please fold and detach card at

    perforation and return the bottom portion in the enclosed envelope.                      ☐

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — —

E26799-P87419

CHART INDUSTRIES, INC.

PROXY FOR COMMON STOCK

Proxy Solicited on Behalf of the Board of Directors of the Company for the

Annual Meeting of Stockholders on May 25, 2017

The undersigned hereby (i) appoints Mary C. Cook and Robert H. Wolfe, and each of them, his and her true and lawful agents and proxy holders with full power of substitution in each to appear and vote all of the Common Stock of Chart Industries, Inc. (the “Company”) that the undersigned will be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices located at 2200 Airport Industrial Drive, Suite 500, Ball Ground, Georgia 30107 on May 25, 2017 at 9:00 a.m., Eastern Time, and at any adjournments or postponements thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said proxy holders to vote all of the Common Stock of the Company represented by this proxy as indicated on the reverse side.

The shares of Common Stock represented by this proxy will be voted as indicated in the spaces on the reverse. To the extent that no directions are given with respect to a proposal on the reverse, the shares of Common Stock represented by this proxy will be voted “FOR” the election of the nine nominees to serve on the Board of Directors, “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, “FOR” the approval, on advisory basis, of the Company’s executive compensation, FOR “1 YEAR” regarding the frequency of future advisory votes on executive compensation, and “FOR” the approval and adoption of the 2017 Omnibus Equity Plan. The shares of Common Stock represented by this proxy will be voted in the discretion of the proxy holders on all other matters properly brought before the Annual Meeting and any adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. The proxy holders cannot vote the shares of Common Stock unless you sign and return this card.

Please date, sign and return promptly in the accompanying envelope.

V.1.1